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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities Exchange Commission on July 27, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JACOBS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

7993
(Primary Standard Industrial Classification Code Number)

34-1959351
(I.R.S. Employer Identification Number)

17301 West Colfax Avenue, Suite 250, Golden, Colorado 80401
(303) 215-5200
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Stephen R. Roark, Chief Financial Officer
Jacobs Entertainment, Inc.
17301 West Colfax Avenue, Suite 250, Golden, Colorado 80401 Telephone (303) 215-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Robert A. Weible, Esq.
Emanuel J. Cotronakis, Esq.	Samuel E. Wing, Esq.
Baker & Hostetler LLP	Jones & Keller, P.C.
1900 East 9th Street	World Trade Center
3200 National City Center	1625 Broadway, 16th Floor
Cleveland, Ohio 44114	Denver, Colorado 80202
(216) 621-0200	(303) 573-1600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

9 3/4% Senior Unsecured Notes Due 2014	$210,000,000	100%	$210,000,000	$22,470

Guarantees of 9 3/4% Senior Unsecured Notes Due 2014	—	—	—	—

(1)
Determined in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
Determined in accordance with Rule 457(n) of the Securities Act of 1933, as amended; no separate registration fee is payable for the guarantees.

        THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

        Each of the following subsidiaries of Jacobs Entertainment, Inc. and each other subsidiary that is or becomes a guarantor of the securities registered hereby is hereby made a registrant.

Exact Name of Registrant as in its Charter	State of Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Black Hawk Gaming & Development Company, Inc.	Colorado	7993	84-1158484
Black Hawk/Jacobs Entertainment, LLC	Colorado	7993	84-1344735
Gold Dust West Casino, Inc.	Nevada	7993	84-1531817
Gilpin Hotel Venture	Colorado	7993	84-1195732
Gilpin Ventures, Inc.	Colorado	7993	84-1177995
Jalou II Inc.	Louisiana	7993	34-1926209
Winner's Choice Casino, Inc.	Louisiana	7993	72-1227314
Diversified Opportunities Group Ltd.	Ohio	7993	34-1828344
Jalou L.L.C.	Louisiana	7993	31-1749671
Houma Truck Plaza & Casino, L.L.C.	Louisiana	7993	72-1447916
Jalou—Cash's L.L.C.	Louisiana	7993	31-1750851
JACE, Inc.	Louisiana	7993	72-1221055
Lucky Magnolia Truck Stop and Casino, L.L.C.	Louisiana	7993	72-1268240
Bayou Vista Truck Plaza and Casino, L.L.C.	Louisiana	7993	72-1460460
Raceland Truck Plaza and Casino, L.L.C.	Louisiana	7993	72-1478884
Colonial Holdings, Inc.	Virginia	7948	54-1826807*
Colonial Downs, L.P.	Virginia	7948	54-1739103
Stansley Racing Corp.	Virginia	7948	52-1880278
Colonial Downs, LLC	Virginia	7948	54-1826807*
JRJ Properties, LLC	Louisiana	7948	13-4236507
Jalou Breaux Bridge, LLC	Louisiana	7993	43-1996089
Jalou Eunice, LLC	Louisiana	7993	20-0180331
Jalou of Jefferson, LLC	Louisiana	7993	20-0246595
Fuel Stop 36, Inc.	Louisiana	7993	72-1150382
Jalou of Larose, LLC	Louisiana	7993	20-3747106
Jalou of St. Martin, L.L.C.	Louisiana	7993	34-1967692
Jalou Diamond, L.L.C.	Louisiana	7993	27-0014037
Jalou Magic, L.L.C.	Louisiana	7993	27-0014042
Jalou of Vinton, LLC	Louisiana	7993	20-4522514
Jalou of Vinton-Bingo, LLC	Louisiana	7993	20-4522638
Jalou of St. Helena, LLC	Louisiana	7993	20-5041022
Jacobs Piñon Plaza Entertainment, Inc.	Nevada	7993	04-3843590
Jacobs Elko Entertainment, Inc.	Nevada	7993	20-4968456
Jacobs Dakota Works, LLC	Colorado	7521	20-5009915
Virginia Concessions, L.L.C.	Virginia	5812	54-1787887
Maryland-Virginia Racing Circuit, Inc.	Virginia	7948	52-1919780

*
Utilize same Employer Identification Number.

Registrant	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant's Principal Executive Offices
Black Hawk Gaming & Development Company, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Black Hawk/Jacobs Entertainment, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Gold Dust West Casino, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Gilpin Hotel Venture	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Gilpin Ventures, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou II Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Winner's Choice Casino, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Diversified Opportunities Group Ltd.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Houma Truck Plaza & Casino, L.L.C	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou Cash's L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200

JACE, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Lucky Magnolia Truck Stop and Casino, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Bayou Vista Truck Plaza and Casino, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Raceland Truck Plaza and Casino, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Colonial Holdings, Inc.	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Colonial Downs, L.P.	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Stansley Racing Corp.	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Colonial Downs, LLC	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
JRJ Properties, LLC	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Virginia Concessions, L.L.C.	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Maryland-Virginia Racing Circuit, Inc.	10515 Colonial Downs Parkway New Kent, Virginia 23124 (303) 215-5200
Jalou Breaux Bridge, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou Eunice, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200

Jalou of Jefferson, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Fuel Stop 36, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou of Larose, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou of St. Martin, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou Diamond, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou Magic, L.L.C.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou of Vinton, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou of Vinton-Bingo, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jalou of St. Helena, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jacobs Piñon Plaza Entertainment, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jacobs Elko Entertainment, Inc.	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200
Jacobs Dakota Works, LLC	17301 West Colfax Avenue, Suite 250 Golden, Colorado 80401 (303) 215-5200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 27, 2006

PROSPECTUS

        OFFER TO EXCHANGE
$210,000,000
NEW 9 3/4% SENIOR UNSECURED NOTES DUE 2014
FOR CERTAIN OUTSTANDING 9 3/4% SENIOR UNSECURED NOTES DUE 2014
OF
JACOBS ENTERTAINMENT, INC.

        This prospectus (and accompanying letter of transmittal) relates to our proposed offer to exchange up to $210,000,000 aggregate principal amount of new 9 3/4% Senior Unsecured Notes due 2014 (the "New Notes"), which will be freely transferable, for any and all outstanding 9 3/4% Senior Unsecured Notes due 2014 issued in a private offering on June 16, 2006, which are subject to certain transfer restrictions (the "Old Notes," and together with the New Notes, the "Notes").

        The exchange offer expires at 5:00 p.m., New York City time, on                        , 2006, unless extended.

        The terms of the New Notes are substantially identical to the terms of the Old Notes, except that the New Notes will be freely transferable and issued free of any covenants regarding exchange and registration rights and will not bear any legend restricting their transfer.

        New Notes will be exchanged for all Old Notes that are validly tendered and not validly withdrawn. Tenders of Old Notes may be withdrawn at any time prior to expiration of the exchange offer. The exchange offer is not conditioned on a minimum aggregate principal amount of Old Notes being tendered. It is, however, subject to certain conditions, including that it not violate applicable laws or any applicable interpretation of the Securities and Exchange Commission.

        The exchange of Old Notes for New Notes should not be a taxable event for United States federal income tax purposes.

        Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes not exchanged in the exchange offer will remain outstanding and will be entitled to the benefits of the Indenture, but except under certain circumstances, will have no further exchange or registration rights under the Registration Rights Agreement.

        "Affiliates" of Jacobs Entertainment, Inc. (within the meaning of the Securities Act of 1933) may not participate in the exchange offer.

        All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. See "Plan of Distribution" beginning on page            .

        We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the New Notes.

        We do not intend to apply for listing of the New Notes on any securities exchange or to arrange for them to be quoted in any quotation system.

        Please see "Risk Factors" beginning on page 10 for a discussion of certain factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NONE OF THE NEVADA GAMING COMMISSION, THE NEVADA GAMING CONTROL BOARD, THE COLORADO LIMITED GAMING CONTROL COMMISSION OR ANY OTHER GAMING AUTHORITY HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR THE INVESTMENT MERITS OF THE NOTES OFFERED HEREBY.

WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

Our principal executive offices are located at 17301 West Colfax Avenue, Suite 250,
Golden, Colorado 80401.
Our telephone number is (303) 215-5200.

The date of this prospectus is July    , 2006.

TABLE OF CONTENTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
SUMMARY OF TERMS OF THE EXCHANGE OFFER
SUMMARY OF THE TERMS OF THE NEW NOTES
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF THE NOTES
BOOK ENTRY; DELIVERY AND FORM
REGISTRATION RIGHTS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

i

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, or Securities Act, with respect to the New Notes. This prospectus, which constitutes a part of the registration statement, omits certain information contained in the registration statement, and reference is made to the registration statement and the exhibits and schedules thereto for further information with respect to us and the New Notes offered hereby. This prospectus contains summaries of the material terms of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement. Each such summary is qualified in its entirety by such reference.

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We have agreed that, whether or not required to do so by the rules and regulations of the Commission (and within the time periods that are or would be prescribed thereby), for so long as any of the Notes remain outstanding, we will furnish to the holders of the Notes and file with the Commission (i) all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our independent registered public accounting firm and (ii) all reports required to be filed with the Commission on Form 8-K. In addition, this prospectus incorporates important business and financial information about the Company that is not included in or delivered with the document. INFORMATION MAY BE OBTAINED FROM US WITHOUT CHARGE AT JACOBS ENTERTAINMENT, INC., 17301 WEST COLFAX AVENUE, SUITE 250, GOLDEN, COLORADO 80401, ATTENTION: STEPHEN R. ROARK, CHIEF FINANCIAL OFFICER, TELEPHONE (303) 215-5200. TO OBTAIN TIMELY DELIVERY OF INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

        This registration statement (including exhibits and schedules hereto) and the periodic reports and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330 (1-800-732-0330). Copies of this material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information that we have filed.

ii

FORWARD-LOOKING STATEMENTS

        We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the future transactions and events described in this prospectus will happen as described (or that they will happen at all). You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation will change in the future.

        Whether actual results will conform to expectations and predictions is subject to a number of risks and uncertainties, including that:

  •
  Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our debt obligations.

  •
  We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

  •
  The agreements governing our indebtedness impose restrictive covenants on us.

  •
  We may not be able to successfully integrate the operations of recent and future acquisitions into our business.

  •
  We may experience a loss of market share due to intense competition.

  •
  We face extensive regulation from gaming and other government authorities and the possibility that legislative changes may prohibit or limit our gaming activities.

  •
  Changes in applicable tax laws could have a material adverse effect on our operations and financial condition.

  •
  Our operations could be adversely affected due to the adoption of anti-smoking regulations.

  •
  We depend upon our key employees and certain members of our management.

  •
  Members of our board of directors own beneficially 100% of Jacobs Entertainment, Inc. and could have interests that conflict with yours.

  •
  We rely on the maintenance of agreements with Colonial Downs' horsemen.

  •
  Our business relies heavily on certain markets and an economic downturn in these markets could have a material adverse effect on our results.

  •
  Our construction project in Elko, Nevada and any future projects are subject to various construction and development risks.

iii

PROSPECTUS SUMMARY

        The following summary does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements (and related notes), before making a decision to exchange your Old Notes for New Notes. Unless otherwise indicated, all references in this prospectus to "we," "us," and "our" and similar terms, as well as references to "Jacobs Entertainment," "JEI," and the "Company" refer to Jacobs Entertainment, Inc. and its subsidiaries.

Our Company

        We are a developer, owner and operator of gaming and pari-mutuel wagering facilities throughout the United States, with properties located in Colorado, Louisiana, Nevada and Virginia. We own and operate four land-based casinos (a fifth is under construction), sixteen video gaming truck plazas (three of which are leased) and a horse racing track with nine satellite-wagering facilities (five of which are leased). In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility.

        The table below details our gaming properties:

Property	Location	Facility Type	Gaming Sq. Feet	Gaming Machines	Table Games	Hotel Rooms
The Lodge Casino	Black Hawk, CO	Land-Based Casino	25,000	940	30	50
Gilpin Casino	Black Hawk, CO	Land-Based Casino	16,000	439	16	—
Gold Dust West Casino(2)	Reno, NV	Land-Based Casino	17,500	492	—	40
Piñon Plaza Casino	Carson City, NV	Land-Based Casino	12,000	368	8	148
Elko Casino(1)	Elko, NV	Land-Based Casino	13,000	350	6	—
Truck Stop Video Gaming Plazas	Louisiana	Video Gaming	9,000	715	—	—
Colonial Downs Racetrack and Satellite Wagering Facilities	New Kent, VA	Pari-Mutuel Wagering	—	—	—	—

Total				3,304	60	238

(1)
Under construction and expected to be open in December 2006.

(2)
We demolished 66 rooms in April 2006 that were a separate part of our motel at this property, leaving 40 rooms currently available for rental.

Business Strategy

        Our business strategy is to continue to develop a broad, geographically diverse portfolio of gaming and pari-mutuel wagering properties that seek to provide customers with an enjoyable entertainment experience, and in turn to generate significant customer loyalty, and, in turn, repeat business.

        To achieve the broad strategy outlined above, we have employed and will continue to employ the following tactics:

  •
  Reduce Risk by Maintaining a Geographically Diverse Portfolio of Properties. Since inception, our management team has focused on establishing and maintaining a geographically diverse property portfolio to ensure that we are not dependent on results at a single property or in a specific market to generate cash flow.

  •
  Emphasize Most Profitable Segments: Slots and Video Game Play. Our gaming facilities emphasize slot machine and video gaming play, which we believe are the most stable and most profitable segments of the gaming business due to the popularity of these games as well as the low overhead costs to operate them.

  •
  Generate Repeat Business by Catering to Local Gaming Patrons. Our strategy for establishing a strong presence with local residents or patrons is to provide a user-friendly gaming environment featuring convenient locations, high quality food at affordable prices, and promotional incentives that reward frequent play.

  •
  Expand Louisiana Truck Plaza Business. Over the last twelve months, we have expanded our presence in the Louisiana truck plaza market by either acquiring or opening seven additional truck stop gaming plazas. Our desire to expand our presence in the Louisiana truck plaza market is driven by (i) the consistent revenue each facility generates, (ii) the high return on investment associated with operating the truck plazas, and (iii) the relatively low capital expenditures necessary to maintain the facilities.

  •
  Enter Additional Locals-Oriented Markets. Our management team has a proven track record of successfully operating casinos that cater to local residents or day trip patrons who reside in close proximity to the properties. In an effort to leverage this operating experience and enter two additional locals-oriented markets, we recently acquired the Piñon Plaza Resort, located in Carson City, Nevada, and are in the process of developing a new casino in Elko, Nevada.

Competitive Strengths

        We believe the following are our most important competitive strengths:

  •
  Significant Barriers to Entry. There are significant regulatory and other barriers to entry in each of the markets in which we operate. The gaming industry in each of our markets is governed by a local gaming commission. In order to enter the gaming industry in any of our markets, a potential new entrant must work through a costly and lengthy regulatory process, which could last anywhere from 12 to 18 months depending on jurisdiction and type of gaming. Beyond the regulatory barriers, the need for significant investments of time and capital also restrict potential new entrants.

  •
  Strong Industry Fundamentals. The United States gaming industry has grown at a 7.6% compounded annual growth rate over the last ten years. The increase in gaming revenue can be attributed to an increase in the number of legalized gaming jurisdictions, the repositioning and expansion of existing casinos to include overnight accommodations and non-gaming amenities, relaxed gaming regulations such as open boarding and dockside operations in certain states, and the greater social acceptance of gaming as a form of entertainment.

  •
  Strong, Experienced Management Team. Our senior management team is an experienced group of industry veterans. Our senior management team has a combined 82 years of experience.

Corporate Structure

        The following summary chart illustrates our corporate structure.

Note: Organizational chart does not include all subsidiaries

General

        Our principal corporate offices are located at 17301 W. Colfax Avenue, Suite 250, Golden, Colorado 80401 and our phone number is (303) 215-5200. Our website addresses are www.lodgecasino.com, www.thegilpincasino.com, www.gdwcasino.com and www.colonialdowns.com. Information contained in our websites is not part of this prospectus.

SUMMARY OF TERMS OF THE EXCHANGE OFFER

The Old Notes	On June 16, 2006, we issued $210,000,000 aggregate principal amount of our 9 3/4% Senior Unsecured Notes due 2014 in a private placement to qualified institutional buyers in reliance on exemptions from registration under the Securities Act. Because they were sold pursuant to exemptions from registration, the Old Notes are subject to transfer restrictions. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the purchasers in which we agreed to either: (a) file with the Commission a registration statement covering the New Notes, use our best efforts to cause the registration statement to become effective under the Securities Act, and upon effectiveness of the registration statement, complete the exchange offer; or (b) cause the Old Notes to be registered under the Securities Act pursuant to a resale shelf registration statement. If we do not comply with our obligations under the Registration Rights Agreement, we will be required to pay certain liquidated damages. See "Registration Rights."
The Exchange Offer
We are offering to exchange up to $210,000,000 principal amount of New Notes for an identical principal amount of Old Notes. Old Notes may be exchanged only in minimum principal amounts of $2,000 and in $1,000 increments in excess of $2,000. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the same indenture that governs the Old Notes. Holders of Old Notes do not have any appraisal or dissenter's rights in connection with the exchange offer. Because we have registered the New Notes, the New Notes will not be subject to transfer restrictions and holders of New Notes will have no registration rights.
Consequences of Failure to Exchange
If you do not exchange your Old Notes for New Notes pursuant to the exchange offer, you will still be subject to the restrictions on transfer of your Old Notes as described in the legend on the Old Notes. In general, you may not offer to sell or sell the Old Notes, except pursuant to a registration statement under the Securities Act or any applicable exemption from registration thereunder and in compliance with applicable state securities laws.
Resale of New Notes
We believe you may offer for resale, resell or otherwise transfer the New Notes you receive in the exchange offer without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:
• are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

	•	are a broker-dealer who purchased Old Notes directly from us for resale under Rule 144A or Regulation S or any other exemption under the Securities Act;
	•	acquired the New Notes other than in the ordinary course of your business; or
	•	have an arrangement with any person to engage in the distribution of New Notes.

Each broker-dealer who is issued New Notes in the exchange offer for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, a resale or any other transfer of the New Notes issued to it in the exchange offer.
Expiration Date and Time
5:00 p.m., New York City time, on the later to occur of , 2006 or 30 business days after the date the exchange offer is first mailed to the holders of the Old Notes. See "The Exchange Offer—Expiration Date; Extensions; Amendments."
Withdrawal Rights
You may withdraw Old Notes you tendered by furnishing a written notice of withdrawal to the exchange agent or by complying with DTC's Automated Tender Offer Program System ("ATOP") withdrawal procedures at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange Offer—Withdrawal of Tenders."
Accrued Interest on the New Notes and the Old Notes
The New Notes will bear interest from June 16, 2006 or, if later, from the most recent date of payment of interest on the Old Notes. Accordingly, if you tender Old Notes that are accepted for exchange, you will not receive interest that is accrued but unpaid on the Old Notes at the time of tender.
Conditions to the Exchange Offer	The exchange offer is subject to the following conditions:
	•	the compliance of the exchange offer with applicable securities laws;
	•	the proper tender of the Old Notes;
	•	our receipt of certain representations made by the holders of the Old Notes, as described below; and
	•	no judicial or administrative proceeding pending or having been threatened that would limit us from proceeding with the exchange offer.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Representations	By participating in the exchange offer, you will represent to us that, among other things:
• you will acquire the New Notes you receive in the exchange offer in the ordinary course of your business;
• you are not engaging in and do not intend to engage in a distribution of the New Notes;
• you do not have an arrangement or understanding with any person to participate in the distribution of the New Notes; and
• you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.
Procedures for Tendering Old Notes	To accept the exchange offer, you must send the exchange agent either:
• a properly completed and validly executed letter of transmittal; or
• a computer-generated agent's message transmitted pursuant to DTC's ATOP System; and either:
• tendered Old Notes held in certificated form; or
• a timely confirmation of book-entry transfer of your Old Notes into the exchange agent's account at DTC.
Additional documents may be required if you tender pursuant to the guaranteed delivery procedures described below. For more information, see "The Exchange Offer—Procedures for Tendering."
Tenders by Beneficial Owners
If you are a beneficial owner whose Old Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee or are held in book-entry form and you wish to tender those Old Notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. See "The Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures
If you are unable to comply with the procedures for tendering, you may tender your Old Notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer—Guaranteed Delivery Procedures."
Certain United States Federal Tax Consequences	See "Certain United States Federal Income Tax Consequences" for a discussion of U.S. federal income tax considerations you should consider before tendering Old Notes in the exchange offer.
Exchange Agent	Wells Fargo Bank, National Association is serving as exchange agent for the exchange offer. The address and telephone number for the exchange agent is listed under "The Exchange Offer—Exchange Agent."

SUMMARY OF THE TERMS OF THE NEW NOTES

        The terms of the New Notes to be issued in the exchange offer are identical to the terms of the outstanding Old Notes except that we have registered the New Notes under the Securities Act. The notes issued in the exchange offer will evidence the same debt as the Old Notes, and both the Old Notes and the New Notes are governed by the same indenture. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes.

The Offering of New Notes

Issuer	Jacobs Entertainment, Inc.
Securities Offered	$210,000,000 aggregate principal amount of 9 3/4% senior unsecured notes.
Maturity Date	June 15, 2014.
Interest Payment Dates	Each June 15 and December 15, beginning December 15, 2006.
Ranking
The notes are our unsecured senior obligations and rank equally in right of payment with all of our existing and future unsecured senior indebtedness and senior to any existing and future subordinated indebtedness. The notes are effectively subordinated to any secured indebtedness (including indebtedness under our senior credit facility) up to the value of the collateral securing such indebtedness.
Guarantees
The notes are guaranteed by our current and future restricted subsidiaries that also guarantee our senior credit facility. The guarantees rank equally in right of payment with all of the guarantors' existing and future unsecured senior indebtedness and are senior in right of payment to all of the guarantors' existing and future subordinated indebtedness and effectively subordinated to any secured indebtedness of the guarantors up to the value of the collateral securing such indebtedness.
Optional Redemption	Except in the case of certain public equity offerings by us, we cannot choose to redeem the notes prior to June 15, 2010.

At any time from and after that date (which may be more than once), we can choose to redeem some or all of the notes at the redemption prices specified under "Description of the Notes—Optional Redemption," plus accrued and unpaid interest.
Optional Redemption after Public Equity Offerings
At any time (which may be more than once) before June 15, 2009, we can choose to purchase up to 35% of the outstanding notes with money that we raise in one or more public equity offerings, as long as:
• we pay 109.75% of the face amount of the notes bought, plus accrued interest;
• we purchase the notes within 45 days of completing the public equity offering; and

	•	at least 65% of the notes originally issued remain outstanding afterward.
Disposition Based upon Gaming Laws
The notes are subject to redemption requirements imposed by laws and regulations of authorities in jurisdictions in which we conduct gaming and pari-mutuel wagering operations. See "Description of the Notes—Mandatory Disposition in Accordance with Gaming Laws."
Change of Control Offer	If we experience a change of control, we must offer to purchase your notes at 101% of their face amount, plus accrued and unpaid interest.
We might not be able to pay you the required price for notes you present to us at the time of a change of control, because:
	•	we might not have enough funds at that time; or
	•	the terms of our new senior credit facility may prevent us from paying.
Asset Sale Proceeds	We may have to use the net cash proceeds from selling assets to offer to purchase your notes at their face amount, plus accrued and unpaid interest.
Certain Covenants	The indenture governing the notes limits what we (and our restricted subsidiaries) may do. The provisions of the indenture limit our ability to:
	•	incur more debt;
	•	pay dividends and make distributions;
	•	issue stock of subsidiaries;
	•	make investments;
	•	repurchase stock;
	•	create liens;
	•	enter into transactions with affiliates;
	•	merge or consolidate; and
	•	transfer and sell assets.
These covenants are subject to a number of important exceptions.
Absence of a Public Market; PORTAL Trading
The New Notes are a new issue of securities, and there is currently no established market for them. The New Notes will not be listed on any securities exchange or included in any automated quotation system. The New Notes are eligible for trading in PORTAL. See "Risk Factors—Risks Related to this Offering and the Notes—No Existing Trading Market for the Notes."

        For more complete information about the notes, see "Description of the Notes."

Risk Factors

        Before making an investment in the notes, you should consider carefully the information included in the "Risk Factors" section of this prospectus, as well as other information contained in this prospectus.

RISK FACTORS

        To inform readers of our future plans and business strategies, this prospectus contains statements concerning our future performance, intentions, objectives, plans and expectations that are or may be deemed to be "forward-looking statements." Our ability to do this has been fostered by the Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. Such factors affecting us include, but are not limited to, the following:

Risks Related to Our Indebtedness

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our debt agreements.

        We have a significant amount of indebtedness. As of March 31, 2006, on an as adjusted basis after giving effect to transactions which occurred on June 16, 2006, we have total indebtedness of approximately $258.8 million and total stockholders' equity of $31.0 million. In addition, subject to specified limitations in the indenture governing the Notes, we may be able to incur additional indebtedness in the future. Our substantial indebtedness could have important consequences. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the Notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  limit our ability to fund a required regulatory redemption or a change of control offer;

  •
  place us at a competitive disadvantage to our competitors that have less debt; and

  •
  limit, along with the financial and other restrictive covenants in our debt agreements, among other things, our ability to borrow additional funds. A failure to comply with those covenants could result in an event of default which, if not cured or waived, could have a significant adverse effect on us.

        The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under our debt agreements.

        Our senior credit facility permits borrowings of up to $100.0 million, and all of the security interests securing those borrowings will be effectively senior to the Notes and guarantees up to the value of the collateral securing indebtedness under the senior credit facility. If new debt is added to our and our subsidiaries' current debt levels, the related risks we and they now face could intensify.

Our debt agreements impose many restrictive covenants on us.

        Our debt agreements contain covenants that, among other things, restrict our ability to:

  •
  incur more debt;

  •
  pay dividends and make distributions;

  •
  issue stock of subsidiaries;

  •
  make investments;

  •
  repurchase stock;

  •
  create liens;

  •
  enter into transactions with affiliates;

  •
  enter into sale-leaseback transactions;

  •
  merge or consolidate; and

  •
  transfer and sell assets.

        In addition, our senior credit facility contains many restrictive covenants similar to the covenants of the indenture but the covenants in our senior credit facility are generally more restrictive than those contained in the indenture. Our senior credit facility also requires us to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. Our ability to meet those financial ratios and financial tests may be affected by events beyond our control, and we may not be able to continue to meet those tests. If we fail to meet those tests or breach any of the covenants, the lenders under our senior credit facility could declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. Our assets may not be sufficient to repay in full such indebtedness or any other indebtedness, including the Notes. Further, any other agreements we may enter into in the future governing our indebtedness may impose additional restrictions on us, any of which may adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities.

        Complying with these covenants could materially limit our financial and operating flexibility and could cause us to take actions that we otherwise would not take or cause us not to take actions that we otherwise would take.

Despite current indebtedness levels, we may still be able to incur substantially more debt, which could exacerbate the risks described above.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The indenture governing the Notes and our senior credit facility do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

To service our indebtedness, we will require a significant amount of cash, the availability of which depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness and to fund our operations will depend on our ability to generate cash. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in amounts sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. If we are unable to generate sufficient cash flow and are unable to refinance or extend outstanding borrowings, we may have to:

  •
  reduce or delay planned expansion and capital expenditures;

  •
  sell assets;

  •
  restructure debt; or

  •
  raise additional capital.

        Furthermore, we may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt on commercially reasonable terms or at all.

The Notes are not secured by any of our assets and your rights to enforce remedies will be limited to the rights of holders of unsecured debt.

        The Notes are not secured by any of our assets. Our obligations under our senior credit facility are secured by liens on substantially all of our assets. If we become insolvent or are liquidated, or if payments under our senior credit facility are accelerated, the lenders under our senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law and our senior credit facility. Accordingly, such lenders will have a prior claim with respect to our assets and there may not be sufficient assets remaining to pay amounts due on the Notes then outstanding.

We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the Notes.

        We are a holding company. Substantially all of the operations necessary to fund payment on the Notes are conducted by our subsidiaries. Our ability to make payments on the Notes will depend on our subsidiaries' cash flow and their payment of funds to us. Our subsidiaries' ability to make payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations, legal and regulatory restrictions and economic conditions.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

        Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding Notes at a purchase price equal to 101% of their principal amount. However, it is possible that we will not have sufficient funds at the time of such a change of control to make the required repurchase of Notes. The change of control provisions may not protect you in a transaction in which we incur a large amount of debt, including a reorganization, restructuring, merger or other similar transaction, because that kind of transaction may not involve any shift in voting power or beneficial ownership, or may not involve a shift large enough to trigger a change of control as defined in the note indenture. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of indebtedness and require debt holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee of one or more of our subsidiaries or claims related to the Notes or subordinate a subsidiary's guarantee to all of our other debts or all other debts of the guarantor if, among other things, we or the guarantor, at the time we or it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of that indebtedness; and

  •
  we were or the guarantor was insolvent or rendered insolvent by reason of that incurrence;

  •
  we were or the guarantor was engaged in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital; or

  •
  we or the guarantor intended to incur, or believed that we or it would incur, debts beyond our or its ability to pay those debts as they mature.

        In addition, a court could void any payment by us or the guarantor pursuant to the Notes or a guarantee and require that payment to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  •
  it could not pay its debts as they become due.

        We believe that we and the guarantors have received reasonably equivalent value and fair consideration for the incurrence of the indebtedness and obligations represented by the Notes and the guarantees. On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of our Notes, are not insolvent, do not have unreasonably small capital for the business in which we are or it is engaged and have not incurred debts beyond our or its ability to pay such debts as they mature. However, a court might disagree with any or all of our conclusions in this regard and it could apply different legal standards.

If an active trading market does not develop for the Notes, you may not be able to resell them.

        Prior to the offering, there has been no public market for the Old Notes. The Old Notes have been designated as eligible for trading in The PORTALsm Market. We cannot assure you that an active trading market for the New notes will develop, or if one does develop, it will be sustained.

        Historically, market prices for non-investment grade debt have been highly volatile. It is possible that the market prices for the New Notes, if any, will also be volatile. This volatility may affect your ability to resell your New Notes or the timing of their sale.

As a holder of our Notes, you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your securities.

        The gaming authorities of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming, either through our subsidiaries or a joint venture, may require that a holder or beneficial owner of our Notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. If you have an interest in the Notes, by the terms of the indenture, you will be deemed to agree to comply with all of these requirements, including your agreement to register or apply for and maintain in full force and effect a license, qualification or a finding or suitability, or comply with any other requirement, within the required time period, as provided by the relevant gaming authority. If you fail to apply to be, or fail to become, registered, licensed or qualified or such registration, license or qualification is suspended or revoked or not maintained, or you are found unsuitable or fail to comply with any other requirement of a gaming authority, then we will have the right, at our option, to:

  •
  require you to sell your Notes or beneficial interest in the Notes in accordance with applicable gaming requirements within 30 days after you receive notice of our election, or by any earlier date that the relevant gaming authority may request or prescribe; or

  •
  redeem your Notes (possibly within less than 30 days following the notice of redemption if requested or prescribed by the gaming authority) at a redemption price equal to the lesser of:

  •
  your cost;

  •
  100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date or the date of the first to occur of any (i) failure to become or continue to be registered, licensed or qualified, (ii) failure to be found or continue to be suitable, (iii) failure to comply with relevant gaming authority requirements or (iv) receipt of notice from the relevant gaming authority that you will not be registered, licensed or qualified; and

  •
  any other amount required by applicable law or by order of any gaming authority.

        If we elect, in our sole discretion, to redeem your Notes, we will notify the indenture trustee in writing of any redemption as soon as practicable. We will not be responsible for any costs or expenses you may incur in connection with your registration, application for a license, qualification or a finding of suitability, or your renewal or continuation of the foregoing or compliance with any other requirement of a gaming authority. The indenture also provides that as soon as you are required to sell your Notes as a result of a gaming authority action, you will, to the extent required by the applicable gaming authority, have no further right:

  •
  to exercise, directly or indirectly, any right conferred by the Notes; or

  •
  to receive from us any interest or any other distributions or payments, or any remuneration in any form, relating to the Notes, except the redemption price we refer to above.

Risks Related to Our Business

We face significant competition.

        The gaming industry is characterized by a high degree of competition among a large number of participants, many of which have financial and other resources that exceed ours. Competitive gaming activities include casinos, pari-mutuel wagering, video lottery terminals and other gaming devices, and other forms of legalized gaming. Internet gaming is also becoming an important competitive factor even though its legality is unclear. New or expanded operations by other persons can be expected to increase competition for our gaming operations and could have a material adverse impact on us.

        Casino Operations.    Our casino operations are conducted in Black Hawk, Colorado, Reno, Nevada and Carson City, Nevada. Competition in the Black Hawk gaming market, which is the primary gaming market in Colorado, is intense. In addition, large, well-financed companies have entered the Black Hawk and other Colorado markets through the purchase or expansion of existing facilities and others may also do so, which could materially harm our business, financial condition and results of operations. For example:

  •
  Ameristar Casinos, Inc. ("Ameristar") purchased Mountain High Casino (formerly the Black Hawk Casino by Hyatt) in a bankruptcy sale. That casino is directly across highway 119 from The Lodge and it has expanded the casino area to accommodate 1800 gaming devices with new slot product, expanded the parking garage and refurbished and rebranded its dining venues. Ameristar has indicated that it plans to commence construction of a $180 million, 33 story, 536-room hotel, a convention center and other amenities and facilities. In all respects, Ameristar is known to be a fierce competitor in gaming markets in which it operates;

  •
  Isle of Capri Casinos, Inc. owns Colorado Central Station, across the street from its existing facility and in 2005 completed a major renovation and expansion project physically linking the two properties. The combined casinos are the largest in Black Hawk with approximately 2,025 gaming devices, 258 hotel rooms and 1,700 parking spaces;

  •
  the Mardi Gras casino, next to our casino, The Lodge, was purchased in 2005 and the new owners have begun to develop and implement new marketing programs, expanded the poker room and added new slot product;

  •
  late in 2004, Central City, a gaming area about one mile from Black Hawk, completed the "Southern Access," a road which directly connects Central City to Interstate 70. The new access road to Central City enables existing casinos and possible new casinos to pose a significant competitive threat to gaming activities in Black Hawk;

  •
  the Cheyenne and Arapahoe Indian tribes claiming significant treaty rights to land in Colorado have pursued a plan to exchange those rights for land east of the Denver metropolitan area on which to build and operate a large casino gaming facility. Although this project appears to be dormant at present, if it is renewed and survives political and other challenges, it could have a material adverse effect on gaming revenues in Black Hawk and at The Lodge and Gilpin casinos; and

  •
  the 2005 acquisition of four Colorado racetracks (two of which are in the Denver metropolitan area) that are owned and operated by BLB Investors, L.L.C., a joint venture including Kerzner International Limited, Starwood Capital Group Global, L.L.C., and Waterford Group, L.L.C., which may reinvigorate efforts to authorize video lottery terminals at the state's racetracks. If this authorization is granted by the Colorado Lottery Division, the Colorado state legislature, or the voters, it could have a material adverse effect on gaming revenues in Black Hawk and at The Lodge and Gilpin casinos.

        In addition to competing with other gaming facilities in Colorado as described above, we compete to a lesser degree, for both customers and potential future gaming sites, with gaming companies nationwide, including casinos in Nevada and several other states, and casinos on Native American lands in several states, many of which have substantially greater financial resources and experience in the gaming business. The expansion of legalized casino gaming to new jurisdictions throughout the United States may also affect our competitive conditions.

        Gold Dust West in Reno, Nevada, encounters strong competition from large hotel and casino facilities and smaller casinos similar in size to Gold Dust West in the Reno area, which includes Sparks, Nevada. There is also competition from gaming establishments in other towns and cities in Nevada and from a significant Native American gaming facility located near Sacramento, California. Our Carson City, Nevada casino faces competition from two casinos in the city and from casinos in Reno and other venues in Nevada.

        In addition, we believe that the introduction of casino gaming, or the expansion of presently conducted gaming activities (particularly at Native American establishments) in areas in or close to Nevada, such as California, Idaho, Oregon, Washington, and western Canada, could materially harm our operations at our Reno and Carson City properties.

        Louisiana Truck Plaza Operations.    Our Louisiana truck plaza operations compete with other truck plazas located in Louisiana and other forms of gaming, such as land-based, riverboat and Native American casinos, as well as slot machines located at horse racing tracks and video poker machines located in bars, restaurants, hotels and off-track wagering facilities. There were 153 licensed video poker truck plazas in Louisiana at December 31, 2005.

        Pari-Mutuel Wagering Operations.    We operate a racetrack in New Kent, Virginia, and off-track wagering facilities in Brunswick, Chesapeake (two), Hampton, Martinsville, Scott County, Vinton, and Richmond (two), Virginia.

        We compete with racetracks located outside Virginia (including several in Delaware, Maryland, New Jersey, New York, Pennsylvania, and West Virginia, some of which augment their purses with slot machine revenues) and other forms of gaming, such as land-based casinos, including those in Atlantic City, New Jersey, and statewide lotteries in Virginia and neighboring states. We also face competition from a wide range of entertainment options, including live and televised sporting events and other recreational activities such as theme parks (Kings Dominion to the northwest and Busch Gardens to the southeast).

        We compete for wagering dollars and simulcast fees with live racing and races simulcast from racetracks in other states, particularly racetracks in neighboring states such as Charles Town in West Virginia, Pimlico Race Course, Laurel Park, and Rosecroft Raceway in Maryland, and Delaware Park in Delaware. We also compete for wagering dollars with account wagering companies operating both legally and illegally in Virginia. These companies take wagers from Virginians over both the phone and the internet. We believe our agreements with three licensed account wagering companies provide us with fair compensation for their activities. Unlicensed account wagering companies have lower costs than Colonial Downs and thus are able to attract customers in Virginia with large wagering rebates.

We face extensive regulation from gaming authorities.

        Licensing Requirements.    As owners and operators of gaming and pari-mutuel wagering facilities, we are subject to extensive state and local and some federal regulation. State and local authorities require us, our shareholders, certain of our employees and our subsidiaries to demonstrate suitability to obtain and retain various licenses and require that we have registrations, permits and approvals to conduct gaming and wagering operations. Various regulatory authorities, including the Colorado Limited Gaming Control Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Louisiana Gaming Control Board and the Virginia Racing Commission may, for any reason set forth in the applicable legislation, limit, condition, suspend or revoke a license or registration to conduct gaming or wagering operations or prevent us from owning the securities of any of our gaming or wagering subsidiaries. Like all gaming and wagering operators in the jurisdictions in which we operate, we will need to apply periodically to renew our licenses or registrations. We cannot assure you that we will be able to obtain such renewals. Regulatory authorities may also levy substantial fines against us or seize our assets or those of our subsidiaries or of the people involved in violating gaming laws or regulations. Any of these events could materially harm our business, financial condition and results of operations. Gaming authorities in the United States can generally require that any beneficial owner of our securities, including holders of our debt, file an application for a finding of suitability.

        Potential Changes in Regulatory Environment.    From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming or wagering operations in the jurisdictions in which we operate. Any expansion of gaming or wagering or restriction on or prohibition of our gaming or wagering operations could materially harm our business, financial condition and results of operations.

        Taxation.    We believe that the prospect of significant additional revenue is one of the primary reasons that jurisdictions permit legalized gaming and wagering. As a result, gaming and wagering companies are typically subject to significant taxes and fees in addition to normal federal, state, local and provincial income taxes, and such taxes and fees are subject to increase at any time. We pay substantial taxes and fees with respect to all of our operations. From time to time, federal, state and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming and wagering industry. It is not possible to predict the likelihood of changes in tax laws or in the administration of such laws but any significant tax increase in any jurisdiction in which we operate could materially harm our business, financial condition and results of operations. Similarly, special improvement districts, now in existence or those that may be formed in the future, may impose assessments in the form of additional taxes or fees that will finance infrastructure improvements that enhance the attractiveness or accessibility of casinos with which we compete and/or add to our costs of doing business, either of which can negatively affect the competitive position of our casinos. Such changes, if adopted, could materially harm our business, financial condition and results of operations.

        Compliance with Other Laws.    We are also subject to a variety of other rules and regulations, including zoning, environmental, construction and land-use laws and regulations governing the serving of alcoholic beverages.

We depend on our key personnel, particularly Jeffrey P. Jacobs.

        We are highly dependent on the services of Jeffrey P. Jacobs (one of our two principal owners and our Chief Executive Officer) and other officers and key employees. The loss of the services of any of these individuals could materially harm our business, financial condition and results of operations. The loss of their experience and familiarity with our operations could have negative effects on management's efficiency and could cause us to incur costs to find qualified replacements.

Members of the Jacobs family own a controlling interest in our capital stock and may significantly influence our affairs or may pursue other activities that compete with us.

        Jeffrey P. Jacobs, our Chairman and Chief Executive Officer, and his family trusts own 50% of our equity securities and trusts controlled by Richard E. Jacobs, his father, own the remaining 50% of our equity securities. Their interests as equityholders may differ from yours as a debtholder. Each has the ability significantly to influence our affairs, including the election of our directors and transactions including mergers, consolidations or sales of assets. In addition, none of Jeffrey P. Jacobs, Richard E. Jacobs or any of the entities which either of them control is restricted from pursuing other opportunities which may compete for business with our operations.

We need to continue capital expenditures to compete effectively.

        Capital expenditures, amenity upgrades and new gaming equipment are necessary from time to time to preserve the competitiveness of our properties. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from our operations is insufficient to provide for needed levels of capital expenditures, our competitive position could deteriorate if we are unable to generate additional internal cash flow or borrow funds for such purposes.

Economic conditions, seasonality and weather conditions could affect our operations.

        Our business, financial condition and results of operations may be harmed by general and local economic conditions. If the U.S. economy or the local economy in a market in which we operate suffers a downturn, our properties could be harmed as the disposable income of consumers or their willingness to patronize our operations declines, resulting in a decrease in the number of patrons at our properties or a decrease in the amount that patrons are willing to wager.

        In addition, seasonality and weather conditions can affect our results of operations. Winter travel conditions can adversely affect patronage and revenues at our Colorado casinos. Although casino business is not seasonal, levels of gaming activity increase significantly during weekends and holidays, especially holiday weekends. Hurricanes Katrina and Rita temporarily affected our truck plaza video gaming operations in late 2005. Similar hurricanes could have a material adverse effect on our Louisiana operations in future years. Our pari-mutuel wagering revenues are higher during scheduled live racing than at other times of the year. Adverse weather conditions can cause cancellation of or curtail attendance at outdoor races, thereby reducing wagering and our revenues. Attendance and wagering at both outdoor races and satellite wagering facilities can be harmed by holidays and other competing seasonal activities.

We depend on agreements with Colonial Downs' horsemen to operate our racing and wagering business.

        The Federal Interstate Horseracing Act and the Virginia Racing Act require Colonial Downs to have written agreements with representative Virginia horsemen's groups in order to simulcast races. Our agreement with the Virginia Horsemen's Benevolence and Protective Association (the "VaHBPA") expires on December 31, 2007. Our agreement with the Virginia Harness Horse Association (the "VHHA") expires on December 31, 2008.

        In the event we cannot continue to renew these agreements, the Virginia Racing Commission has the right to suspend our licenses to operate our racetrack and the satellite wagering facilities until agreements are in place. Although it is difficult to predict the likelihood of such an event, closure of the satellite wagering facilities would be detrimental to the horsemen's groups as well as us since each horsemen's group's primary source of purse funds is its percentage of wagering at the satellite facilities.

Energy price increases may adversely affect our costs and our revenues.

        Our casino and horse racing and pari-mutuel wagering operations use significant amounts of electricity and other forms of energy. Any substantial increase in the cost of the forms of energy we use may negatively affect our results of operations. In addition, consumer energy or gasoline price increases may reduce the disposable income of our potential customers or their willingness to patronize our operations and correspondingly reduce our patronage and revenues. Furthermore, a fuel price increase may impact fuel sales in Louisiana, making it more difficult to meet minimum fuel sale requirements which in turn could limit (or eliminate entirely) the number of video gaming devices we can operate in any given truck plaza.

Our business, financial condition, and results of operations may be harmed by union efforts to organize our employees.

        Our employees are not covered by collective bargaining agreements. However, there have been efforts to organize workers in the Black Hawk, Colorado market. If any union seeks to organize any of our employees, we could experience disruption in our business and incur significant costs, both of which could have a material adverse effect on our results of operation and financial condition. If a union were successful in organizing any of our employees, we could experience significant increases in our labor costs which could also have a material adverse effect on our business, financial condition, and results of operations.

Failure to complete our construction project at our Elko, Nevada location or any future construction or development projects on budget and on time could adversely affect our financial condition.

        Our current construction project at our Elko, Nevada location and any future construction or expansion projects will be, subject to significant risks, any of which could cause unanticipated cost increases and delays. These include, among others, the following:

  •
  shortages of material and skilled labors;

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  labor disputes and work stoppages;

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  weather interference or delays;

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  engineering problems;

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  environmental problems;

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  regulatory problems;

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  changes to the plans or specifications;

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  fire, earthquake, flood and other natural disasters; and

  •
  geological, construction, excavation and equipment problems.

        Our expansion projects may not be completed within our budget, our construction activities may disrupt our operations and our new operations may not open on schedule. We have limited experience in developing properties and cannot predict all of the risks that any particular construction or remodeling project might face. In addition, we have experienced delays that adversely affected our business during similar remodeling and expansion projects. Failure to complete a construction or expansion project on time or within our budget may cause us to devote additional resources to the project, which could divert our time and attention away from the operation of our other businesses and could cause our business to suffer.

If we are unable to finance our expansion and renovation projects as well as capital expenditures through cash flow, borrowings under our senior credit facility and additional financings, our expansion and renovation efforts will be jeopardized.

        We intend to finance our current and future expansion and renovation projects primarily with cash flow from operations and borrowings under our senior credit facility. If we are unable to finance our current or future expansion projects, we will have to adopt one or more alternatives, such as reducing or delaying planned expansion, development and renovation projects as well as capital expenditures, selling assets, restructuring debt, or obtaining additional equity financing or joint venture partners, or modifying our senior credit facility. These sources of funds may not be sufficient to finance our expansion, and other financing may not be available on acceptable terms in a timely manner or at all. In addition, our existing indebtedness contains certain restrictions on our ability to incur additional indebtedness. If we are unable to secure additional financing, we could be forced to limit or suspend expansion, development and renovation projects, which may adversely affect our business, financial condition and results of operations.

The concentration and evolution of the slot machine manufacturing industry could impose additional costs on us.

        A majority of our revenues are attributable to slot machines operated by us at our gaming facilities. It is important, for competitive reasons, that we offer the most popular and up to date slot machine games with the latest technology to our customers.

        We believe that a substantial majority of the slot machines sold in the U.S. in 2005 were manufactured by a few select companies. In addition, we believe that one company in particular provided a majority of all slot machines sold in the U.S. in 2005.

        In recent years, the prices of new slot machines have escalated faster than the rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participation lease arrangements in order to acquire the machines. Participation slot machine leasing arrangements typically require the payment of a fixed daily rental. Such agreements may also include a percentage payment of coin-in or net win. Generally, a participation lease is substantially more expensive over the long term than the cost to purchase a new machine.

        For competitive reasons, we may be forced to purchase new slot machines or enter into participation lease arrangements that are more expensive than our current costs associated with the continued operation of our existing slot machines. If the new slot machines do not result in sufficient incremental revenues to offset the increased investment and participation lease costs, it could hurt our profitability.

Our operations could be adversely affected due to the adoption of certain anti-smoking regulations.

        There are currently two competing initiative petitions in the State of Nevada which have been certified by the Nevada Secretary of State. The first initiative would prohibit smoking in indoor places of employment including, but not limited to, bars, taverns, grocery stores, drug stores, and convenience stores, and would give future control over smoking regulation to individual counties or municipalities. The second initiative bans smoking in restaurants and other locations frequented by minors and vests all future smoking regulation in the Nevada State Legislature.

        After certification by the Nevada Secretary of State, each initiative was submitted to the Nevada State Legislature, which took no action on either one. Each measure will be subject to a public referendum in 2006. The measure that garners the most votes in 2006 will become law, assuming such measure wins a majority of votes cast.

        If the second initiative becomes law, it would have no effect on us, as it would not apply to our operations. However, the first initiative, if adopted, could have a material adverse effect on our business, financial condition, and results of operation.

        The "Colorado Clean Indoor Act" (the "Indoor Act") was adopted in the Colorado legislature in March 2006. It bans smoking in virtually all public places although certain portions of gaming casinos, including gaming areas, are exempt from the Indoor Act. If the Indoor Act is amended in the future to remove the gaming casino exemption, it could have a material adverse effect on our business. Notwithstanding this exemption, the Indoor Act permits any employee to request and obtain a smoke-free workplace within the casino. If this provision is employed liberally and the entire casino becomes smoke-free, it could have a material adverse effect on our business, particularly if employees of other Black Hawk casinos do not request that their employers provide smoke-free workplaces.

Risks Related to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected; there may not be a market for the New Notes.

        We will only issue New Notes in exchange for Old Notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the exchange offer, you will continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be fewer Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could reduce the market price of the New Notes.

        Even if you exchange your Old Notes, there may not be a liquid market for resale of the New Notes. The New Notes are new securities for which there currently is no market. Accordingly, there can be no assurance as to the liquidity of the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on the Nasdaq Stock Market or otherwise.

        The liquidity of, and trading market for, the New Notes also may be adversely affected by general declines in the market for similar securities. Any such decline may occur independently of our financial performance and prospects.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On June 16, 2006, we issued $210,000,000 aggregate principal amount of Old Notes to institutional purchasers in a transaction not registered under the Securities Act. The sale of the Old Notes was made in reliance on exemptions from registration under the Securities Act. Because the Old Notes were sold pursuant to exemptions from registration, the Old Notes are subject to transfer restrictions.

        In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the purchasers that requires us to:

  •
  file with the Commission a registration statement under the Securities Act covering the New Notes;

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  use our best efforts to cause the registration statement to become effective under the Securities Act; and

  •
  complete the exchange offer upon effectiveness of the registration statement.

        A copy of the registration rights agreement with the purchasers has been filed with the Commission as an exhibit to our registration statement of which this prospectus is a part. Any discussion of the terms of the registration rights agreement is qualified in its entirety by reference to the complete agreement.

        Following the completion of the exchange offer, holders of the Old Notes not tendered will not have any further registration rights other than as described in the paragraphs below, and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes may be adversely affected. Upon completion of the exchange offer, holders of New Notes will have no registration rights.

Resale of New Notes

        Based on existing interpretations of the Securities Act by the staff of the Commission described in several no-action letters to third parties, we believe that, subject to the exceptions set forth below, the New Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

  •
  are an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

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  are a broker-dealer who purchased Old Notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

  •
  acquired the New Notes other than in the ordinary course of your business; or

  •
  have an arrangement with any person to engage in the distribution of New Notes.

        Broker-dealers that are receiving New Notes for their own account must have acquired the Old Notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives New Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We are required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of New Notes received in exchange for Old Notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of New Notes for a period of 180 days after the consummation of the exchange offer. See "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Old Notes validly tendered by you and not withdrawn before 5:00 p.m. New York City time on the expiration date. Promptly after the expiration date and upon authentication of the New Notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. You may tender some or all of your Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in minimum principal amounts of $2,000 and integral multiples of $1,000.

        The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting transfer. The New Notes will evidence the same debt as the Old Notes and will be issued under and entitled to the benefits of the same indenture.

        As of the date of this prospectus, $210,000,000 aggregate principal amount of the Old Notes was outstanding.

        By tendering your Old Notes for New Notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

  •
  you will acquire the New Notes you receive in the exchange offer in the ordinary course of your business;

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  you are not engaging in and do not intend to engage in a distribution of the New Notes;

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  you do not have an arrangement or understanding with any person to participate in the distribution of the New Notes; and

  •
  you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

        This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participation in the exchange offer.

        We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

  •
  to hold our exchange offer open for at least 20 business days;

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  to give 10 days notice of any change in certain terms of this offer; and

  •
  to issue a press release in the event of an extension of the exchange offer.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered.

        We will be considered to have accepted Old Notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "—Exchange Agent." The exchange agent will act as agent for the tendering holders of the Old Notes for the purpose of receiving New Notes from us and delivering New Notes to those holders.

        If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted Old Notes will be returned, at our cost, to the tendering holder of the Old Notes or, in the case of Old Notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, promptly after the expiration date.

        If you tender Old Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of Old Notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "—Solicitation of Tenders; Fees and Expenses."

Expiration Date; Extensions; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on the later to occur of August    , 2006 or 30 business days after the date that notice of the exchange offer is first mailed to the holders of Old Notes.

        We expressly reserve the right, in our sole discretion:

  •
  to delay acceptance of any Old Notes or to terminate the exchange offer and to refuse to accept Old Notes not previously accepted, if any of the conditions described below shall not have been met and is not waived by us;

  •
  to amend the terms of the exchange offer in any manner;

  •
  to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

        Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

        You are advised that we may extend the exchange offer in the event some of the holders of the Old Notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer until all outstanding Old Notes are tendered.

Interest on the New Notes

        The New Notes will bear interest from June 16, 2006 or, if later, from the most recent date of payment of interest on the Old Notes. Accordingly, if you tender Old Notes that are accepted for exchange, you will not receive interest that is accrued but unpaid on the Old Notes at the time of tender. Interest on the New Notes will be payable semi-annually on each June 15 and December 15, commencing on the next interest payment date following their issuance.

Procedures for Tendering

        Only a holder of Old Notes may tender Old Notes in the exchange offer. If you are a beneficial owner whose Old Notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Your tender will constitute an agreement between you and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal. If you desire to tender Old Notes and cannot comply with the procedures set forth herein for tender on a timely basis or your Old Notes are not immediately available, you must comply with the procedures for guaranteed delivery set forth in "—Guaranteed Delivery Procedures."

        The method of delivery to the exchange agent of Old Notes, the letter of transmittal and all other required documents is at your election and risk. Delivery of such documents will be considered made only when the exchange agent actually receives them or they are deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Old Notes should be sent to us. You may also request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for you, in each case as described in this prospectus and in the letter of transmittal.

Old Notes Held in Certificated Form

        For you to validly tender Old Notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

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  a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

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  certificates for tendered Old Notes.

Old Notes Held in Book-Entry Form

        We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Old Notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the exchange agent's account for the Old Notes using DTC's procedures for transfer.

        If you desire to transfer Old Notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the Old Notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

  •
  a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

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  an agent's message transmitted pursuant to DTC's Automated Tender Offer Program.

Tender of Old Notes Using DTC'S Automated Tender Offer Program (ATOP)

        The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer Old Notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Old Notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible institution" unless the Old Notes tendered with the letter of transmittal are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an "eligible institution."

        An "eligible institution" is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act; or an "eligible institution" that is a participant in a recognized medallion guarantee program.

        If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Old Notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Old Notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the Old Notes or the DTC participant who is listed as the owner. If the letter of transmittal or any Old Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        If you tender your notes through DTC's ATOP, signatures and signature guarantees are not required.

Determinations of Validity

        All questions as to the validity, form, and eligibility, including time of receipt, acceptance and withdrawal of the tendered Old Notes, will be determined by us in our sole discretion. Our determinations will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Old Notes, neither we nor the exchange agent nor any other person will be under any duty to give notification of defects or irregularities related to tenders of Old Notes nor will any of them incur liability for failure to give notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

        If you wish to tender your Old Notes and:

  •
  your Old Notes are not immediately available;

  •
  you cannot complete the procedure for book-entry transfer on a timely basis;

  •
  you cannot deliver your Old Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

  •
  you cannot complete a tender of Old Notes held in book-entry form using DTC's ATOP procedures on a timely basis, then you may effect a tender if you tender through an eligible institution as defined under "—Procedures for Tendering—Signatures," or if you tender using ATOP's guaranteed delivery procedures.

        A tender of Old Notes made by or through an eligible institution will be accepted if:

  •
  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's Old Notes and the principal amount of the Old Notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with certificates representing the Old Notes to be tendered in proper form for transfer, or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered Old Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

        A tender made through DTC's ATOP will be accepted if:

  •
  before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes that it has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry confirmation transmitted via DTC's ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered Old Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

        Upon your request, the exchange agent will send to you a notice of guaranteed delivery so that you may tender your Old Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        You may withdraw Old Notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Old Notes in the exchange offer:

  •
  a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

  •
  you must comply with the appropriate DTC ATOP procedures.

        Any notice of withdrawal must:

  •
  specify the name of the person having deposited the Old Notes to be withdrawn;

  •
  identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of the Old Notes or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

  •
  be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Old Notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Old Notes to register the transfer of the Old Notes into the name of the person withdrawing the tender; and

  •
  specify the name in which any of the Old Notes are to be registered, if different from that of the person who deposited the Old Notes to be withdrawn.

        All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determinations will be final and binding on all parties. Any Old Notes so withdrawn will be judged not to have been tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for those Old Notes unless you validly retender the Old Notes so withdrawn. If your Old Notes that have been tendered are not accepted for exchange, they will be returned to you promptly without cost to you or, in the case of Old Notes tendered by book-entry transfer, into your account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Old Notes by following one of the procedures described above under "—Procedures for Tendering" at any time before the expiration date.

Conditions

        The exchange offer is subject only to the following conditions:

  •
  the compliance of the exchange offer with securities laws;

  •
  the proper tender of the Old Notes;

  •
  our receipt of the required representations by the holders of the Old Notes described above;

  •
  no judicial or administrative proceeding being pending or threatened that would limit us from proceeding with the exchange offer; and

  •
  regulatory approvals of Colorado state gaming authorities.

        The foregoing conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition or we may waive them in whole or in part at any time and from time to time until the expiration date in our sole discretion. Our failure at any time to exercise any of the forgoing rights does not constitute a waiver of that right. Each of these rights is an ongoing right that we may assert at any time and from time to time. All conditions to the offer must be satisfied or waived (other than those dependent upon receipt of necessary government approvals) before the expiration date.

        In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

        Wells Fargo Bank, National Association, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the address below. You should send certificates for Old Notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Registered and Certified Mail	By Overnight Courier or Regular Mail	By Hand Delivery
Wells Fargo Bank, National	Wells Fargo Bank, National	Wells Fargo Bank, National Association
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building—12thFloor
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402
or By Facsimile Transmission: (612) 667-6282
Telephone: (800) 344-5128

        Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation under the exchange offer is being made by mail. Our officers and regular employees and our affiliates may make additional solicitations in person, by telegraph, telephone or telecopier.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

        We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs.

Transfer Taxes

        You will not be obligated to pay any transfer tax in connection with the exchange, unless you instruct us to register New Notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you. Under those circumstances, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the New Notes.

Participation in the Exchange Offer; Untendered Notes

        Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

        As a result of the making of, and upon acceptance for exchange of all Old Notes tendered under the terms of this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Old Notes in the exchange offer, you will continue to hold your Old Notes and will be entitled to all the rights, subject to certain limitations, applicable to the Old Notes under the indenture. Holders of Old Notes will no longer be entitled to any rights under the registration rights agreement, which terminate and cease to have effect upon consummation of this exchange offer. All untendered Old Notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for untendered Old Notes could be adversely affected. The reduction in the number of outstanding Old Notes following the exchange will probably significantly reduce the liquidity of the untendered notes.

        If you do not exchange your restricted Old Notes for registered New Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        We may in the future seek to acquire untendered Old Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. We intend to make any acquisition of Old Notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered in the exchange offer. Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

USE OF PROCEEDS

        We will not receive any proceeds in connection with the exchange offer. In consideration for issuing the New Notes in exchange for the Old Notes as described in this prospectus, we will receive, retire and cancel the Old Notes.

        We used the money raised from the issuance of Old Notes on June 16, 2006, together with borrowings under our senior credit facility, to (i) pay $148.0 million aggregate principal amount on our then outstanding 11 7/8% Senior Secured Notes due 2009, along with $3.2 million of accrued and unpaid interest to the redemption date and the related tender and consent costs of $9.4 million, (ii) acquire the assets of Piñon Plaza Casino in Carson City, Nevada for approximately $14.5 million, (iii) acquire three truck plazas and raw land suitable for a fourth truck plaza in Louisiana from an affiliated party for an aggregate of approximately $15.0 million, (iv) acquire two additional truck plaza facilities in Louisiana from an unaffiliated party for an aggregate purchase price of approximately $5.8 million, (v) pay a distribution to our stockholders in connection with a previous purchase from an unaffiliated party of two truck plazas in Louisiana of approximately $8.8 million, (vi) pay a distribution to our stockholders of $10.0 million, (vii) refinance approximately $26.5 million of existing indebtedness (including approximately $19.5 million of subordinated debt held by our stockholders), and (viii) pay related fees and expenses associated with the foregoing of approximately $7.5 million, and add approximately $1.3 million to cash.

CAPITALIZATION

        The following table sets forth our actual and as adjusted cash and cash equivalents and capitalization as of March 31, 2006. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and notes thereto appearing in that section in this prospectus.

	As of March 31, 2006
	Actual	As Adjusted(1)
	(Dollars in Thousands)
Cash and cash equivalents	$18,130	$27,808

Long-term debt including current maturities:
Senior credit facility(2)	$—	$40,000
Senior unsecured notes(3)	—	210,000
Previously existing senior notes	147,650	—
Previously existing line of credit	4,000	—
Black Hawk Special Assessment Bonds	3,526	3,526
Indebtedness of Colonial Holdings	6,071	3,071
Other indebtedness of Jacobs Entertainment	1,258	1,258
Stockholders' notes payable(4)	19,489	—
Other note payable(5)	944	944

Total long-term debt	182,938	258,799
Total stockholders' equity(6)	72,883	30,985

Total capitalization	$255,821	$289,784

(1)
As Adjusted data gives effect to our refinancing transactions which were completed on June 16, 2006 as if such transactions had been consummated on March 31, 2006.

(2)
On June 16, 2006 we entered into a $100.0 million senior credit facility consisting of (a) a $40.0 million revolving credit facility, (b) a $40.0 million term loan facility and (c) a $20.0 million delayed draw term loan facility. The amounts shown represent the amounts drawn on our term loan facility on June 16, 2006.

(3)
Amount represents our senior unsecured notes of $210.0 million issued on June 16, 2006 referred to herein as the "Old Notes."

(4)
Amount represented subordinated notes payable to our two stockholders.

(5)
This amount was paid on May 17, 2006.

(6)
Reduction resulted principally from actual and constructive dividends paid (net of contributions) to our stockholders of approximately $24.3 million, the write-off of previous debt issuance costs of $15.6 million and other miscellaneous costs of $2 million.

SELECTED FINANCIAL DATA

        The following selected consolidated historical financial data of the Company and its consolidated subsidiaries is derived from our audited financial statements. The selected consolidated historical financial data should be read in conjunction with the consolidated financial statements and notes thereto and other financial information included herein. The selected consolidated historical financial data as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 are derived from our unaudited consolidated financial statements.

	As of and for the Year Ended December 31,					As of and for the Three Months Ended March 31,
	2005	2004	2003	2002	2001	2006	2005
	(Dollars in Thousands)
Statements of Operations Data:
Net revenues	$234,083	$194,152	$171,849	$153,720	$46,653	$69,082	$51,062
Total costs and expenses	216,173	170,620	149,645	130,869	42,568	58,147	44,725

Operating income	17,910	23,532	22,204	22,851	4,085	10,935	6,337

Interest expense, net	(22,232)	(19,641)	(19,573)	(18,106)	(4,130)	(5,854)	(5,239)
Income tax expense	(423)	—	—	—	—	—	—
Equity in earnings (loss) of investments and minority interest	—	—	—	(1,807)	4,635	—	—

Net income (loss)	$(4,745)	$3,891	$2,631	$2,938	$4,590	$5,081	$1,098

Balance Sheet Data (end of period):
Current assets	$30,078	$28,284	$22,045	$26,850	$5,148	$29,003	$27,909
Total assets	278,753	252,266	238,984	236,226	105,992	278,141	256,874
Current liabilities	30,572	25,329	24,107	24,351	10,233	25,416	22,748
Long-term debt, capital lease obligations and other liabilities	180,379	152,333	145,867	147,113	14,692	179,842	172,842
Minority interest	—	—	—	—	17,308	—	—
Stockholders' equity	67,802	74,604	69,010	64,762	63,759	72,883	61,284
Financial Data
Ratio of earnings to fixed charges(1)	0.81x	1.19x	1.13x	1.26x	2.29x	1.83x	1.20x

(1)
The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings consist of income (loss) before income taxes, equity earnings (losses) of investments and minority interest, plus fixed charges, amortization of capitalized interest and distributions from equity investees, less interest capitalized during the period. Fixed charges consist of interest on indebtedness (whether expensed or capitalized), amortization of deferred financing costs, discounts and premiums and that portion of rental expense that we believe is representative of interest.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        This section discusses the results of our operations on a historical basis for the periods indicated. The discussion and analysis of historical periods do not reflect the significant impact that the transactions completed on June 16, 2006 will have on us and our consolidated subsidiaries. You should read the following discussion and analysis in conjunction with the audited consolidated financial statements and the "Unaudited Pro Forma Condensed Consolidated Financial Statements" that are included elsewhere in this prospectus. Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forward-looking statements," which statements involve risks and uncertainties described elsewhere in this prospectus.

        Our historical information may not necessarily be meaningful when making year-to-year comparisons, as our cost structure, debt structure, capitalization, and the overall composition of our company following certain of the transactions discussed herein have significantly changed. Further, the historical information should not necessarily be taken as a reliable indication of our future performance.

TABLE OF CONTENTS TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (MD&A)

1.     Company background

        We are a developer, owner and operator of gaming and pari-mutuel wagering facilities throughout the United States, with properties located in Colorado, Louisiana, Nevada and Virginia. We own and operate four land-based casinos (a fifth is under construction), sixteen video gaming truck plazas (three of which are leased) and a horse racing track with nine satellite-wagering facilities (five of which are leased). In addition, we are party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility.

        We have elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code of 1986. Under those provisions, the owners of our company pay income taxes on our taxable income.

2.     Significant transactions occurring during the year ended December 31, 2005 and their accounting treatment

  Sale of additional notes and purchase of three truck plaza video gaming facilities

        On March 2, 2005 we sold $23 million of new notes subject to the same terms and conditions as our then existing senior secured notes, carrying a coupon of 11 7/8% are due 2009 with interest payable on each February 1 and August 1. We issued the new notes at a 10% premium over their principal amount which yielded total proceeds, before offering costs, of approximately $25.3 million. We used $22.5 million of the proceeds to acquire three truck plaza video gaming facilities known as Breaux Bridge, Eunice and Jefferson Parish from a related party which is owned and controlled by our owners. The balance of the proceeds was used to pay the offering costs of the new notes. Breaux Bridge opened for gaming operations on September 22, 2004, Eunice opened for gaming operations on March 28, 2005, and due in part to the impacts of hurricanes Katrina and Rita, our Jefferson Parish facility's license was delayed 90 days, and became licensed and operational for gaming purposes on September 22, 2005. Generally, these three locations conducted truck, fuel and convenience store sales operations for several months prior to being allowed to commence video poker gaming operations.

        Due to the related party nature of this transaction (and under the terms of the indenture governing our then existing notes) we obtained a fairness opinion from an investment banking firm that the acquisition of the three video poker truck plazas was fair to us from a financial point of view. For accounting and financial reporting purposes, the transaction was accounted for as a combination of entities under common control, which is treated similarly to a pooling of interests. Under this method of accounting, the acquisitions were recorded at the related party's historical identifiable cash cost in the net assets acquired, approximately $10.1 million. The difference between the purchase price of $22.5 million and the net assets acquired of $10.1 million was recorded for accounting and financial reporting purposes as a net distribution to our two owners of approximately $12.4 million, and accordingly our stockholders' equity was reduced by that net amount.

        The consolidated financial statements presented in this prospectus have been restated to the dates of the formation of each of the three acquired truck plaza entities during 2003.

        The accompanying management's discussion and analysis of operations for the years ended December 31, 2005, 2004 and 2003 includes retroactive adjustments to account for the acquisition of the three video poker truck plazas as though the transaction had occurred at the beginning of each of the years presented. Accordingly, certain historical data that was previously reported in prior filings has been adjusted to account for this business combination.

  Termination of management contract and acquisitions

        On September 30, 2005, Colonial Downs completed a transaction with Magna Entertainment Corp. ("MEC"), an affiliate of the Maryland Jockey Club ("MJC"), under which Colonial Downs acquired all of the outstanding shares of Maryland-Virginia Racing Circuit, Inc. (the "Circuit"), a wholly-owned subsidiary of MEC, for $10 million. The sale was approved by the Virginia Racing Commission on September 28, 2005. Under the terms of the purchase agreement, Colonial Downs paid $7 million in cash at closing and issued a one-year $3 million note bearing interest at the prime rate plus 1% (7.75% at December 31, 2005). The note is guaranteed by JEI. The stock acquisition has been characterized as a termination of a contract because the primary assets owned by the Circuit was a management agreement with Colonial Downs and as such, $10.4 million, which is the $10 million purchase price plus $0.4 million in legal and professional fees associated with this transaction, has been expensed in the current year. As part of the transaction, Colonial Downs paid an existing promissory note to MJC in the amount of $73,000, plus accrued interest. Colonial Downs also paid the Circuit's prorated 2005 management fees of approximately $1.8 million. Under the agreement, a Maryland-Virginia thoroughbred racing circuit will continue for ten years with live thoroughbred racing in Maryland concluding on the later of the Monday following the running of the Belmont Stakes Race or June 17 of each year and beginning at Colonial Downs thereafter. Under the agreement, no live thoroughbred racing will resume in Maryland before August 1st of each year.

        On December 16, 2005, we acquired from an unaffiliated party Fuel Stop 36 in Lake Charles, Louisiana for $6.1 million. On December 20, 2005, we acquired from an unaffiliated party the assets of Larose Truck Plaza in Lockport, Louisiana for $6.2 million. The purchases of these two truck plaza video gaming facilities were recorded using the purchase method of accounting.

3.     Significant transactions occurring after the year ended December 31, 2005

        We completed the refinancing and acquisition transactions described below in June 2006. The impact of these transactions is discussed below, particularly in Sections 5 and 8.

  Refinancing

        On June 16, 2006, we entered into a $100.0 million credit agreement (the "Credit Agreement") with several institutional lenders. Also on June 16, 2006, we entered into an indenture (the "Indenture") with Wells Fargo Bank, National Association, as Trustee, in connection with our issuance of $210.0 million of our 9 3/4% Senior Unsecured Notes due June 15, 2014.

        Simultaneously with the execution of the above mentioned agreements we paid off our 11 7/8% senior notes due 2009 with an outstanding balance of $148.0 million plus accrued and unpaid interest, along with related premium and tender consent costs of $9.4 million.

        For further information concerning the terms of our Credit Agreement and Indenture, see our Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2006. Also see "Use of Proceeds." above which shows the application of funds received from our new credit facilities.

  Acquisition Transactions

        On June 16, 2006 we acquired three truck plaza video gaming facilities and the raw land to possibly develop a fourth truck plaza video gaming facility for $15.0 million from Gameco Holdings, Inc., an affiliated company.

        In May 2006, we entered into an agreement to purchase two additional truck plaza video gaming facilities from an unaffiliated party for $5.8 million (including other acquisition and transaction costs), which closed shortly after the refinancing described above.

        On November 2, 2005, we entered into a definitive asset purchase agreement with an unaffiliated party under which we agreed to acquire all of the assets of the Piñon Plaza Hotel and Casino in Carson City, Nevada. The assets purchased included all of the personal property, buildings and improvements used by Piñon Plaza in the operation of its casino, hotel, bowling alley and RV park. The purchase price for the assets was $14.5 million. This transaction closed shortly after we received approval of the Nevada Gaming Commission on June 22, 2006.

4.     Overview and discussion of our operations

        During the fourth quarter of 2005 we began to consolidate the management and accounting functions of our company. We relocated our offices and have made Golden, Colorado our corporate headquarters. We believe that over the long term we will gain operational efficiencies and costs savings. Each of our casino properties (The Lodge, the Gilpin, Gold Dust West and Piñon Plaza), i.e., the Western Division, is managed by an on-site General Manager, each of whom reports to a Vice-President of Operations who is located in our Golden, Colorado offices. Our Eastern Division comprises all of our video poker truck-plaza operations and our Virginia race track and satellite betting parlor facilities. Each of our divisions is headed by a President, each of whom reports to our Chief Executive Officer located in West Palm Beach, Florida. Our management team conducts monthly video conferencing and teleconferencing calls and each of the divisions functions as a separate profit center. We account for our businesses in segments, with each segment designated by the state in which its properties operate. Presently, we operate with four segments: Colorado, Louisiana, Nevada and Virginia. By centralizing our operations we believe we are able to obtain some economies of scale in accounting, human resources, centralized purchasing and other areas. We will continue to consolidate several of our other corporate functions as we expand our operations and acquire additional properties.

        When we analyze and run our business units, we focus on several measurements which we believe provide us with the necessary ratios and key performance indicators in order for us to determine how we are doing versus our competition and against our own internal goals and budgets. We confer monthly and discuss and analyze significant variances and try to identify trends and changes in our business. Additionally, we utilize EBITDA (earnings before interest, taxes, depreciation and amortization) as one of the primary methods of reviewing and analyzing the results of our operations of each property. While we recognize that EBITDA is not a generally accepted accounting principle (i.e., is a non-GAAP financial measure), we nonetheless believe it is useful because it allows investors and management to evaluate and compare operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures. Additionally, most analysts following the gaming industry utilize EBITDA as a financial measurement and when our note holders inquire and discuss our operational performance with us, they invariably inquire as to our EBITDA and our EBITDA margins versus our competitors. Finally, EBITDA is a key component of certain financial covenants contained in our debt agreements and as such it is a critical ingredient that we watch closely in order to measure our historical performance as well as to determine our ability to achieve future growth and ensure compliance with our note indenture covenants.

        In addition to the performance measurements discussed above, we pay particular attention to our monthly and annual cash flow. Our business is sensitive to shifts in volumes and levels of activity and we find it necessary to watch our cash closely. Every six months (June 15 and December 15) we have a cash interest payment due on our $210 million of senior unsecured notes amounting to approximately $20.5 million. We have a $40 million revolver with a lender on which we may draw in order to make our interest payments. This is generally a function of the timing of cash receipts from our operations coupled with the amount of cash we need to run the business—i.e., our cash inventory. We estimate that we require approximately $12 million of cash inventory to run our business. We may be able to reduce this amount when we are able to consolidate our cash from our various operations. This would reduce the amount of borrowings we would need and free up cash and working capital to pay interest on our notes and/or to finance operations. This will be another by-product of our goal to centralize our business operations. See also "—Liquidity and Capital Resources."

        Our results of operations reflect the consolidated operations of all our subsidiaries. A summary of our consolidated operating results for the years ended December 31, 2005, 2004 and 2003 and the three month period ended March 31, 2006 and 2005 is as follows:

	Year Ended December 31,			Three Months Ended March 31,
	2005	2004	2003	2006	2005
	(Dollars in Thousands)
Revenues
Gaming:
Casino	$115,607	$108,347	$96,816	$29,443	$27,463
Truck plaza	37,432	24,842	24,108	14,390	7,527
Pari-mutuel	35,988	32,946	29,189	9,064	7,908
Food and beverage	19,774	17,964	16,383	5,343	4,505
Convenience store—fuel	37,361	21,690	17,229	13,738	6,936
Other	11,096	8,538	7,776	3,369	2,185
Less: promotional allowances	(23,175)	(20,175)	(19,652)	(6,265)	(5,462)

Total net revenues	234,083	194,152	171,849	69,082	51,062

Costs and expenses	216,173	170,620	149,645	58,147	44,725

Operating income	17,910	23,532	22,204	10,935	6,337
Interest expense, net	(22,232)	(19,641)	(19,583)	(5,854)	(5,239)
Other income	—	—	10	—	—
Income tax expense	(423)	—	—	—	—

Net (loss) income	$(4,745)	$3,891	$2,631	$5,081	$1,098

5.     Comparison of our operations for the three months ended March 31, 2006 and the three months ended March 31, 2005

        The following table summarizes the consolidated revenues and expenses of Jacobs Entertainment, Inc. for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005	$ Change	% Variance
	(Dollars in Thousands)
REVENUES:
Gaming:
Casino	$29,443	$27,463	$1,980	7.21%
Truck stop	14,390	7,527	6,863	91.18%
Pari-mutuel	9,064	7,908	1,156	14.62%
Food and beverage	5,343	4,505	838	18.60%
Convenience store—Fuel	13,738	6,936	6,802	98.07%
Convenience store—Other	2,196	1,099	1,097	99.82%
Hotel	511	416	95	22.84%
Other	662	670	(8)	-1.19%

Total revenues	75,347	56,524	18,823	33.30%
Promotional allowances	(6,265)	(5,462)	(803)	14.70%

Net revenues	69,082	51,062	18,020	35.29%

COSTS AND EXPENSES:
Gaming:
Casino	10,530	9,766	764	7.82%
Truck stop	7,348	4,009	3,339	83.29%
Pari-mutuel	7,270	7,063	207	2.93%
Food and beverage	2,667	2,377	290	12.20%
Convenience store—Fuel	12,952	6,538	6,414	98.10%
Convenience store—Other	2,731	1,421	1,310	92.19%
Hotel	75	110	(35)	-31.82%
Marketing, general and administrative	11,582	10,897	685	6.29%
Depreciation and amortization	2,992	2,544	448	17.61%

Total costs and expenses	58,147	44,725	13,422	30.01%

OPERATING INCOME	10,935	6,337	4,598	72.56%
Interest expense, net	(5,854)	(5,239)	(615)	11.74%

NET INCOME	$5,081	$1,098	$3,983	362.75%

        Casino revenues increased approximately $2 million or 7% from $27.4 million for the three months ended March 31, 2005 to $29.4 million for the three months ended March 31, 2006. The increase in casino revenues is a result of increased casino revenues at The Lodge of $0.9 million or 5% and the Gilpin of $0.4 million or 8%, and Gold Dust West of $0.7 million or 14%. The increase in the revenues at our properties is a result of several factors. We have expanded capital investments in our slot product over the last year including the implementation of a TITO system at Gold Dust West, The Lodge, and the Gilpin. The Gilpin's poker room was opened in March 2005 resulting in increased casino revenues of approximately $0.3 million as compared to the prior period. In addition, casino revenues at our two Colorado properties continued to be positively affected due to construction disruption at a competing casino.

        Truck stop gaming revenues increased approximately $6.9 million or 91% for the three month period ended March 31, 2006 compared to the three month period ended March 31, 2005. Approximately $4.4 million of this increase is attributable to the new casino operations of four truck stop locations during the three month period ended March 31, 2006. We purchased two additional truck stops in December 2005. These truck stops commenced casino operations late in the first and third quarters of 2005 respectively. The remaining increase is due to increased business levels after two hurricanes caused the closure of riverboat casinos and caused the relocation of New Orleans residents to the outlying communities serviced by some of our truck stop casinos.

        Pari-mutuel revenues increased $1.2 million or 15% from $7.9 million to $9.1 million for the three months ended March 31, 2005 compared to the three months ended March 31, 2006, respectively. The increase in revenues is primarily attributable to an increase of $2.3 million generated by the new off track wagering facilities opened in Martinsville, Chesapeake and Scott County, Virginia in August 2005, October 2005 and January 2006, respectively; an increase of $0.6 million at the South Richmond off track wagering facility; an increase of $0.4 million generated by account wagering, offset by a $2.1 million decrease in wagering revenues at the remaining off track wagering facilities.

        Food and Beverage revenues increased $0.8 million or 19% from $4.5 million to $5.3 million for the three month period ended March 31, 2005 as compared to the three month period ended March 31, 2006, respectively. This increase is attributable to an increase of $0.2 million at The Lodge, $0.1 million at Colonial Downs and $0.6 million at the truck stop facilities offset by a $0.1 million decrease at Gold Dust West. The increase at The Lodge was due to additional complimentary food and beverage program sales. The increase at Colonial Downs is attributable to the opening of three new off track wagering facilities. The increase in Louisiana is the result of sales at Jefferson, Eunice, Fuel Stop 36 and Larose Truck Plaza, and the increased business levels overall. The decrease in food and beverage sales at Gold Dust West was due to reduced complimentary food and beverage program sales.

        Convenience store fuel revenues increased $6.8 million or 98% from $6.9 million to $13.7 million for the three months ended March 31, 2005 compared to the three months ended March 31, 2006, respectively. Of this increase $3.1 million is due to the fuel operations of the two truck stops acquired in December 2005. The remaining increase was the result of the average selling price of fuel rising from $1.92 to $2.41 per gallon, and the increased business levels as a result of the hurricanes.

        Convenience store other revenues increased $1.1 million or 100% from $1.1 million to $2.2 million for the three months ended March 31, 2005 compared to the three months ended March 31, 2006, respectively. The addition of Fuel Stop 36 and Larose Truck Plaza in December 2005 is responsible for $0.7 million of the increase. The remaining $0.4 million increase is due to increased business levels due to the hurricanes.

        Hotel revenues increased $0.1 million or 23% from $0.4 million for the three months ended March 31, 2005 to $0.5 million for the three months ended March 31, 2006, respectively. The increase is attributable to The Lodge hotel rooms which were closed for 10 days in 2005 for remodeling.

        Promotional allowances increased $0.8 million or 15% from $5.5 million for the three months ended March 31, 2005 to $6.3 million for the three months ended March 31, 2006, respectively. The increase is primarily attributable to an increase in promotional allowances at The Lodge of $0.6 million, and the truck stops in Louisiana of $0.2 million. The increase at The Lodge is attributable to increased hotel, food, and beverage complimentary sales and cash incentives to our customers. The increase in Louisiana is the result of $0.1 million in complimentary food and beverage sales at Jefferson, Eunice, Fuel Stop 36 and Larose Truck Plaza, and $0.1 million in additional promotional allowance due to the increased business levels overall.

        Casino expenses increased $0.8 million or 8% from $9.8 million to $10.5 million for the three months ended March 31, 2005 compared to the three months ended March 31, 2006, respectively. This increase is a result of an increase at The Lodge of $0.6 million or 10% and Gilpin of $0.1 million or 6%. The increase in The Lodge expenses is due to increased gaming taxes (due to increased gaming revenues), slot participation costs, general operating supplies and maintenance. The increase in Gilpin is attributable to gaming taxes and operating cost of Gilpin Poker Room which opened in the first quarter of 2005.

        Truck stop gaming expenses increased $3.3 million or 83% for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. Approximately $1.5 million of this increase is due to the opening of two new casino operations in Eunice and Jefferson, Louisiana late in the first quarter of 2005 and the third quarter of 2005, respectively. The two new casino properties purchased in December 2005, Fuel Stop 36 and Larose Truck Plaza are responsible for $0.8 million of the increase. The remaining $1.0 million increase is associated with increased business levels due to the closure of riverboat casinos and the relocation of New Orleans' residents as a result of hurricanes Katrina and Rita in the fourth quarter of 2005.

        Pari-mutuel costs and expenses increased $0.2 million or 3% from $7.1 million to $7.3 million for the three months ended March 31, 2005 compared to the three months ended March 31, 2006. The increase is primarily attributable to the new off track wagering facilities opened in Martinsville, Chesapeake and Scott County, Virginia in August 2005, October 2005 and January 2006, respectively, offset by a decrease that resulted from the elimination of management fees as part of the termination of the agreement with the Circuit in September 2005.

        Food and beverage costs and expenses increased $0.3 million or 12% for the three month period ended March 31, 2006 compared to the three month period ended March 31, 2005. The increase is primarily attributable to costs associated with the increase in food and beverage sales for the same comparable period.

        Convenience store fuel expenses increased $6.4 million for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. The addition of Fuel Stop 36 and Larose Truck Plaza is responsible for $3.0 million of the increase. The remaining increase in fuel expense is the result of the average cost of fuel rising from $1.66 to $2.28 per gallon and increased business levels due to the hurricanes.

        Convenience store other costs and expenses increased $1.3 million for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. Approximately $0.7 million of the increase is due to the two new locations purchased in December 2005, Fuel Stop 36 and Larose Truck Plaza. The remaining $0.6 million increase is due to increased business levels at the other locations due to the hurricanes.

        Hotel expenses decreased less than $0.1 million as a result of an increased cost allocation to casino expenses associated with hotel complimentary sales. As complimentary sales increase, costs associated with the complimentary sales are charged to casino expense. Additionally, there was a reduction of room availability at Gold Dust West.

        Marketing, general and administrative expenses increased $0.7 million or 6% for the current three months ended March 31, 2006 compared to the three months ended March 31, 2005. This increase is primarily attributable to an increase at Colonial Downs of $0.5 million, the truck plazas of $0.4 million, The Lodge of $0.2 million, Gold Dust West of $0.1 million, offset by a reduction in corporate overhead expense of $0.5 million. Higher marketing costs at our operating units drove increased revenue for all segments. The decrease in corporate overhead was primarily the result of a decrease in costs related to Sarbanes-Oxley Section 404 compliance work and a reduction in travel expenses.

        Depreciation and amortization expense increased $0.4 million from $2.6 million to $3.0 million for the three month period ended March 31, 2005 compared to the three months ended March 31, 2006. The increase is attributable to additional purchases of assets at all locations.

        Interest expense increased $0.6 million for the three month period ended March 31, 2006 as compared to the same period of 2005. The increase is attributable to the issuance of $23 million in additional senior secured notes in conjunction with the acquisition of three truck stop facilities in February 2005.

6.     Comparison of our operations for the year ended December 31, 2005 to the year ended December 31, 2004

  Revenues:

        Casino revenues increased approximately $7.3 million or 7% from $108.3 million for the year ended December 31, 2004 to $115.6 million for the year ended December 31, 2005. The increase in casino revenues is a result of increased casino revenues at The Lodge of $4.1 million or 6% and Gilpin of $2.9 million or 16%, and Gold Dust West of $0.3 million or 1%. The increase in the revenues at our properties is a result of several factors. We continued to focus our capital investments in our slot products including the implementation of TITO systems at The Lodge and Gilpin. Gilpin's poker room was opened in March 2005 resulting in increased casino revenues of approximately $0.9 million as compared to the prior year. In addition, casino revenues at our two Colorado properties were positively affected due to construction disruptions at two competing casinos.

        Truck plaza gaming revenues increased approximately $12.6 million or 51% for the year ended December 31, 2005 compared to the year ended December 31, 2004. We attribute $7.1 million of this increase to the gaming operations of our five new truck plaza locations acquired during the year ended December 31, 2005. The Breaux Bridge truck plaza commenced gaming operations in the third quarter of 2004. The Eunice and Jefferson truck plaza locations commenced gaming operations in the late first and third quarters of 2005 respectively. The Larose Truck Plaza and Fuel Stop 36 locations commenced gaming operations late in the fourth quarter of 2005.

        Pari-mutuel revenues increased $3.0 million or 9% from $32.9 million to $35.9 million for the year ended December 31, 2004 compared to the year ended December 31, 2005. The increase was primarily due to the opening in August of a new satellite wagering facility in Henry County, Virginia, and the opening in October 2005 of a second satellite wagering facility in Chesapeake, Virginia, and an increase in the number of live racing days in 2005 from 66 to 76.

        Food and Beverage revenues increased $1.8 million or 10% from $18 million to $19.8 million for the year ended December 31, 2005 as compared to the year ended December 31, 2004. Of this increase, $0.5 million is attributable to the Lodge, $0.5 million to Colonial Downs and $0.8 million to the truck plaza facilities. The increase at Colonial Downs is attributable to the opening in August 2005 of a new satellite wagering facility in Henry County, Virginia, the opening in October 2005 of a second satellite wagering facility in Chesapeake, Virginia, and an increase in the number of live racing days from 66 in 2004 to 76 in 2005. The increase at the truck plazas is attributable to the acquisitions of the five additional truck plaza locations, which was $0.4 million of the increase, and the remaining $0.4 million was attributable to overall change in the food menu in mid 2005.

        Convenience store fuel revenues increased $15.7 million or 72% from $21.7 million to $37.4 million for the year ended December 31, 2005 compared to the year ended December 31, 2004. The increase was the result of the average selling price of fuel rising from $1.78 to $2.29 per gallon, and the acquisition of the five additional truck plaza locations in 2005.

        Other revenues increased $2.6 million or 30% from $8.5 million for the year ended December 31, 2004 to $11.1 million for the year ended December 31, 2005. The increase is primarily attributable to miscellaneous sales made at the new satellite wagering facility that opened in November 2005 in Richmond, Virginia, and the new satellite wagering facility opened in October 2005 in Vinton, Virginia as well as the convenience store revenues generated from the opening of the Breaux Bridge, Louisiana truck plaza location in 2004.

        Promotional allowances increased $3.0 million or 15% from $20.2 million for the year ended December 31, 2004 to $23.2 million for the year ended December 31, 2005. The increase is primarily associated with an increase in promotional allowances at The Lodge of $2.1 million, Gilpin of $0.1 million, Gold Dust West of $0.1 million and the truck plazas in Louisiana of $0.7 million. The increase at The Lodge, Gilpin and Gold Dust West is attributable to a combination of increased complimentary sales and cash incentives to our customers. The increase in Louisiana is attributable primarily to $0.3 million in complimentary food and beverage sales at the five new truck plaza locations and $0.4 million in additional promotional allowances from new customer reward programs which began in mid 2005.

  Cost and Expenses:

        The total costs and expenses shown in the above summary of our consolidated operating results include all costs and expenses for our casino operations, pari-mutuel facilities and video poker truck plaza operations, as well as our corporate overhead and abandonment costs. Total costs and expenses increased $45.5 million or 27% from $170.6 million for the year ended December 31, 2004 to $216.2 million for the year ended December 31, 2005 and were primarily associated with the increased revenue discussed above and as detailed below.

        Included in our total costs and expenses are our casino operating costs, which we review when we analyze our casino performance. Our total casino operating costs increased $4.9 million or 6% to $84.2 million from $79.3 million for the year ended December 31, 2005 compared to the year ended December 31, 2004.

        The Lodge comprised $2.2 million of this increase, Gilpin accounted for $2.6 million of the increase, with the balance of $0.1 million attributable to Gold Dust West. The increase in The Lodge expenses was due to increased gaming taxes (resulting from increased gaming revenues), slot participation costs, general operating supplies, and maintenance. The increase at Gilpin was attributable to gaming taxes and operating costs of the Gilpin Poker Room which opened in the first quarter of 2005. The increase at the Gold Dust West was related to an increase in depreciation and an increase in repairs and maintenance costs related to the snow storms that impacted the Reno market in January 2005.

        Included in our total costs and expenses are our video poker truck plaza operating costs, which we review when we analyze our truck plaza performance. Our total operating costs and expenses at our video poker truck plaza expenses increased $24.0 million or 54% to $69.0 million for the year ended December 31, 2005 compared to $44.8 million for the year ended December 31, 2004. Approximately $12 million of this increase is due to the opening of the five new truck plazas, $6.1 million was the result of increased fuel costs and approximately $5.9 million reflects other costs, primarily direct costs associated with increased gaming and convenience store revenues of the truck plazas.

        Included in our total costs and expenses are our pari-mutuel facilities, which we review when we analyze our race track and our off track betting facilities. Our total operating costs and expenses at our pari-mutuel facilities increased $16.5 million or 43% to $54.7 million for the year ended December 31, 2005 compared to $38.5 million for the year ended December 31, 2004. This increase is primarily attributable to the opening of the new satellite wagering facilities in Chesapeake, Virginia and Henry County, Virginia which we opened in August 2005 and October 2005, respectively, an increase in expense due to additional live race days, and $10.4 million in costs related to the Circuit contract termination described in Section 2 above.

        On September 30, 2005, Colonial Downs completed a transaction with MEC under which Colonial Downs acquired all of the outstanding shares of the Circuit for a purchase price of $10 million. Under the terms of the purchase agreement, Colonial Downs paid $7 million in cash at closing of the transaction and issued a one-year $3 million note bearing interest at the prime rate plus 1% (7.75% at December 31, 2005). The stock acquisition has been characterized as a termination of a contract. As such, $10.4 million, including the $10 million purchase price and $0.4 million in legal and professional fees associated with this transaction, has been expensed in 2005.

        Our total corporate overhead costs and expenses increased by $1.2 million for the year ended December 31, 2005 compared to the year ended December 31, 2004. The increase is primarily the result of $0.6 million in costs to organize and operate a charity poker festival in Cleveland, Ohio from July through September 2005. The remaining $0.8 million increase is due to increased travel expenses, compensation, and legal fees.

        Abandonment costs decreased $1.5 million or 51% for the year ended December 31, 2005 compared to the year ended December 31, 2004. During the year ended 2004, we recorded a $2.9 million charge to operations attributable to the write-off of abandoned project costs. Included in these costs was $1.8 million related to development costs associated with a potential gaming site in D'Iberville, Mississippi, $0.8 million in direct acquisition costs consisting of option payments, and legal and accounting fee expenditures associated with four separate unrelated parties to acquire seven video poker truck plaza operations in Louisiana and approximately $0.3 million in other capitalized costs charged to operations due to abandonment of miscellaneous other projects. The 2005 abandonment charge of $1.4 million represents the allocated net book value of a stand-alone portion of Gold Dust West's motel building ("the L-wing") containing 66 of the property's 106 motel rooms. After considering alternative plans for this stand-alone portion of the motel including a refurbishing, we decided that the property would be better served with improved access and expanded parking. We began demolition of the L-wing during the first quarter of 2006 and substantially completed the project late in the second quarter at an approximate cost of $1.4 million. We added approximately 75 parking spaces as a result of the demolition. We continue to operate the remaining 40 hotel rooms.

        Interest expense increased $2.7 million for the year ended December 31, 2005 as compared to the year ended December 31, 2004. The increase is attributable to the issuance of $23 million in additional senior secured notes in conjunction with the acquisition of three truck plaza facilities as discussed above.

        Income tax expense of $0.4 million was incurred during the year ended December 31, 2005. On March 11, 2002, we received notice from the Internal Revenue Service asserting deficiencies in federal corporate income taxes for a subsidiary for the 1998 tax year. The proposed adjustment relates to the deductibility of depreciation taken against certain costs incurred by The Lodge to build and improve public assets. We are in the final phases of settling this issue with the Internal Revenue Service and have estimated and charged to earnings $423,000 which includes $149,000 of interest.

7.     Comparison of our operations for the year ended December 31, 2004 to the year ended December 31, 2003

  Revenues:

        Casino revenues increased $11.5 million or 12% from $96.8 million for the year ended December 31, 2003 to $108.3 million for the year ended December 31, 2004. The increase in casino revenues is a result of increased casino revenues at The Lodge of $6.5 million or 11%, the Gilpin of $2.5 million or 15% and Gold Dust West of $2.6 million or 13%. We expanded capital expenditures in our slot product during 2004 including the implementation of a Ticket-In Ticket-Out ("TITO") system at Gold Dust West. Additionally, it appears that our marketing efforts proved successful as we continued to receive more than our fair share of the market (i.e. the percentage of casino revenues in our market as compared to the percentage of machines in our market). Finally, casino revenues at our two Colorado properties were positively affected due to construction disruption at two competing casinos. It is anticipated that these competing casinos will have completed additions to their garages, restaurants and gaming facilities in the spring of 2006 and completed the hotel addition in the spring of 2007.

        Truck plaza revenues increased $0.7 million or 3% from $24.1 million for the year ended December 31, 2003 to $24.8 million for the year ended December 31, 2004. The increase in gaming revenues is a result of continuing marketing programs implemented to drive video poker revenue and the opening of the Breaux Bridge, Louisiana truck plaza in July 2004.

        Pari-mutuel revenues increased $3.8 million or 13% from $29.2 million for the year ended December 31, 2003 to $32.9 million for the year ended December 31, 2004. The increase in revenues is due to the new satellite wagering facility that we opened in November 2003 in Richmond, Virginia, and the new satellite wagering facility opened in October 2004 in Vinton, Virginia, coupled with eight additional live racing days at our track in New Kent, Virginia, during the year ended 2004 as compared to the year ended 2003.

        Food and beverage revenues increased $1.6 million or 10% from $16.4 million for the year ended December 31, 2003 to $18 million for the year ended December 31, 2004. This increase is attributable to an increase of $0.5 million at Gilpin, $0.5 million at The Lodge, $0.1 million at Colonial Downs, and $0.5 million at the truck plazas in the 2004 period as compared to the prior year. The increase in food and beverage revenues at The Lodge and Gilpin casinos was a result of increased traffic through the casinos as discussed above. The increase in food and beverage revenues at Colonial Downs is attributable to the new satellite facility that opened in November 2003 in Richmond, Virginia, and the new satellite wagering facility opened in October 2004 in Vinton, Virginia. The increase in food and beverage revenues at the truck plazas in 2004 as compared to the year ended 2003 was a result of increased complimentary activity to customers which was designed to drive an increase in fuel sales volume and truck plaza casino revenues as well as the opening of the Breaux Bridge, Louisiana location in 2004.

        Convenience store fuel revenues increased $4.5 million or 26% from $17.2 million for the year ended December 31, 2003 to $21.7 million for the year ended December 31, 2004. The increase is primarily attributable to the increase in the average price of fuel during 2004 as compared to 2003 as well as the opening of the Breaux Bridge, Louisiana location in 2004.

        Other revenues increased $0.8 million or 10% from $7.8 million for the year ended December 31, 2003 to $8.5 million for the year ended December 31, 2004. The increase is primarily attributable to miscellaneous sales made at the new satellite wagering facility that opened in November 2003 in Richmond, Virginia, and the new satellite wagering facility opened in October 2004 in Vinton, Virginia as well as the convenience store revenues generated from the opening of the Breaux Bridge location in 2004.

        Promotional allowances increased $0.5 million or 3% from $19.7 million for the year ended December 31, 2003 to $20.2 million for the year ended December 31, 2004. The increase is primarily due to an increase of $0.3 million in promotional allowance at the truck plaza facilities and a $0.3 million increase in promotional allowance at Gilpin, offset by a decrease of $0.1 million in promotional allowances at The Lodge. The increases in the truck plaza and Gilpin's promotional allowances are associated with increased complimentary food and beverage promotions for our players and the opening of the Breaux Bridge, Louisiana location in 2004. The decrease in promotional allowances at The Lodge was attributable to a change in the marketing cash back program during 2004.

  Cost and Expenses:

        Costs and expenses increased $21 million or 14% from $149.6 million for the year ended December 31, 2003 to $170.6 million for the year ended December 31, 2004. The increase in costs and expenses was primarily associated with the increased revenue levels discussed above. During the year ended 2004, we recorded a $2.9 million charge to operations attributable to the write-off of abandoned project costs. Included in these costs is $1.8 million related to development costs associated with a potential gaming site in D'Iberville, Mississippi. After considering various development projects, we chose to pursue other alternatives which, in our estimation, would result in greater returns than the potential of the D'Iberville site. The majority of these abandoned project cost expenditures were primarily associated with land option payments and design, development and planning costs. Further, we charged to operations approximately $0.8 million in direct acquisition costs consisting of option payments, and legal and accounting fee expenditures associated with four separate unrelated parties to acquire seven video poker truck plaza operations in Louisiana. Based on the results of the due diligence work, we abandoned the potential acquisitions with all seven truck plaza operations targeted for acquisition. Finally, approximately $0.3 million in other capitalized costs was charged to operations due to abandonment of miscellaneous other projects.

8.     Liquidity and capital resources—March 31, 2006

        As of March 31, 2006, we had cash and cash equivalents of $18.1 million compared to $21.8 million in cash and cash equivalents as of December 31, 2005. The $3.7 million decrease is the result of $2.4 million cash provided by operating activities, $5.3 million cash used in investing activities, and $0.8 million used in financing activities.

        We had a $10 million senior credit facility of which $6.0 million and $5.4 million was available as of March 31, 2006 and December 31, 2005, respectively. The senior credit facility carried an interest rate of 1.75% above the prime rate.

        On March 2, 2005, we sold $23,000 of new notes commonly referred to as a "tack-on" of our existing notes. The new notes were subject to the same terms and conditions of our then existing senior secured notes which carried a coupon of 11 7/8%. We issued the tack-on notes at a 10% premium of their principal amount which yielded total proceeds, before offering costs, of approximately $25.3 million. We paid $3.3 million in costs to obtain this financing and used $22.5 million of the proceeds to acquire three additional video poker truck-plaza operations. In connection with our refinancing discussed below, we commenced a cash tender offer for any or all of our $148.0 million 11 7/8% senior secured notes on May 12, 2006.

        Effective June 16, 2006, we refinanced substantially all of our existing indebtedness. We issued $210 million of our 9 3/4% senior unsecured notes due 2014 and we entered into a senior secured credit facility of $100 million (of which $40 million had been drawn at June 30, 2006).

        We used proceeds from the notes, together with borrowings under our new senior credit facility, to (i) redeem $148.0 million aggregate principal amount of our outstanding 11 7/8% senior secured notes due 2009, along with $3.2 million of accrued and unpaid interest to the redemption date and the related premium, tender and consent costs of $9.4 million, (ii) acquire the assets of Piñon Plaza Casino in Carson City, Nevada for approximately $14.5 million, (iii) acquire three truck plazas and raw land suitable for a fourth truck plaza in Louisiana from an affiliated party for an aggregate of approximately $15.0 million, (iv) acquire two additional truck plaza facilities in Louisiana from an unaffiliated party for an aggregate purchase price of approximately $5.8 million, (v) pay a distribution to our stockholders in connection with a previous purchase from an unaffiliated party of two truck plazas in Louisiana of approximately $8.8 million, (vi) pay a distribution to our stockholders of $10.0 million, (vii) refinance approximately $26.5 million of existing indebtedness (including approximately $19.5 million of subordinated debt held by our stockholders), and (viii) pay related fees and expenses associated with the foregoing of approximately $7.5 million, and add approximately $1.3 million to cash.

        We do not have any off-balance sheet financing arrangements or transactions with unconsolidated, limited purpose entities nor are any contemplated in the future.

        We believe that our cash flow from operations, cash and cash equivalents, proceeds of the notes and our new senior credit facility will be adequate to meet our debt service obligations as well as our capital expenditure requirements for the next twelve months. However, we can give no assurance that these sources of cash will be sufficient to enable us to do so. Further, in addition to our normal capital expenditure requirements, we anticipate that we will pursue the acquisition of other properties and continue to engage in the pursuit of new development opportunities. It is possible that we may need to enter into new financing arrangements and raise additional capital in the future if we are unable to sustain our current operations. Our ability to incur additional debt is further restricted by the terms and covenants of the indenture governing our notes and the terms of our new senior credit facility. We can give no assurance that we will be able to raise capital or obtain the necessary sources of liquidity and financing on favorable terms, if at all. Additionally, any debt financing that we may incur in the future will increase the amount of our total outstanding indebtedness and our debt service requirements, and therefore heighten the related risks we currently face.

        We also face the risk that there could be a decline in the demand for our products and services, which would reduce our ability to generate funds from operations. While we believe our cash flows are geographically diverse, at present we do have a significant concentration of cash flows generated in the Black Hawk gaming market. Should the Black Hawk market decline or become saturated or should competition erode our market share, we would suffer a decline in available funds generated from operations. If this were to occur, there exists the possibility that our credit rating could be downgraded, which would further reduce our ability to access the capital markets and obtain additional or alternative financing. See "Risk Factors."

        The following table provides disclosure concerning JEI's obligations and commitments to make future payments under contracts, such as debt and lease agreements, and purchase and other long-term obligations as of December 31, 2005 (dollars in thousands):

	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Long-term debt(1)	$278,707	$24,135	$46,655	$181,707	$26,210
Operating leases(2)	30,017	1,598	2,965	2,451	23,003
Other long-term obligations(3)	5,161	2,991	1,423	747

Total contractual cash obligations	$313,885	$28,724	$51,043	$184,905	$49,213

(1)
Long-term debt includes principal and interest owing under the terms of the notes, the senior credit facility, the Black Hawk special assessment bonds, indebtedness of Colonial Holdings, and the subordinated debt to affiliates.

(2)
Operating leases include a land and warehouse lease for the Gold Dust West in Reno, Nevada, a land lease in Elko, Nevada, and other leases for property and equipment.

(3)
Other long-term obligations include the payment of one dollar per video poker machine per day, plus $1,000 per machine annually in licensing to an unaffiliated party to maintain the video poker machines in our truck stop operation.

        In addition, we have the following commitments and obligations:

  •
  Through our subsidiary Colonial Downs, we have entered into an agreement with a totalisator company, which provides wagering services and designs, programs, and manufactures totalisator systems for use in wagering applications. The basic terms of the agreement state that the totalisator company shall provide totalisator services to Colonial Downs for all wagering held at Colonial Downs' facilities through 2004 at a rate of .365% of handle. In addition, Colonial Downs agreed to use certain equipment provided by the totalisator company. On March 16, 2005, Colonial Downs entered into an amendment with the totalisator company extending the term of the agreement to 2012, providing replacement equipment for the existing equipment, and increasing the rate to .385% of handle up to $270,000 in handle. Handle above $270,000 is charged a rate of .345%. The amendment also provides for minimum charge per calendar year of $330.

  •
  Through our Lucky Magnolia truck stop, we have an obligation to pay to an individual 4.9% of its net video poker revenue, after associated state taxes, for as long as video poker machines are operated on the property.

9.     Critical accounting policies and estimates

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We periodically evaluate our policies and the estimates and assumptions related to these policies. All of our subsidiary companies operate in a highly regulated industry. Our Colorado, Louisiana, Nevada and Virginia operations are subject to regulations that describe and regulate operating and internal control procedures. The majority of our casino revenue is in the form of cash, personal checks, credit cards or gaming chips and tokens, which by their nature do not require complex estimations. We estimate certain liabilities with payment periods that extend for longer than several months. Such estimates include our slot club liabilities, outstanding gaming chip, token and pari-mutuel ticket liability, self-insured medical and workers compensation liabilities, and litigation costs. We believe that these estimates are reasonable based on our experience with the business and based upon our assumptions related to possible outcomes in the future. Future actual results will likely differ from these estimates.

Property and equipment

        We have a significant investment in long-lived property and equipment, representing approximately 71% of our total assets. We estimate that the undiscounted future cash flows expected to result from the use of these assets exceed the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. We review the carrying value of our property and equipment when events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use. Further, we assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each class of assets. Should the actual useful life of a class of assets be shorter than the estimated useful life, we would record an impairment charge. We review useful lives and obsolescence and assess the commercial viability of our assets periodically.

Goodwill and other intangible assets

        We have approximately $33 million in goodwill recorded on our consolidated balance sheet resulting from the acquisition of businesses. We do not have any other nonamortizing intangible assets on our consolidated balance sheet. We annually review our goodwill for impairment. The annual evaluation of goodwill requires the use of estimates about future operating results of each reporting unit to determine its estimated fair value. Changes in forecasted operations can materially affect these estimates. Once an impairment of goodwill has been recorded, it cannot be reversed. We completed our initial assessment for impairment of goodwill in 2002 and determined that no impairment of our goodwill existed. We performed our most recent annual impairment test as of September 30, 2005 and determined that goodwill was not impaired. We have reassessed the useful lives of our identifiable intangible assets without any change to the previously established amortization periods of such assets.

10.   EBITDA segment information and discussion of operations—three months ended March 31, 2006 and 2005

        The following discusses our results of operations by segment for the three month period ended March 31, 2006 compared to the three month period ended March 31, 2005.

        The information presented is by each segment in which we have operations and also presents our EBITDA (earnings before interest, income taxes, depreciation and amortization) for each segment. We believe that the presentation of a non-GAAP financial measure such as EBITDA is useful because it allows investors and management to evaluate and compare our operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures. Management internally evaluates the performance of our properties using EBITDA measures as do most analysts following the gaming industry. EBITDA is an element of certain key financial covenants in our debt agreements and as such is a critical component that we closely watch in order to determine our ability to achieve future growth and to ensure we are in compliance with our indenture. We are presenting EBITDA in the tables below as supplemental information and to provide further discussion and analysis of our operating results. EBITDA can be reconciled directly to our consolidated net income by adding the amounts shown for depreciation, amortization, income taxes and interest to net income. This information should not be viewed as an alternative to any measure of performance promulgated under accounting principles generally accepted in the United States of America, such as net income, nor should it be viewed as an indicator of our overall financial performance. Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited. The components of operations presented below differ from the analysis provided above for actual results as many items are reclassified or grouped in order to show our operations by the segments we measure.

        The following presentations reflect 100% of the operations for all entities for the respective three month periods ended, therefore, management believes this represents another way of presenting our operating performance.

	Three Months Ended March 31,
	2006	2005
	(Dollars in Thousands)
NET REVENUES
Colorado	$22,263	$21,268
Nevada	5,687	5,003
Louisiana	31,228	16,064
Virginia	9,904	8,727

Total net revenues	$69,082	$51,062

COSTS AND EXPENSES
Colorado	$15,549	$14,759
Nevada	3,699	3,610
Louisiana	24,912	13,126
Virginia	9,556	8,783
Net corporate overhead	1,439	1,903

Total costs and expenses	$55,155	$42,181

EBITDA
Colorado	$6,714	$6,509
Nevada	1,988	1,393
Louisiana	6,316	2,938
Virginia	348	(56)
Net corporate overhead	(1,439)	(1,903)

Total EBITDA	$13,927	$8,881

        The following table sets forth a reconciliation of our EBITDA, a non-GAAP financial measure, to our net income, a GAAP financial measure (dollars in thousands):

Three months ended March 31, 2006	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income (Loss)
Colorado	$6,714	$1,339	$9	$2,800	$2,584
Nevada	1,988	382	8	794	820
Louisiana	6,316	669	13	691	4,969
Virginia	348	512	5	152	(311)
Corporate overhead	(1,439)	90	2	1,454	(2,981)

TOTAL	$13,927	$2,992	$37	$5,891	$5,081

Three months ended March 31, 2005	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income (Loss)
Colorado	$6,509	$1,165	$13	$2,701	$2,656
Nevada	1,393	403	1	784	207
Louisiana	2,938	553	2	697	1,690
Virginia	(56)	380	6	55	(485)
Corporate overhead	(1,903)	43	2	1,026	(2,970)

TOTAL	$8,881	$2,544	$24	$5,263	$1,098

Colorado

        We own 100% of Black Hawk Gaming ("BHWK") and BHWK owns Gilpin and The Lodge, which are located in Black Hawk, Colorado, and Gold Dust West, which is located in Reno, Nevada. The following discussion pertains to the results of operations of The Lodge and Gilpin properties.

        A summary of the net revenue, costs and expenses and EBITDA of our Colorado properties is as follows:

	Three Months Ended March 31,
	2006	2005
	(Dollars in Thousands)
Net revenues
Lodge	$16,965	$16,397
Gilpin	5,298	4,871

Total net revenues	22,263	21,268

Costs and expenses
Lodge	11,596	10,886
Gilpin	3,953	3,873

Total costs and expenses	15,549	14,759

EBITDA
Lodge	5,369	5,511
Gilpin	1,345	998

EBITDA	$6,714	$6,509

        The following table sets forth a reconciliation of our EBITDA, a non-GAAP financial measure to our net income, a GAAP financial measure (dollars in thousands):

Three months ended March 31, 2006	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income
Lodge	$5,369	$924	$7	$2,077	$2,375
Gilpin	1,345	415	2	723	209

TOTAL	$6,714	$1,339	$9	$2,800	$2,584

Three months ended March 31, 2005	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income
Lodge	$5,511	$808	$10	$2,085	$2,628
Gilpin	998	357	3	616	28

TOTAL	$6,509	$1,165	$13	$2,701	$2,656

  Results of operations for the three months ended March 31, 2006 compared to the three months ended March 31, 2005

        Net Revenues.    The $1.0 million increase in net revenues of our Colorado operations for the three months ended March 31, 2006 compared to the same period of 2005 is attributable to an increase in net revenue at Gilpin of $0.4 million and $0.6 million at The Lodge. We believe that the increase in the revenues at our Colorado properties is a result of several factors. Management has continued to invest and improve our slot product in Colorado over the past year to provide the latest games available in the market. In addition, Gilpin had a full quarter of poker revenues in 2006 as compared approximately one month of revenues in 2005 as we opened the poker room in March 2005. Finally, casino revenues at our two Colorado properties have continued to be positively impacted due to construction disruption at competing casinos. We expect some of our previous and existing market share to be lost to increased competition as the construction on competing properties is completed.

        Costs and Expenses.    Total costs and expenses associated with our Colorado operations increased $0.8 million for the three months ended March 31, 2006 compared to the same period of 2005. The increase was a result of increased costs and expenses at The Lodge of $0.7 million and at Gilpin of $0.1 million. The increase in costs and expenses attributable to The Lodge was a result of increased employee benefits, gaming taxes, food and beverage cost of sales, slot participation, and marketing related expenses. The increased costs and expenses attributable to Gilpin were the result of increased gaming taxes, food and beverage cost of sales, slot participation, and marketing related expenses. We expect that as competing casinos in our market complete their expansion construction, it is likely that additional costs will be incurred for personnel and marketing as we attempt to maintain our market share.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    The Colorado operation's EBITDA was approximately $6.7 million for the three month period ended March 31, 2006 as compared to $6.5 million for the three month period ended March 31, 2005. The $0.2 million increase is due to a $0.3 million increase in EBITDA at Gilpin offset by a $0.1 million decrease in EBITDA at The Lodge. The increase at Gilpin is related primarily to the Gilpin Poker Room which was open for the full three month period ended March 31, 2006 as compared to one month of operations during the same period of 2005. The decrease at The Lodge is primarily related to increased costs and expenses as discussed above associated with employee benefits, gaming taxes, food and beverage cost of sales, slot participation, and marketing related expenses.

  Nevada

        As previously discussed, our Nevada operations during the period consisted of Gold Dust West, located in Reno, Nevada. Gold Dust West was acquired by BHWK on January 5, 2001.

        Net Revenues.    The $0.7 million increase in net revenues of the Nevada operations for the three months ended March 31, 2006 compared to the same period of 2005 is attributable to inclement weather which negatively impacted revenues in the first quarter of 2005.

        Costs and Expenses.    Total costs and expenses associated with our Nevada operations increased $0.1 million for the three months ended March 31, 2006 compared to the same period of 2005. The increase was a result of increased marketing costs and expenses of $0.1 million at Gold Dust West.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    Gold Dust West's EBITDA was approximately $2.0 million for the three month period ended March 31, 2006 as compared to $1.4 million for the same period of 2005. The $0.6 million increase is primarily attributable to increased net revenues in 2006 as compared to 2005. As discussed above, Gold Dust West location had significant inclement weather in the first quarter of 2005.

  Louisiana

        The Louisiana truck plaza video gaming properties consisted during the period of eleven truck plaza gaming facilities located in Louisiana (of which two were leased) and a share in the gaming revenues of an additional truck plaza.

        Each truck plaza features a convenience store, fueling operations, a restaurant and 50 video gaming devices (except our Eunice and Larose locations which each have 40 video gaming devices, and our Fuel Stop 36 location which has 39 devices).

        The Louisiana truck plazas' revenues are comprised of (i) revenue from video poker gaming machines; (ii) sales of gasoline and diesel fuel; (iii) sales of groceries, trucker supplies and sundry items through their convenience stores; (iv) sales of food and beverages in their restaurants and bars; and (v) miscellaneous commissions on ATMs, pay phones and lottery sales.

        All video poker activity is reported instantaneously via a computer phone line directly to the Louisiana State Police. The Louisiana truck plazas' revenues are heavily dependent on meeting the minimum gallons of fuel sales requirements necessary to operate video poker gaming machines in Louisiana. These requirements must be complied with on a quarterly basis. In the event of noncompliance, the Louisiana State Police must turn off a portion of the video poker machines. Management of the Louisiana truck plazas believe that they will continue to meet the fuel sales requirements necessary to operate video poker gaming machines in Louisiana at our current levels.

        Net revenues.    The Louisiana truck plazas generated net revenues of $31.2 million for the three months ended March 31, 2006 compared to $16.1 million for the three months ended March 31, 2005. This $15.1 million increase is the result of the casino operations of four new truck stop locations and increased business levels after two hurricanes caused the closure of riverboat casinos and caused the relocation of New Orleans residents to the outlying communities serviced by the truck stop casinos.

        Costs and Expenses.    The Louisiana truck plazas' costs and expenses were $24.9 million and $13.1 million for the three months ended March 31, 2006 and 2005, respectively. The increase in expense is due to the additional casino operations of four new truck stop locations and increased business levels due to the hurricanes.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    The Louisiana truck plazas' EBITDA was approximately $6.3 million for the three month period ended March 31, 2006 as compared to $2.9 million for the same period of 2005. The $3.4 million increase as previously discussed is attributable to four new locations as well as increased business levels after two hurricanes caused the closure of riverboat casinos and the relocation of New Orleans residents.

  Virginia

        Colonial Downs' revenues comprise (i) pari-mutuel commissions from wagering on races broadcast from out-of-state racetracks to Colonial's satellite wagering facilities and the track using import simulcasting; (ii) wagering at the track and at Colonial Downs' satellite wagering facilities on its live races; (iii) admission fees, program and racing form sales, and certain other ancillary activities; and (iv) food and beverage sales and concessions.

        Colonial Downs' revenues are heavily dependent on the operations of its satellite wagering facilities. Revenues from the satellite wagering facilities help support live racing at the track. The amount of revenue Colonial Downs earns from each wager depends on where the race is run. Revenues from import simulcasting of out-of-state races and from wagering at the track and at the satellite wagering facilities on races run at the track consist of the total amount wagered at Colonial Downs' facilities, less the amount paid as winning wagers. The percentage of each dollar wagered on horse races that must be returned to the public as winning wagers (typically about 79%) is legislated by the state in which a race takes place. Revenues from export simulcasting consist of amounts payable to Colonial Downs by the out-of-state racetracks and their simulcast facilities with respect to wagering on races run at the track.

        Total Revenue.    Colonial Downs generated net revenues for the three months ended March 31, 2006 of $9.9 million compared to $8.7 million for the same period of 2005. The increase of total revenues of $1.2 million or 14% is due primarily to revenues generated by the new off track wagering facilities opened in Martinsville, Chesapeake, and Scott County, Virginia in August 2005, October 2005 and January 2006, respectively, and an increase in revenues from advance deposit wagering, offset by a decrease in total revenues at our remaining off track wagering facilities.

        Costs and expenses.    Colonial Downs' direct operating costs and expenses were $9.6 million for the three months ended March 31, 2006 compared to $8.8 million for the same period of 2005. The increase is primarily attributable to the opening of new off track wagering facilities in Martinsville, Chesapeake, and Scott County, Virginia in August 2005, October 2005 and January 2006, respectively.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    Colonial Downs' EBITDA was approximately $0.3 million for the three month period ended March 31, 2006 as compared to a loss of $0.1 million for the same period of 2005. As discussed above, the $0.4 million increase is primarily attributable to the opening of new off track wagering facilities in Martinsville, Chesapeake, and Scott County, Virginia in August 2005, October 2005 and January 2006, respectively.

  Corporate Overhead

        Costs and expenses.    Corporate overhead costs and expenses decreased $0.5 million from $1.9 million in the three month period ended March 31, 2005 to $1.4 million in the comparable period of 2006. The decrease in corporate overhead was a result of a decrease in consulting, labor and travel costs.

11.   EBITDA segment information and discussion of operations—three years ended December 31, 2005

        The following discusses our results of operations by segment for the three years ended December 31, 2005, 2004 and 2003.

	For the Years Ended December 31,
	2005	2004	2003
	(Dollars in Thousands)
NET REVENUES
Colorado	$88,414	$82,281	$72,477
Nevada	22,331	22,465	19,864
Louisiana	82,371	52,305	46,505
Virginia	40,967	37,101	33,003

Total net revenues	$234,083	$194,152	$171,849

COSTS AND EXPENSES
Colorado	$62,663	$58,067	$53,769
Nevada	16,228	14,930	14,122
Louisiana	66,638	42,851	36,207
Virginia	51,993	35,500	31,220
Net corporate overhead	7,646	9,314	5,256

Total costs and expenses	$205,168	$160,662	$140,574

EBITDA
Colorado	$25,751	$24,214	$18,708
Nevada	6,103	7,535	5,742
Louisiana	15,733	9,454	10,298
Virginia	(11,026)	1,601	1,783
Net corporate overhead	(7,646)	(9,314)	(5,256)

EBITDA	$28,915	$33,490	$31,275

        The following table sets forth a reconciliation of EBITDA, a non-GAAP financial measure, to net income, a GAAP financial measure (dollars in thousands):

Year ended December 31, 2005	EBITDA	Depreciation and Amortization	Interest Income	Income Interest Expense	Tax Expense	Net Income
Colorado	$25,751	$5,017	$44	$10,934	$—	$9,844
Nevada	6,103	1,691	15	3,141	—	1,286
Louisiana	15,733	2,387	20	2,794	—	10,572
Virginia	(11,026)	1,685	86	322	—	(12,947)
Corporate overhead	(7,646)	225	7	5,213	423	(13,500)

Totals	$28,915	$11,005	$172	$22,404	$423	$(4,745)

Year ended December 31, 2004	EBITDA	Depreciation and Amortization	Interest Income	Income Interest Expense	Tax Expense	Net Income
Colorado	$24,214	$4,838	$13	$10,807	$—	$8,582
Nevada	7,535	1,436	3	3,142	—	2,960
Louisiana	9,454	1,962	3	2,216	—	5,279
Virginia	1,601	1,544	29	121	—	(35)
Corporate overhead	(9,314)	178	16	3,419	—	(12,895)

Totals	$33,490	$9,958	$64	$19,705	$—	$3,891

Year ended December 31, 2003	EBITDA	Depreciation and Amortization	Interest Income	Income Interest Expense	Tax Expense	Net Income
Colorado	$18,708	$4,759	$3	$10,774	$—	$3,178
Nevada	5,742	1,241	—	3,123	—	1,378
Louisiana	10,298	1,650	14	1,986	—	6,676
Virginia	1,783	1,285	44	264	—	278
Corporate overhead	(5,256)	136	11	3,498	—	(8,879)

Totals	$31,275	$9,071	$72	$19,645	$—	$2,631

        The following is a discussion of our results of operations by segment, for the years ended December 31, 2005, 2004 and 2003.

  COLORADO

  Overview

        A summary of the net revenue, costs and expenses and EBITDA of our Colorado properties is as follows:

	For the Years Ended December 31,
	2005	2004	2003
	(Dollars in Thousands)
Net revenues
Lodge	$67,428	$64,144	$57,136
Gilpin	20,986	18,137	15,341

Total net revenues	88,414	82,281	72,477

Costs and expenses
Lodge	46,166	43,973	40,262
Gilpin	16,497	14,094	13,507

Total costs and expenses	62,663	58,067	53,769

EBITDA
Lodge	21,262	20,171	16,874
Gilpin	4,489	4,043	1,834

EBITDA	$25,751	$24,214	$18,708

        The following table sets forth a reconciliation of EBITDA, a non-GAAP financial measure, to net income, a GAAP financial measure (dollars in thousands):

For the year ended December 31, 2005	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income
Lodge	$21,262	$3,372	$32	$8,342	$9,580
Gilpin	4,489	1,645	12	2,592	264

Total	$25,751	$5,017	$44	$10,934	$9,844

For the year ended December 31, 2004	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income
Lodge	$20,171	$3,385	$10	$8,378	$8,418
Gilpin	4,043	1,453	3	2,429	164

Total	$24,214	$4,838	$13	$10,807	$8,582

For the year ended December 31, 2003	EBITDA	Depreciation and Amortization	Interest Income	Interest Expense	Net Income
Lodge	$16,874	$3,339	$2	$8,341	$5,196
Gilpin	1,834	1,420	1	2,433	(2,018)

Total	$18,708	$4,759	$3	$10,774	$3,178

        Increased Competition in the Black Hawk Market.    The competitive aspects of the market in Black Hawk continue to be a significant factor in our operations. As a result of the increased level of development activity in Black Hawk over the last three years, there were approximately 9,700 gaming devices in the city at December 31, 2005. At December 31, 2005 we had 1,380 devices in this market (900 at The Lodge and 480 at Gilpin), which represented approximately 14.2% of the total devices in the Black Hawk market.

        For the year ended December 31, 2005 our gross gaming revenues at The Lodge and Gilpin totaled $93.1 million ($88.4 million in net revenues), which represented 17.3% of the total gaming revenues in Black Hawk. While the overall market in 2005 grew by 1.5% in gross gaming revenues, the average total gaming devices increased by 2.6%. We managed to generate 120% efficiencies (our percentage of the gross gaming revenues divided by our percentage of the gaming devices) within the market for 2005. We follow our efficiency levels very closely as we believe this is a useful measure of how well we are performing within the market.

        We expect some of our previous and existing market share to be lost due to increased competition. As more properties continue to compete for a share of the market, our personnel costs, marketing costs, and other costs will likely increase as we attempt to keep our market share.

        Net Revenues.    The $6.1 million increase in net revenues of our Colorado operations for the year ended December 31, 2005 compared to the same period of 2004 is attributable to an increase in net revenues at Gilpin of $2.8 million and $3.3 million in net revenues at The Lodge. We expanded capital expenditures in our slot product in Colorado over the past year, attempting to provide to our customers the latest games available, and opened the Gilpin Poker Room in March of 2005. In addition, our Colorado casino revenues were positively affected due to construction disruptions at two competing casinos.

        Costs and Expenses.    Total costs and expenses associated with our Colorado operations increased $4.6 million for the year ended December 31, 2005 compared to the same period of 2004. The increase was a result of increased costs and expenses at Gilpin of $2.4 million and $2.2 million at The Lodge. The increase in costs and expenses attributable to The Lodge was a result of increased gaming taxes (due to increased gaming revenues), food and beverage cost of sales, slot participation, and marketing-related expenses. The increase at Gilpin was a result of opening the new poker room, increased gaming taxes (due to increased gaming revenues), food and beverage costs of sales, slot participation expenses, and marketing-related expenses.

        Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA).    One additional measurement that management utilizes to gauge performance of our operating segments is what we refer to as "flow-through" on incremental revenue. Generally speaking, we have significant fixed costs and when we are able to increase our revenues, we would expect a significant portion of those incremental revenues, after the payment of gaming taxes and promotional and advertising costs to capture those additional revenues, will flow through to our EBITDA. As discussed above, because our net revenues at The Lodge increased approximately $3.3 million during 2005 causing an increase in our costs and expenses of approximately $2.2 million, our EBITDA in 2005 increased over 2004 by approximately $1.1 million. In other words, we realized approximately 33% of those incremental revenues which flowed through to our EBITDA. Additionally, our net revenues at Gilpin increased approximately $2.8 million in 2005 as compared to 2004, and approximately 16% of that amount flowed through to our EBITDA in 2005. The reduction in incremental flow through at Gilpin is due to the additional costs associated with opening the poker room. This measurement is only one of the tools we use to gauge the success of our marketing programs and it also serves to highlight our fixed cost infrastructure and how those costs affect the operations and performance of our properties.

  NEVADA

  Overview

        We acquired our Reno, Nevada, property in January 2001. In September 2001 we installed a slot-player tracking system and began to directly market to our local customer base. During 2002, we made several improvements to the property including a significant remodeling of the Wildwood kitchen and serving line, the addition of outdoor signage, and general landscaping improvements. During 2003, we improved the exterior signage and focused on the casino's slot product improvements. During 2004 and 2005, we continued to focus on our slot product by introducing TITO technology to our gaming floor.

        Net revenues.    The net revenues of Gold Dust West decreased by $0.1 million for the year ended December 31, 2005 as compared to the same period of 2004. During the first quarter of 2005 the Reno market was hit by a significant snow storm that severely impacted the entire Reno market. However, we continued to expand capital expenditures in our slot product over the last year including the increase in TITO available games for our customers. Additionally, we continue to realize success with our marketing and slot club efforts.

        Costs and Expenses.    Costs and expenses of Gold Dust West increased $1.3 million for the year ended December 31, 2005 as compared to the same period of 2004. This increase in costs and expenses was the result of the Company recording an abandonment charge of $1.4 million partially offset by a $0.1 million reduction in operating costs of the casino. The abandonment charge of $1.4 million represents the allocated net book value of a stand-alone portion of the Gold Dust West's motel building ("the L-wing") containing 66 of the property's 106 motel rooms. After considering alternative plans for this stand-alone portion of the motel including a possible refurbish, it was decided that the property would be better served by improved access and expanded parking. We demolished the L-wing during late in the second quarter at an estimated total cost of $1.4 million. We added approximately 75 parking spaces as a result of the demolition. We continue to operate the remaining 40 hotel rooms.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    Gold Dust West's EBITDA was approximately $6.1 million for the year ended December 31, 2005 compared to $7.5 million for the year ended December 31, 2004, with the difference being the result of the L-wing abandonment charge discussed above.

  LOUISIANA

  Overview

        Louisiana Gaming Properties.    Our truck plaza properties consisted during the period of 11 truck plaza video gaming facilities located in Louisiana (of which two were leased). We are also party to an agreement that entitles us to a portion of the gaming revenues from a 12th truck plaza (Cash's Truck Plaza and Casino in Lobdell). Each truck plaza features a 24 hour per day convenience store, fueling operations, a restaurant operating not fewer than 12 hours per day, and 50 video poker devices (except for two of our truck plazas which have 40 devices, one which has 47 devices and one which has 48 devices).

        The Louisiana truck plazas' revenues comprise (i) revenue from video poker gaming machines; (ii) sales of gasoline and diesel fuel; (iii) sales of groceries, trucker supplies and various items through their convenience stores; (iv) sales of food and beverages in their restaurants and bars; and (v) miscellaneous commissions on ATMs, pay phones and lottery sales.

        Net revenues.    The Louisiana truck plazas generated net revenues of $82.4 million for the year ended December 31, 2005 compared to $52.3 million for the year ended December 31, 2004. We attribute $14.4 million of this increase in net revenues to our five new truck plaza locations, acquired during the year ended December 31, 2005. This remaining increase of $15.7 million or 29% is due to increases in gaming and fuel revenues. Gaming revenues have increased as a result of the continuing advertising and promotional marketing efforts driven to create a brand and identity for our locations. Fuel revenues have increased primarily due to a weighted average price per gallon increase from $1.78 per gallon in 2004 to $2.29 per gallon in 2005.

        Costs and Expenses.    The Louisiana truck plazas' costs and expenses were $66.6 million and $42.9 million for the years ended December 31, 2005 and 2004, respectively. We attribute $12 million of this increase in costs and expenses to our five new truck plaza locations, acquired during the year ended December 31, 2005. The remaining increase of $11.8 million or 27% is primarily due to the costs attributable to increased gaming operations and the cost of fuel sold.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    The Louisiana properties' EBITDA was approximately $15.7 million and $9.5 million for the years ended December 31, 2005 and 2004, respectively. We attribute $2.7 million of this increase in EBITDA to our five new truck plaza locations, acquired during the year ended December 31, 2005. This remaining increase of $3.5 million or 56% is primarily due to the increase in gaming revenues.

  VIRGINIA

  Overview

        On September 30, 2005 Colonial Downs acquired the management contract from MEC and now is able to manage the track's operations. We believe this will enable us to immediately influence the operational aspects of Colonial Downs. The 2005 EBITDA reflects a charge of $10.4 million representing the purchase price of the contract plus $0.4 million in legal and professional fees associated with the transaction.

        On March 8, 2004, the Virginia Racing Commission granted the license to Colonial Downs to open its sixth satellite wagering facility in Vinton, Virginia. Construction on the facility started in the second quarter of 2004 and the facility opened for business on October 11, 2004.

        On April 28, 2004, the Virginia Racing Commission granted Colonial Downs a license to accept wagers over the telephone or through the internet through its advanced deposit wagering system. The advanced deposit wagering system became fully operational late in the third quarter of 2004. In addition, Colonial Downs has entered into agreements with other licensed account wagering providers in Virginia. Pursuant to these agreements, Colonial Downs receives a share of source market fees for wagers placed by Virginians through these account wagering service providers.

        On November 2, 2004, referenda were passed in the following counties in Virginia: Henry County; Scott County and Westmoreland County. On March 16, 2005, Colonial Downs received a license to own and operate a seventh satellite wagering facility in Henry County, Virginia. We opened the Henry County facility in the third quarter of 2005. On April 27, 2005, Colonial Downs received a license to own and operate its eighth satellite wagering facility at a second location in Chesapeake, Virginia. We opened the second Chesapeake facility in the fourth quarter of 2005. On May 25, 2005, Colonial Downs was granted a license to own and operate a ninth satellite wagering facility in Scott County, Virginia. We opened the Scott County facility in the first quarter of 2006.

        Total Revenues.    Colonial Downs generated net revenues for the year ended December 31, 2005 of $41.0 million compared to $37.1 million for the same period of 2004. The increase of total revenues of $3.9 million, or 10.4%, is due primarily to the opening in August 2005 of a second satellite wagering facility in Chesapeake, Virginia, the opening in October 2005 of a new satellite wagering facility in Henry County, Virginia, and an increase in the number of live racing days from 66 in 2004 to 76 in 2005.

        Costs and Expenses.    Colonial Downs' direct operating costs and expenses were $52.0 million for the year ended December 31, 2005 compared to $35.5 million for the same period of 2004. Costs and expenses increased $16.5 million, or 46.5%, for the year ended December 31, 2005 from the same period of 2004. This increase is primarily attributable to the opening of the new satellite wagering facilities in Henry County and Chesapeake, Virginia which we opened in August 2005 and October 2005, respectively, an increase in expense due to additional live race days, and $10.4 million in costs related to the Circuit contract termination.

        Earnings Before Interest, Taxes, Depreciation and Amortization.    Colonial Downs' property level EBITDA was approximately ($11.0) million and $1.6 million for the years ended December 31, 2005 and 2004, respectively. The decrease of $12.6 million was due primarily to expenses associated with the new satellite wagering facilities in Henry County and Chesapeake, Virginia, additional live racing days, and costs related to the Circuit contract termination.

  Net Corporate Overhead

  Overview

        Our corporate operations direct the overall management, operational, accounting, and administrative aspects of our Company.

        Costs and Expenses.    Corporate overhead costs and expenses decreased from $9.3 million for the year ended December 31, 2004 to $7.6 million in 2005. The $1.7 million decrease is primarily due to a $2.9 million charge to earnings associated with the abandonment of projects during 2004 with no such charge occurring in 2005. The increase in other corporate overhead expenses of $1.2 million is attributable to costs incurred for a charity poker festival in Cleveland, Ohio, an increase in labor, rent and satellite wagering facility referenda campaign costs in Virginia as well as an increase in travel, labor and consulting costs associated with the Sarbanes-Oxley Act of 2002 Section 404 compliance preparatory work.

BUSINESS

Introduction

        We are a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Louisiana, Nevada and Virginia. We own and operate four casinos (with a fifth under construction), 16 truck plaza video gaming facilities (three of which are leased) and a horse racing track with nine satellite wagering facilities (five of which are leased). In addition, we are a party to an agreement that entitles us to a portion of the gaming revenue from an additional truck plaza video gaming facility.

        All of our gaming facilities target local customers and emphasize revenues from slot machine play or video gaming, or both. For the year ended December 31, 2005, and the three months ended March 31, 2006, our net revenues were $234.1 million and $69.1 million, respectively. See Note 15 to our consolidated financial statements for information concerning the operational performance of the segments of our business.

Business Strategy and Competitive Strengths

        Our business strategy is to create a broad, geographically diversified base of gaming and pari-mutuel wagering properties that provide our customers with high quality experiences that build significant customer loyalty. We focus on attracting and fostering repeat business from local gaming patrons at our casino, truck plaza video gaming and pari-mutuel wagering facilities. Our local patrons are typically experienced gaming customers who seek convenient locations, high payouts, and a pleasant atmosphere.

        We believe that there are opportunities for growth and operational efficiencies in the markets in which we operate. Black Hawk, Colorado was one of the fastest growing gaming markets in the country, having experienced a 26.3% compound annual growth in gaming revenue, from 1998 through 2000. Revenues in 2001 through 2003 stabilized at approximately $500 million annually and rose to $515 million in 2004 and to $532 million in 2005. We believe that our two Black Hawk properties will continue to be competitive, and in 2003 we renovated our Gilpin property in Black Hawk to enhance our competitive position. In June 2006, we acquired an operating casino in Carson City, Nevada and we entered into a land and building lease to develop a casino in Elko, Nevada. We have identified, evaluated and continue to consider several other potential small casino opportunities in Nevada. In the last 12 months, we acquired or opened seven additional Louisiana truck plaza video gaming facilities and we believe that there are other Louisiana truck plaza video gaming properties that may be available for acquisition. In 2003 and 2004, referendums were passed in four localities in Virginia that allowed us to expand our off-track wagering facilities from four to nine such facilities in the last two years. In addition, we may acquire or develop additional gaming properties in different jurisdictions catering to local gaming patrons in the future, further expanding our geographic diversity.

        Our strategy for our casino and video gaming operations is to continue to provide our customers with a user-friendly gaming environment featuring convenient locations, ample parking, good food at affordable prices and promotional incentives that reward frequent play. Our strategy for our horse racing operations is to be a competitive participant in the industry by capitalizing on our unique dirt and turf track facilities for live racing, hosting marquee racing events, and expanding our off-track wagering facility network under appropriate circumstances.

        Broad Geographic and Asset Diversification.    We believe that because of our geographic and asset diversification, we are less dependent on results at a specific property or in a specific market to generate our cash flow. This geographic diversity helps mitigate our susceptibility to regional economic downturns or weather conditions.

        Strong Emphasis on Slot and Video Gaming Revenues.    All of our gaming facilities emphasize slot machine or video gaming play, or both. We believe slot machine play to be the fastest growing, most consistently profitable and lowest risk segment of the gaming entertainment business. We offer a wide variety of games to attract customers and encourage them to play for longer periods of time, thereby promoting the stability of our gaming revenue. We intend to maximize slot and video gaming revenue by continuing to invest in state-of-the art equipment and systems and replacing older models with the most current product offerings in appropriate markets. Approximately 82% of our slot machines and video poker machines feature TITO technology.

        Generate Repeat Business by Catering to Local Gaming Patrons.    We focus on attracting and fostering repeat business from local gaming patrons at all of our properties. Our strategy for establishing a strong presence with local residents or patrons is to provide a user-friendly gaming environment featuring convenient locations, high quality food at affordable prices, and promotional incentives that reward frequent play. In order to maximize exposure to the local and surrounding communities in the most cost-effective manner, we utilize computerized slot data tracking systems that allow us to track individual play and payouts and develop mailing lists for special events, contest play and promotions. We also participate in busing programs with unaffiliated transportation companies to bring patrons from the greater Denver metropolitan area and surrounding communities to our two properties located in Black Hawk, Colorado.

        Expand Louisiana Truck Plaza Business.    During the last 12 months, we have expanded our presence in the Louisiana truck plaza market by either acquiring or opening seven additional truck stop gaming plazas. Our strategy of expanding our presence in the Louisiana truck plaza market is driven by (i) the consistent revenue each facility generates, (ii) the high return on investment associated with operating the truck plazas, and (iii) the relatively low capital expenditures necessary to maintain the facilities.

        Enter Additional Locals-Oriented Markets.    Our management team has a proven track record of successfully operating casinos that cater to local residents or day trip patrons who reside in close proximity to the properties. In an effort to leverage this operating experience and enter two additional locals-oriented markets, we acquired Piñon Plaza, located in Carson City, Nevada, in June 2006. Piñon Plaza has 368 slot machines and eight table games on its 12,000 square foot gaming floor. We are developing a new casino in Elko, Nevada that will feature an approximately 13,000 square-foot casino floor with 350 TITO slot machines and eight table games.

        Significant Barriers to Entry.    There are significant regulatory and other barriers to entry in each of the markets in which we operate. The gaming industry in each of our markets is governed by a local gaming commission. In order to enter the gaming industry in any of our markets, a potential new entrant must work through a costly and lengthy regulatory process, which could last anywhere from 12 to 18 months depending on jurisdiction and type of gaming. Beyond the regulatory barriers, the need for significant investments of time and capital also restricts potential new entrants. The discussion that follows provides a sample of the specific barriers to entry in each of our markets.

        In the Black Hawk, Colorado market, barriers to entry include (i) the scarcity of land available for development within the approved gaming district, which is defined in the state constitution, the Gaming Commission's regulations, and the City of Black Hawk's ordinances, and (ii) the high cost of acquiring land and constructing new gaming facilities. In Louisiana, the barriers to entry include restrictions that require truck plaza video gaming facilities to meet specified minimum levels of diesel and total fuel sales, to have specified minimum site acreage, to conduct restaurant operations at least 12 hours per day and to keep a convenience store open 24 hours per day. In Virginia, in all but the county in which we operate and one additional county, any potential operator of any competing horse racing track would need to secure passage of a referendum in the locale in which the track is to be operated. In addition, an unlimited racetrack owner's and operator's license is required in order to have off-track wagering facilities. Off-track wagering facilities can be opened only in the current jurisdictions in which we operate plus one other county without passage of additional referendums. The number of off-track wagering facilities is limited by statute to a statewide total of 10 and we currently operate nine, leaving only one potentially available. The high cost of building a new racetrack in Virginia erects an additional barrier in that state. There are also stringent regulatory requirements and substantial licensing and compliance expenses attendant to commencing and conducting gaming operations in Nevada.

        Strong, Experienced Management Team.    Our senior management team is an experienced group of industry veterans. Our management team has a combined 82 years of experience. In addition, each of our top five executives has at least 9 years of experience in the industry. The executive staff as a whole boasts a wealth of industry experience, and a long history of working together as a cohesive team. The expertise and experience of the management team should help us continue to expand our business and enhance profitability. Jeffrey P. Jacobs, our Chairman and Chief Executive Officer, has been Black Hawk Gaming's Chief Executive Officer since November 1996 and the Chief Executive Officer of Colonial Downs, our wholly owned subsidiary, since March 1997. Stephen R. Roark, our Chief Financial Officer and President of Casino Operations, has been Black Hawk Gaming's President since September 1995 and its Chief Financial Officer since 1993. Ian M. Stewart, our President of Pari-Mutuel Wagering and Video Poker Operations, has been President of Colonial Downs since November 1998 and its Chief Financial Officer since June 1997. Michael Shubic, our Chief Operating Officer, has over 30 years of experience in the gaming industry. The three general managers of our casinos, who have a combined total of over 60 years of casino management experience, report directly to Mr. Shubic. Stan Guidroz is Vice President of Operations and oversees our truck plaza video gaming operations and has over 12 years of experience in the truck plaza video gaming business. Mr. Guidroz reports directly to Mr. Shubic. Further, Mr. Guidroz is supported by Reid Smith, John Jurewicz and J. Richard Gottardi, who oversee the day-to-day operations of our truck plaza video gaming operations and who have over 25 years of combined experience in the gaming industry. We believe the expertise and experience of our management team enables us to enhance the operation of our existing properties and any properties we may acquire in the future.

Our Existing Properties and Operations

        The Lodge Casino—Black Hawk, Colorado.    The Lodge in Black Hawk, Colorado, which commenced operations in June 1998, is one of 21 casinos located in the gaming district of Black Hawk. The Lodge services the greater Denver metropolitan area, which is located 40 miles east of Black Hawk and has a population of approximately 2.4 million, as well as customers from nearby communities such as Boulder and Fort Collins, Colorado, and Cheyenne, Wyoming. We believe that most of The Lodge's customers are primarily day trip patrons who reside in the greater Denver metropolitan area. As of December 31, 2005, the Black Hawk market had approximately 10,000 gaming devices (slot machines, blackjack and poker tables) generating approximately $532 million in revenues for the year then ended. The Lodge is one of the largest gaming facilities in the market.

        The Lodge is located on a 2.5 acre site that abuts State Highway 119, with approximately 25,000 square feet of gaming space on two floors containing 940 slot machines and 30 table games, 50 hotel rooms, three restaurants, four bars and on-site parking for 600 vehicles. Our property includes The White Buffalo Grille, an upscale dining facility and a buffet that was completely remodeled in 2002 at a cost of $1 million. Black Hawk has no significant lodging facilities other than our facility and the Isle of Capri, which has a 397-room hotel at its Black Hawk casino. Another competitor has announced plans to construct a 537-room hotel directly across from our Lodge casino, which is expected to be completed in the spring of 2008.

        We utilize computerized slot data tracking systems that allow us to track individual play and payouts and develop mailing lists for special events, contest play and promotions. The Lodge participates in busing programs with unaffiliated transportation companies who transport patrons to

Black Hawk/Central City from the market areas described above. Black Hawk Gaming has obtained an exemption as a common carrier from the Colorado Public Utilities Commission and may elect to operate its own busing program in the future.

        The Gilpin Hotel Casino—Black Hawk, Colorado.    The Gilpin, which commenced operations in October 1992, is located on a one acre site in the central Black Hawk gaming district. We expanded the Gilpin through the acquisition of an adjacent casino in early 1994. The Gilpin was one of the first casinos opened in Colorado following the legalization of casino gaming in 1991. The Gilpin is a 37,000 square-foot facility, 16,000 square feet of which are used for gaming. The property offers 439 slot machines and a 16-table poker room. The Gilpin also has a restaurant, two bars and slot club, and utilizes busing and promotional programs similar to those of The Lodge.

        In November 2004, we began a renovation of the third floor of the Gilpin, which was completed in March 2005 at an approximate cost of $1.8 million. This addition, called the Gilpin Poker Room, added 16 live action poker tables with space to add four more tables. We believe this renovation has enhanced the Gilpin's competitiveness in the Black Hawk market and will enable the Gilpin to capitalize on the growing popularity of poker.

        The Gold Dust West Casino—Reno, Nevada.    The Gold Dust West Casino, which we acquired in 2001, is located on 4.6 acres in Reno's central downtown gaming district and has been operating since 1978. Gold Dust West caters to residents of Reno and surrounding areas and has approximately 17,500 square feet of gaming space, which offers 492 slot machines. Gold Dust West also features the Wildwood Restaurant, a 6,600 square foot dining facility, and offers parking for 300 vehicles. The property currently offers 40 motel rooms. In order to expand Gold Dust West's existing parking capacity, we recently demolished the stand-alone L-Wing of the property, which consisted of a 66 room motel. We implemented a slot player tracking system in September 2002, which has facilitated improvement of the casino's operating results. During 2002, we also made several additional improvements to the property, including a significant remodeling of the Wildwood Restaurant's kitchen and serving line, the addition of outdoor signage, and general landscaping improvements.

        Piñon Plaza Resort—Carson City, Nevada.    On June 25, 2006, we closed an agreement with Capital City Entertainment, Inc. ("CCI"), an unaffiliated party, under which we acquired all of the assets of Piñon Plaza, a division of CCI. The assets included all of the personal property, buildings and improvements used by Piñon Plaza in the operation of its casino, hotel, bowling alley and RV park in Carson City, Nevada. The purchase price for the assets was $14.5 million.

        Contemporaneously, we entered into a triple net ground lease covering land underlying the assets which began upon closing of the asset purchase agreement discussed above. The lessor is a family trust affiliated with CCI. The lease has a ten year term with two ten year extensions at our option. Rentals under the lease are $250,000 per year for years one through five, $300,000 per year for years six through ten, and a rate based on an MAI (Member of the Appraisal Institute) appraisal of the property during the first and second extension terms. We have the right to purchase the leased land at an MAI appraised value at the end of the first ten year term. We also have a right of first refusal should the lessor seek to sell the leased land to a third party.

        Piñon Plaza, which commenced operations in 1995, is a 140,000 square foot facility located on 17.7 acres covered by the land lease discussed above. Piñon Plaza offers 368 slot machines and eight table games, four restaurants and two bars. It has a slot club and offers various promotional packages, many associated with its 32 lane bowling alley. Piñon Plaza has 148 hotel rooms. It also owns and operates a 48 space RV park as part of the resort. There are 750 parking spaces for Piñon Plaza's casino patrons and hotel guests.

        Louisiana Gaming Properties.    Our truck plaza properties consist of 16 truck plaza video gaming facilities located in Louisiana (of which three are leased). We are also party to an agreement that entitles us to a portion of the gaming revenues from a 17th truck plaza (Cash's Truck Plaza and Casino in Lobdell). Each truck plaza features a 24 hour per day convenience store, fueling operations, a restaurant operating not fewer than 12 hours per day, and 50 video poker devices (except for two of our truck plazas which have 40 devices, one which has 47 devices and one which has 48 devices).

        The Louisiana truck plazas' revenues comprise (i) revenue from video poker gaming machines; (ii) sales of gasoline and diesel fuel; (iii) sales of groceries, trucker supplies and various items through their convenience stores; (iv) sales of food and beverages in their restaurants and bars; and (v) miscellaneous commissions on ATMs, pay phones and lottery sales.

        The Louisiana video gaming industry consists of video gaming in 31 of Louisiana's 64 parishes. The industry is highly regulated and video gaming machines can only be placed in qualifying bars, restaurants, hotels, satellite wagering facilities and truck plazas. In order to qualify for video gaming, a truck plaza must offer diesel fuel, gasoline, a convenience store, a restaurant and a place for truck drivers to shower and sleep. Our video gaming machines are located in a separate gaming room that is designed to provide a pleasant casino-like atmosphere. As of December 31, 2005, Louisiana had 153 licensed truck plazas.

        The Louisiana truck plaza video gaming market caters primarily to local residents, whom we believe contribute to the vast majority of truck plaza gaming revenue. We believe that most of our video gaming customers live within a five-mile radius of our properties.

        Colonial Downs—New Kent, Virginia.    Colonial Downs, which opened in 1997, is a racetrack in New Kent, Virginia, which primarily conducts pari-mutuel wagering on thoroughbred and harness racing. The outside grandstand area, located on the first floor of the track facility, has an occupancy capacity of approximately 4,000 patrons. In addition to the grandstand, on the first floor Colonial Downs has two simulcast television amphitheaters, two covered patio-seating areas, three bars, a large concession food court, a gift shop and wagering locations with approximately 72 tellers. The Jockey Club, which is in the main grandstand area located on the third floor of the track facility, includes a full-service dining area with a seating capacity of 548 patrons, two separate lounge areas, and additional wagering locations with 24 tellers. On the fourth floor is the Turf Club, with a bar and seating for full service dining for 125 along with 10 luxury suites with skybox seating and a wagering location with eight tellers. In 2005, we added outdoor seating for additional patrons along the track's homestretch in an area called the "Green."

        The dirt track at Colonial Downs is one and one-quarter miles in length and is one of the largest tracks in the United States. Based on our knowledge of the industry, we believe the 180-foot wide turf track is the widest turf track in the country, thereby establishing the track as one of the major turf racing facilities in the Mid-Atlantic region.

        In addition to our racetrack, we operate nine satellite wagering facilities in Virginia. These facilities provide simulcast pari-mutuel wagering on thoroughbred and harness racing from our racetrack and selected other racetracks throughout the United States. Our Virginia satellite wagering facilities are located in Brunswick, Scott County, Hampton, Martinsville, Vinton, Chesapeake (two facilities) and Richmond, Virginia (two facilities). These facilities employ state of the art audio/video technology for receiving quality import simulcast thoroughbred and harness racing from nationally known racetracks.

        In 2005, Colonial Downs created a new stakes race—the Colonial Turf Cup—which together with the Virginia Derby forms the first two legs of the Grand Slam of Grass™. The Grand Slam of Grass™ consists of four races including the two races at Colonial Downs, the Secretariat to be held at Arlington Park, and the John Deere Breeders' Cup Turf at Belmont Park in 2006. Jacobs Investments, an affiliate of ours, has guaranteed $5 million to any horse that sweeps the series. We have purchased an insurance policy to cover the potential estimated $1.8 million bonus payment which is not paid by the racetracks, who pay $3.2 million in purses.

        Satellite Wagering Facilities, Virginia.    In addition to our racetrack facility, we operate nine satellite wagering facilities in Virginia (five are leased). These facilities provide simulcast pari-mutuel wagering on thoroughbred and harness racing from our racetrack and selected other racetracks throughout the United States. Our satellite wagering facilities are located in Brunswick County, Chesapeake (two), Hampton, Martinsville, Scott County, Vinton, and Richmond (two). These facilities employ state-of-the-art audio/video technology for receiving quality import simulcast thoroughbred and harness racing from nationally known racetracks.

        The facilities are structured to accommodate the needs of various patrons, from the seasoned handicapper to the novice wagerer, and provide patrons with a comfortable, upscale environment including a full bar and a range of restaurant services. In addition, self-serve automated wagering equipment is available to patrons in order to make wagering more user-friendly to the novice and more efficient for the expert. This equipment, with touch-screen interactive terminals and personalized portable wagering terminals, provides patrons with current odds information and enables them to place wagers and credit winning tickets to their accounts without waiting in line.

        In 2003, the legislature of the Commonwealth of Virginia passed a statute authorizing the Virginia Racing Commission to grant licenses and thereafter regulate account wagering in Virginia. On April 28, 2004, the Virginia Racing Commission granted Colonial Downs a license to accept wagers over the telephone or through the internet via its advanced deposit wagering system. The advanced deposit wagering system became fully operational late in the third quarter of 2004. In addition, Colonial Downs has entered into agreements with other licensed account wagering providers in Virginia. Pursuant to these agreements, Colonial Downs receives a share of source market fees for wagers placed by Virginians through these account wagering service providers.

        In 2004, the legislature of the Commonwealth of Virginia passed a statute, signed by the governor of Virginia, authorizing up to ten satellite wagering facilities in localities that approved such facilities by referenda. On November 2, 2004, referenda were passed authorizing the locating of a satellite wagering facility in the following counties in Virginia: Henry County, Scott County and Westmoreland County. Thereafter, the Virginia Racing Commission granted Colonial Downs licenses to own and operate a satellite wagering facility in Henry County and Scott County, Virginia. The Virginia Racing Commission can grant a license for one more satellite wagering facility under existing legislation.

Certain Transactions During 2005 and 2006

        Colonial Downs Management Agreement.    In 1996, Colonial Downs, L.P., our wholly owned subsidiary, entered into a Management and Consulting Agreement with Maryland-Virginia Racing Circuit, Inc. (the "Circuit"), an affiliate of the Maryland Jockey Club ("MJC"), which was subsequently amended several times, to provide management for Colonial's New Kent, Virginia, racetrack and satellite wagering facilities and to create a Maryland-Virginia thoroughbred racing circuit. Under the agreement, MJC agreed to suspend live racing at its racetracks, Laurel Park and Pimlico Race Course, during Colonial Downs' live thoroughbred meets. Parties to the agreement also exchanged simulcast signals for their live meets at no cost to either party. The agreement was to remain in effect until 2036, provided Colonial Downs owned, controlled, or operated the racetrack under its existing licenses. At Colonial Downs' option, Colonial Downs had the right to terminate the agreement any time after 2021 upon payment of a fee equal to 17 times the average management fee paid during the three years immediately preceding such termination.

        On August 17, 2005, Colonial Downs entered into an agreement with Magna Entertainment Corp. ("MEC"), an unaffiliated party, under which Colonial acquired all of the outstanding shares of the Circuit, a wholly owned subsidiary of MEC. Under the terms of the agreement, Colonial Downs paid

MEC $7 million upon closing and $3 million by way of a one-year interest-bearing note. Colonial also paid the Circuit's prorated 2005 management fees and repaid approximately $145,000 plus accrued interest under an existing outstanding promissory note. A Maryland-Virginia thoroughbred racing circuit will continue for ten years under agreement, with live thoroughbred racing concluding in Maryland on the later of the Monday following the running of the Belmont Stakes Race and June 17 of each year and commencing at Colonial Downs thereafter. No live thoroughbred racing in Maryland will resume any earlier than August.

        The purpose of the transaction was to obviate the approximately $1.8 million annual management fees payable to the Circuit under the contract which was effective until 2036. Colonial Downs will, however, incur additional costs as it now will be responsible for the full cost of the thoroughbred meet. The stock acquisition which resulted in the indirect acquisition of the management agreement has been characterized as a termination of a contract because the primary asset owned by the Circuit was the management agreement with Colonial Downs. As such, $10.4 million, consisting of the $10 million purchase price plus $400,000 in legal and professional fees associated with this transaction, has been expensed in our 2005 financial statements.

        Elko, Nevada, Land Lease.    On November 14, 2005, we entered into a triple net lease with an unaffiliated party for the lease of a 37,000 square foot building and approximately six acres of land in Elko, Nevada. The lease has a five-year term with three five-year renewals at our option. Rent under the lease is $225,000 for the first year, with $50,000 of the first year rent abated as an allowance for tenant improvements. The second year's rent is $375,000 and for years three through five the annual rent is $450,000.

        We have the right to buy the land and the building any time after the first 12 months through the 60th month for $5 million and from the 61st month through the 120th month for $5.4 million.

        Our plan, which is subject to gaming approval, is to renovate and upgrade the building and install approximately 350 slot machines, six table games and appropriate food and beverage offerings. We estimate total pre-opening and gaming device costs to be approximately $25 million. We expect to commence renovation during the third quarter of 2006.

        Dakota Works Land Lease and Option.    On September 12, 2005, we entered into an agreement with Dakota/Blackhawk, LLC, an unaffiliated Colorado limited liability company ("Dakota"), granting us the option to purchase 2.2 acres of undeveloped land situated in Gilpin County, Colorado, 40,788 square feet of which is situated within the Black Hawk Gaming District of Gilpin County, Colorado.

        Pursuant to the option agreement, we have the exclusive right to purchase the property for $13 million. The option has an initial term of one year, with a right in our favor to extend the initial term for an additional one-year period upon the payment of a non-refundable extension fee of $500,000. The option agreement provided for an initial option fee of $500,000. Fifty percent of the initial option fee and fifty percent of the extension fee are to be applied to the purchase price if the property is purchased.

        If the real estate purchase contract is closed, the purchase price must be paid as follows: (i) 50% of the purchase price minus the option fee credit, in cash or immediately available funds at closing; and (ii) a four year promissory note in the amount of 50% of the purchase price executed by us; or at our election, the entire purchase price may be paid in cash.

        The property is across Main Street from our Lodge Casino. We may level the property to grade (at an estimated cost of $6 million) and utilize the additional surface parking to facilitate parking at The Lodge. In the long term, while no plans have been finalized, we may seek to develop the property into a hotel/casino which will be integrated with The Lodge facilities.

        The Nautica Properties.    We have acquired from an affiliated party several options to lease and options to purchase land and certain improvements on the west bank of the Cuyahoga River in Cleveland, Ohio. We refer to these options, covering an aggregate of approximately 624,000 square feet of land (14.4 acres) and a building comprised of 47,380 square feet of net rentable space, as the Nautica Properties. The Nautica Properties consist of six parcels and require aggregate option payments of $500,000 per year. The option agreements give us the right during the next four years to purchase two parcels and the right to purchase or enter into long term leases on the other four parcels. In general, the purchase price of the parcels would be based on independent appraisals of the land and improvement values, if casino gaming were to become legal in Ohio and the Nautica Properties were a licensed gaming venue. Our Chairman and Chief Executive Officer owns varying interests in five of the six parcels.

        We have also entered into an Initiative Funding Agreement with seven Ohio horse racing track owners and another party whose interest is also to obtain a gaming license in Cleveland, Ohio. The purpose of the agreement is to actively support an amendment to the Ohio Constitution to allow slot machines at seven racetracks and two other locations. Our initial proportionate commitment under the agreement is $300,000. We can provide no assurance that casino gaming will ever become legal in Ohio or that the Nautica Properties will become a regulatory authorized or economically feasible gaming site.

        Although we may elect not to exercise the options unless casino gaming opportunities arise, we nonetheless have the right to acquire all or part of the Nautica Properties for other purposes. If casino gaming fails to become legal but we decide to exercise our options, the aggregate purchase price would be approximately $6.2 million for two parcels and the aggregate annual lease payments on four parcels would be approximately $450,000. The purchase price and rent payments could be increased if casino gaming became legal in Ohio and a casino is licensed at Nautica.

Seasonality and Weather Conditions

        Seasonality and weather conditions can affect our results of operations. Winter travel conditions can adversely affect patronage and revenues at our Colorado casinos. Although the casino business is not seasonal, levels of gaming activity increase significantly during weekends and holidays, especially holiday weekends. Hurricanes Katrina and Rita temporarily affected our truck plaza video gaming operations in late 2005. Similar hurricanes could have a material adverse effect on our operations in future years. Our pari-mutuel wagering revenues are higher during scheduled live racing than at other times of the year. Adverse weather conditions can cause cancellation of or curtail attendance at outdoor races, thereby reducing wagering and our revenues. Attendance and wagering at both outdoor races and satellite wagering facilities can be harmed by holidays and other competing seasonal activities.

Competition

        General.    We face intense competition in each of the markets in which we operate. Our existing gaming facilities compete directly with other gaming properties and activities in Colorado, Nevada, Louisiana and Virginia. We expect this competition to increase as new gaming operators enter our markets, existing competitors expand their operations, gaming activities expand in existing jurisdictions and gaming is legalized in new jurisdictions. Several of our competitors have significantly better name recognition and more marketing and financial resources than we do. We cannot predict with any certainty the effects of existing and future competition on our operating results.

        We compete with other forms of gaming and entertainment such as online computer gaming, bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse racing and dog racing, state-sponsored lotteries, video lottery terminals, and video poker terminals. We may compete with gaming at other venues including internet gaming, although its legality is presently unclear.

        We also compete with gaming operators in other gaming jurisdictions such as Las Vegas, Nevada, and Atlantic City, New Jersey. Our competition includes casinos located on Native American reservations throughout the United States, which have the advantage of being exempt from certain state and federal taxes. Some Native American tribes are either establishing or are considering the establishment of gaming at additional locations. Expansion of existing gaming jurisdictions and the development of new gaming jurisdictions and casinos on Native American-owned lands would increase competition for our existing and future operations. In addition, increased competition could limit new opportunities for us or result in the saturation of certain gaming markets.

        Casino Properties.    We believe the primary competitive factors in the Black Hawk, Colorado, market are location, availability and convenience of parking; number and types of slot machines and gaming tables; types and pricing of amenities, including food; name recognition; overall atmosphere; and customer service. We believe our Colorado casinos generally compete favorably based on these factors.

        Our Colorado casinos are on opposite sides of Main Street in Black Hawk. Because of their proximity, our Black Hawk casinos compete for some of the same customers. Further, there were 20 other casinos operating in Black Hawk on March 31, 2006. There were approximately 10,000 gaming devices (slot machines, blackjack and poker tables) in Black Hawk as of March 31, 2006.

        Central City is located adjacent to Black Hawk and provides the most direct competition to the gaming establishments in Black Hawk. There were six casinos operating in Central City with approximately 2,000 gaming devices as of December 31, 2005. Black Hawk has historically enjoyed a competitive advantage over Central City in large part because access by State Highway 119 (formerly the only major access to Black Hawk from the Denver metropolitan area and Interstate 70) requires customers to drive by and, in part, through Black Hawk to reach Central City. Central City acquired a right-of-way and formed an entity to construct a road from I-70 directly into Central City, commonly referred to as the Southern Access. Financing was obtained and road construction was completed in late 2004. It is now possible for certain traffic that passed through Black Hawk to proceed directly to Central City from Interstate 70. Nonetheless, motorists driving from the Denver metropolitan area still have the option of choosing to go either to Black Hawk or Central City without having to drive through the other town. Since completion of the Southern Access, three additional casinos have reopened or have been developed in Central City.

        Large, well-financed companies have entered the Black Hawk and other Colorado markets and others also may do so through the purchase or expansion of existing facilities, which could have a material adverse effect on our results of operations and financial position. The Mountain High Casino (formerly the Black Hawk Casino by Hyatt) opened in December 2001. The Mountain High Casino is directly across the street from The Lodge Casino. On January 1, 2005, Ameristar Casinos, Inc. purchased this facility and has since announced that it will commence construction of a 536 hotel room tower, a convention center, and other amenities. Under Ameristar's ownership, this facility has been expanded to approximately 1,900 slot machines and 24 table games, and a parking garage accommodating 800 vehicles. No other casinos are currently under construction in Black Hawk. In 2003, the Isle of Capri Casinos, Inc. purchased Colorado Central Station, directly across the street from its existing facility and subsequently completed a major renovation and expansion project physically linking the two properties. The combined casinos are the largest in Black Hawk with approximately 2,025 gaming devices, 258 hotel rooms and 1,700 parking spaces. The Isle of Capri is noted for its aggressive marketing programs. The Mardi Gras casino, next to our Lodge casino, was purchased in 2005 and the new owners can be expected to implement new marketing programs.

        Gold Dust West in Reno, Nevada, and Piñon Plaza in Carson City, Nevada encounter strong competition from many large hotel and casino facilities and smaller casinos similar in size to Gold Dust West and Piñon Plaza in the Reno area, which includes Sparks, Nevada and two casinos in Carson City. There is also competition from gaming establishments in other towns and cities in Nevada and from a significant Native American gaming facility located near Sacramento, California.

        In addition, we believe that the introduction of casino gaming, or the expansion of presently conducted gaming activities (particularly at Native American establishments) in areas in or close to Nevada, such as California, Idaho, Oregon, Washington, and western Canada, could materially harm our operations at our Reno and Carson City, Nevada properties.

        Truck Plaza Operations.    Our Louisiana truck plaza operations face competition from land-based and riverboat casinos throughout Louisiana and on the Mississippi Gulf Coast, casinos on Native American lands and other non-casino gaming opportunities within Louisiana. The Louisiana Riverboat Economic Development and Gaming Control Act limits the number of gaming casinos in Louisiana to 15 riverboat casinos statewide and one land-based casino in New Orleans. All 15 available riverboat licenses have been issued.

        Our video gaming operations also face competition from other truck plaza video gaming facilities located in surrounding areas, as well as competition from Louisiana horse racing facilities, some of which have been authorized to operate video gaming machines, and restaurants and bars with video gaming machines. As of December 31, 2005, there were 153 truck plazas in Louisiana licensed to operate video gaming devices.

        Horse Racing and Pari-Mutuel Wagering Operations.    We compete with racetracks located outside Virginia (including several in Delaware, Maryland, New Jersey, New York, Pennsylvania, and West Virginia, some of which augment their purses with slot machine revenues) and other forms of gaming, such as land-based casinos, including those in Atlantic City, and statewide lotteries in Virginia and neighboring states. The possible legalization of other forms of gaming in Virginia, such as Native American or riverboat casinos, could have an adverse effect on our performance. Although bills for the creation of riverboat casinos have failed in the Virginia legislature, proponents of riverboat gaming in Virginia may continue to seek legislative approval. Additionally, certain Native American tribes are considering seeking federal recognition which, if successful, could result in additional gaming venues.

        We have competed and will compete for wagering dollars and simulcast fees with live racing and races simulcast from racetracks in other states, particularly racetracks in neighboring states such as Charles Town in West Virginia, Pimlico Race Course, Laurel Park, and Rosecroft Raceway in Maryland, and Delaware Park in Delaware. We believe that our existing agreements will continue to promote coordination of thoroughbred events between Maryland and Virginia. However, if the Virginia or Maryland Racing Commissions do not approve either party's proposed racing days, or if the Virginia-Maryland thoroughbred racing circuit is otherwise unsuccessful, our track may compete directly with Pimlico Race Course and Laurel Park in Maryland.

        We also compete for wagering dollars with account wagering companies operating both legally and illegally in Virginia. These companies take wagers from Virginians over both the phone and the internet. We believe our agreements with three licensed account wagering companies provide us with fair compensation for their activities. Unlicensed account wagering companies have lower costs than Colonial Downs and thus are able to attract customers in Virginia with large wagering rebates.

Employees and Labor Relations

        As of June 30, 2006, we had approximately 1,100 full-time and part-time employees at our facilities in Black Hawk, Colorado, Reno and Carson City, Nevada, 400 employees at our facilities in Virginia and 500 employees at our facilities in Louisiana. Employees include cashiers, dealers, food and beverage service personnel, facilities maintenance, security, valet, accounting, marketing, and personnel services. We consider relations with our employees to be good.

        None of our employees are represented by any union or other labor organization.

Regulation

Gaming Regulation and Licensing—Colorado

        The State of Colorado created the Colorado Division of Gaming (the "Division") within the Department of Revenue to license, implement, regulate and supervise the conduct of limited stakes gaming. The Division, under the supervision of the Colorado Gaming Commission (the "Gaming Commission"), has been granted broad power to ensure compliance with Colorado law and regulations adopted thereunder (collectively, the "Colorado Regulations"). The Division may inspect, without notice, premises where gaming is being conducted; may seize, impound or remove any gaming device; may examine and copy all of a licensee's records; may investigate the background and conduct of licensees and their employees; and may bring disciplinary actions against licensees and their employees. The Division may also conduct detailed background checks of persons who lend money to or invest money in a licensee.

        It is illegal to operate a gaming facility without a license issued by the Gaming Commission. The licenses are revocable and nontransferable. Black Hawk Gaming's failure or inability to obtain and maintain necessary gaming licenses would have a material adverse effect on its gaming operations.

        The Colorado casinos were granted retail/operator licenses concurrently with their openings. The licenses are subject to continued satisfaction of suitability requirements and must be renewed annually. The current licenses for both Colorado casinos were renewed on April 20, 2006. There can be no assurance that the Colorado casinos can successfully renew their licenses in a timely manner from year to year.

        All persons employed by Black Hawk Gaming who are involved, directly or indirectly, in gaming operations in Colorado also are required to obtain various forms of gaming licenses. Key licenses are issued to "key employees," which include any executive, employee or agent of a licensee having the power to exercise a significant influence over decisions concerning any part of the operations of a licensee. At least one key license holder must be on the premises of each Colorado casino at all times that a casino is open for business. Messrs. Jacobs and Roark and Stanley Politano (Black Hawk Gaming's Secretary), among others, hold key licenses.

        The Gaming Commission closely regulates the suitability of persons owning or seeking to renew an interest in a gaming license, and the suitability of a licensee can be adversely affected by persons associated with the licensee. Additionally, any person or entity having any direct interest in Black Hawk Gaming or any casino directly or indirectly owned by Black Hawk Gaming may be subject to administrative action, including personal history and background investigations. The actions of persons associated with Jacobs Entertainment, Inc., such as its management or employees, could jeopardize any licenses held by Black Hawk Gaming. All of Black Hawk Gaming's directors are required to be found suitable as associated persons.

        As a general rule, under the Colorado Regulations, it is a criminal violation for any person to have a legal, beneficial, voting or equitable interest, or right to receive profits in more than three retail/operator gaming licenses in Colorado. Black Hawk Gaming has an interest in two such licenses. Any expansion opportunities that we may have in Colorado are limited to one more license.

        The Division requires any person having an interest in a licensee or an applicant for a license to provide background information, information on sources of funding, and a sworn statement that the interested person or applicant is not holding that interest for another party. The Gaming Commission may, at its discretion, require any person having an interest in a licensee to undergo a full background investigation and to pay for that investigation in the same manner as an applicant for a license. A background investigation includes an examination of one's personal history, financial associations, character, record, and reputation, as well as the people with whom a person has associated.

        The Gaming Commission has the right to request information from any person directly or indirectly interested in, or employed by, a licensee, and to investigate the moral character, honesty, integrity, prior activities, criminal record, reputation, habits and associations of (i) all persons licensed pursuant to the Colorado Limited Gaming Act, (ii) all officers, directors and stockholders of a licensed privately held corporation, (iii) all officers, directors and stockholders holding either a 5% or greater interest or a controlling interest in a licensed publicly traded corporation, (iv) any person who as agent, consultant, advisor or otherwise, exercises a significant influence upon the management or affairs of a publicly traded corporation, (v) all general partners and all limited partners of a licensed partnership, (vi) all persons that have a relationship similar to that of an officer, director or stockholder of a corporation (such as members and managers of a limited liability company), (vii) all persons supplying financing or lending money to any licensee connected with the establishment or operation of limited gaming, and (viii) all persons having a contract, lease or ongoing financial or business arrangement with any licensee, if such contract, lease or arrangement relates to limited gaming operations, equipment, devices or premises.

        If the Gaming Commission determines that a person or entity is not suitable to own a direct or indirect voting interest in Black Hawk Gaming, Black Hawk Gaming may be sanctioned unless the person or entity disposes of its voting interest. Sanctions may include the loss of the casino licenses. In addition, the Colorado Regulations prohibit a licensee or any affiliate of a licensee from paying dividends, interest or other remuneration to any person found to be unsuitable, or recognizing the exercise of any voting rights by any person found to be unsuitable. The Colorado Regulations require an operating casino licensee to include in its corporate charter provisions that permit the repurchase of the voting interests of any person found to be unsuitable. Black Hawk Gaming's Articles of Incorporation include the required provisions.

        The Gaming Commission also has the power to require Black Hawk Gaming to suspend or dismiss its officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or who are found to be unsuitable to act in such capacities. The Gaming Commission or the Director of the Division may review a licensee's gaming contracts, require changes in the contract before the licensee's application is approved or participation in the contract is allowed, and require a licensee to terminate its participation in any gaming contract.

        The Gaming Commission has enacted Rule 4.5, which imposes requirements on publicly traded corporations holding gaming licenses in Colorado and on gaming licenses owned directly or indirectly by a publicly traded corporation, whether through a subsidiary or intermediary company. The term "publicly traded corporation" includes corporations, firms, limited liability companies, trusts, partnerships and other forms of business organizations. Such requirements automatically apply to any ownership interest held by a publicly traded corporation, holding company or intermediary company thereof, when the ownership interest directly or indirectly is, or will be upon approval of the Gaming Commission, 5% or more of the entire licensee. In any event, if the Gaming Commission determines that a publicly traded corporation, or a subsidiary, intermediary company or holding company has the actual ability to exercise influence over a licensee, regardless of the percentage of ownership possessed by that entity, the Gaming Commission may require the entity to comply with the disclosure regulations contained in Rule 4.5.

        Under Rule 4.5, gaming licensees, affiliated companies and controlling persons commencing a public offering of voting securities must notify the Gaming Commission no later than ten business days after the initial filing of a registration statement with the Securities and Exchange Commission.

Licensed publicly traded corporations are also required to send proxy statements to the Division within five days after their distribution. Licensees to whom Rule 4.5 applies must include in their charter documents provisions that: restrict the rights of the licensees to issue voting interests or securities except in accordance with the Colorado Gaming Act and the Colorado Regulations; void the transfer of voting securities or other voting interests issued in violation of the Colorado Gaming Act and the Colorado Regulations until the issuer ceases to be subject to the jurisdiction of the Gaming Commission or until the Gaming Commission, by affirmative act, validates the transfer; and provide that holders of voting interests or securities of licensees found unsuitable by the Gaming Commission may, within 60 days of such finding of unsuitability, be required to sell their interests or securities back to the issuer at the lesser of the cash equivalent of the holders' investment or the market price as of the date of the finding of unsuitability. Alternatively, the holders may, within 60 days after the finding of unsuitability, transfer the voting interests or securities to a person suitable to the Gaming Commission. Until the voting interests or securities are held by suitable persons, the issuer may not pay dividends or interest, the securities may not be voted, they may not be included in the voting or securities of the issuer, and the issuer may not pay any remuneration in any form to the holders of the securities.

        Notification must be given to the Division of the acquisition of direct or indirect beneficial ownership of:

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  5% or more of any class of voting securities of a publicly traded corporation that is required to include in its articles of organization the Rule 4.5 charter language provisions; or

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  5% or more of the beneficial interest in a gaming licensee directly or indirectly through any class of voting securities of any holding company or intermediary company of a licensee, referred to as qualifying persons.

        Owners of any such interests, whether owned individually or in association with others, are subject to a finding of suitability. Notification must be made by persons acquiring these interests. Such persons must submit all requested information to the Division, are subject to a finding of suitability as required by the Division or the Gaming Commission, and must be informed of these requirements by the licensee. A person other than an institutional investor whose interest equals 10% or more of a publicly traded corporation or a 10% beneficial interest in a gaming licensee must apply to the Gaming Commission for a finding of suitability within 45 days after acquiring such securities.

        An institutional investor who, individually or in association with others, acquires, directly or indirectly, the beneficial ownership of 15% or more of any class of voting securities or 15% of the beneficial interest in a gaming licensee must apply to the Gaming Commission for a finding of suitability within 45 days after acquiring such interests.

        Licensees must also notify any qualifying persons of these requirements. Whether or not so notified, qualifying persons are responsible for complying with these requirements.

        The Colorado Regulations also provide for exemption from the requirements for a finding of suitability when the Gaming Commission finds such action to be consistent with the purposes of the Colorado Gaming Control Act. The Gaming Commission may determine that anyone with a material relationship to, or material involvement with, a licensee or an affiliated company must apply for a finding of suitability or must apply for a key employee license.

        Pursuant to Rule 4.5, persons found unsuitable by the Gaming Commission must be removed from any position as an officer, director, or employee of a licensee, or of a holding or intermediary company. Such unsuitable persons also are prohibited from any beneficial ownership of the voting securities of any such entities. Licensees, or affiliated entities of licensees, are subject to sanctions for paying dividends or distributions to persons found unsuitable by the Gaming Commission, or for recognizing voting rights of, or paying a salary or any remuneration for services to, unsuitable persons. Licensees or their affiliated entities also may be sanctioned for failing to pursue efforts to require unsuitable persons to relinquish their interests. The Gaming Commission must provide prior approval of any sale, lease, purchase, conveyance, or acquisition of an interest in a casino licensee, except as provided in Rule 4.5 relating to publicly traded corporations.

        Colorado casinos may operate only between 8:00 a.m. and 2:00 a.m., and may permit only individuals 21 years or older to gamble or consume alcohol in the casino. Slot machines, black jack, poker and other approved variations of those games and video poker are the only permitted games, with a maximum single wager of $5.00. Colorado casinos may not extend credit to gaming patrons. The Colorado Constitution and Regulations restrict the percentage of space a casino may use for gaming to 50% of any floor and 35% of the overall square footage of the building in which the casino is located. Effective July 1 of each year, Colorado establishes the gross gaming revenue tax rate for the ensuing 12 months. Under the Colorado Constitution, the rate can be increased to as much as 40% of adjusted gross proceeds. Colorado has both raised and lowered gaming tax rates since they were initially set in 1991. Currently, the maximum gaming tax rate is 20%.

Gaming Regulation and Licensing—Nevada

        The ownership and operation of casino gaming facilities in Nevada, including the Nevada casinos operated by our subsidiaries Gold Dust West and Piñon Plaza, are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board"), and various local ordinances and regulations, including, without limitation, those of the Cities of Reno and Carson City (collectively, the "Nevada Gaming Authorities").

        The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and filing periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on our Nevada gaming operations.

        Gold Dust West and Piñon Plaza have been licensed by the Nevada Gaming Authorities. Gaming licenses require the periodic payment of fees and taxes and are not transferable. Our subsidiary Black Hawk Gaming & Development Company, Inc. ("Black Hawk Gaming") is currently registered by the Nevada Commission as an intermediary company and has been found suitable to own the stock of Gold Dust West, which is a corporate licensee under the terms of the Nevada Act. Jacobs Entertainment is currently registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable as the sole shareholder of Black Hawk Gaming and Piñon Plaza. Registered Corporations, registered intermediary companies, and corporate licensees are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. Substantially all material loans, leases, sales of securities and similar financing transactions by Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and Piñon Plaza must be reported to or approved by the Nevada Commission. No person may become a stockholder of, or holder of an interest in, or receive any percentage of profits from a corporate licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and Piñon Plaza's controlling persons, directors and certain officers have obtained from the Nevada Gaming

Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Reno and Carson City, Nevada.

        The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Jacobs Entertainment, Black Hawk Gaming, Gold Dust West or Piñon Plaza in order to determine whether that individual is suitable or should be licensed as a business associate of a gaming licensee. The officers, directors and certain key employees of Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and Piñon Plaza must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The officers, directors and key employees of Jacobs Entertainment and Black Hawk Gaming who are actively and directly involved in the gaming activities of Gold Dust West and Piñon Plaza may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause that they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

        If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Jacobs Entertainment, Black Hawk Gaming, Gold Dust West or Piñon Plaza, the companies involved would have to sever all relationships with that person. In addition, the Nevada Commission may require Jacobs Entertainment, Black Hawk Gaming, Gold Dust West or Piñon Plaza to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

        Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and Piñon Plaza are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. Substantially all of Jacobs Entertainment's, Black Hawk Gaming's, Gold Dust West's and Piñon Plaza's material loans, leases, sales of securities and similar financing transactions must be reported to or approved by the Nevada Commission.

        If it were determined that the Nevada Act was violated by Jacobs Entertainment, Black Hawk Gaming, Gold Dust West or Piñon Plaza, the registrations or gaming licenses that Jacobs Entertainment, Black Hawk Gaming, Gold Dust West and Piñon Plaza hold could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, Jacobs Entertainment, Black Hawk Gaming, Gold Dust West, Piñon Plaza and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Gold Dust West or Piñon Plaza and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of Gold Dust West or Piñon Plaza or the appointment of a supervisor could (and revocation of any gaming license would) have a material adverse effect on Jacobs Entertainment's gaming operations, financial condition and results of operations.

        The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a Registered Corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a Registered Corporation's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the

Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, that acquires more than 10%, but not more than 15%, of our voting securities may apply to the Nevada Commission for a waiver of a finding of suitability if that institutional investor holds the voting securities for investment purposes only. In certain circumstances, an institutional investor that has obtained a waiver may hold up to 19% of our voting securities for a limited period of time and maintain the waiver. An institutional investor will not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or of any of our gaming affiliates, or any other action that the Nevada Commission finds to be inconsistent with holding our voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.

        Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. We will be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us, we (i) pay that person any dividend or interest on our voting securities, (ii) allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pay remuneration in any form to that person for services rendered or otherwise, or (iv) fail to pursue all lawful efforts to require that unsuitable person to relinquish its voting securities including, if necessary, the immediate purchase of the voting securities for cash at fair market value. Additionally, the City of Reno has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee operating in Reno.

        The Nevada Commission may, in its discretion, require the holder of any of our debt or similar securities, such as the notes or exchange notes, to file applications, be investigated and be found suitable to own our debt securities if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own those securities, then pursuant to the Nevada Act, we can be sanctioned, including by revocation of our approvals, if without the prior approval of the Nevada Commission, we (i) pay to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognize any voting right by the unsuitable person in connection with our securities; (iii) pay the unsuitable person remuneration in any form; or (iv) make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

        Jacobs Entertainment and Black Hawk Gaming are required to maintain a current stock ledger in Nevada that may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make the required disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require our stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, the Nevada Commission has not imposed such a requirement on us.

        Jacobs Entertainment and Black Hawk Gaming may not make a public offering without the prior approval of the Nevada Commission if the proceeds from the offering are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for those purposes or for similar transactions. On September 27, 2005, the Nevada Commission granted Jacobs Entertainment prior approval to make public offerings of debt securities for a period of two years, subject to certain conditions (the "Shelf Approval"). The Shelf Approval also applies to any affiliated company wholly owned by us which is a publicly traded corporation or would become a publicly traded corporation pursuant to a public offering. The Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Shelf Approval does not constitute a finding, recommendation or approval by any of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

        Changes in control of Jacobs Entertainment or Black Hawk Gaming through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person by which it obtains control of Jacobs Entertainment or Black Hawk Gaming, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of us must satisfy the Nevada Board and Nevada Commission on a variety of stringent standards prior to assuming control of us. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

        The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities, and corporate defense tactics affecting Nevada corporate gaming licensees, may be injurious to stable and productive corporate gaming. Regulations of the Nevada Gaming Commission provide that control of a Registered Corporation cannot be acquired through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever without the prior approval of the Nevada Gaming Commission. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices on Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming licensees and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before we can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by us in response to a tender offer made directly to our stockholders for the purposes of acquiring control of us.

        License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's operations are conducted. Depending on the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based on either (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admission fee and the selling or serving of food or refreshments or the selling of merchandise. See "—Taxation" below.

        Any person who is licensed, required to be licensed, registered, or required to be registered, or is under common control with any such person (collectively, "Licensees"), and who is or proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board for its participation in that foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, foreign Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. The Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the grounds of personal unsuitability.

Gaming Regulation and Licensing—Louisiana

        Video gaming in Louisiana is regulated by the Louisiana Gaming Control Board, which is part of the Department of Public Safety and Corrections. The enforcement arm thereof in charge of licensing and criminal investigations is the Video Gaming Division of the Louisiana State Police, likewise a part of the Department of Public Safety and Corrections. The Gaming Section of the Attorney General's Office provides all legal counsel and representation with respect to all matters involving licensing actions and any other litigation issue relative to gaming and involving either the Louisiana Gaming Control Board (hereinafter the "Board") or the Video Gaming Division of the Louisiana State Police (hereinafter the "Division").

        The Video Draw Poker Devices Control Law, which governs our operations in Louisiana, is contained within the Louisiana Revised Statutes at Title 27:301 et seq. (the "act") with accompanying regulations being promulgated by the Board pursuant to the statutory authority contained within the act. The video draw poker regulations are in Title 42 of the Louisiana Administrative Code at Sections 2401 et seq.

        The act gives the Board broad authority and discretion in the licensing of persons for video draw poker operations within the State of Louisiana. Generally, a person may not be licensed for video draw poker if he has been convicted in any jurisdiction of any of the following offenses within 10 years prior to the date of the application for a video draw poker license or less than ten years has elapsed between the date of application for a video draw poker license and the successful completion or service of any sentence, deferred adjudication, or period of probation or parole for any such offense: (i) any offense punishable by imprisonment for more than one year; (ii) theft or any crime involving false statements or declarations; or (iii) gambling, as defined by the laws or ordinances of any municipality, any parish, any state, or the United States. The act and its corresponding regulations further provide that an application for a video draw poker license may be denied if it contains any material omission of information. An applicant must also not be delinquent in state or federal income taxes, penalties or interest or delinquent in the payment of any sales taxes, penalties, or interest to either the state or any local governing authority of the parish or municipality in which the establishment is located.

        There are several general suitability requirements for licensure. Specifically, the law requires that an applicant for a video draw poker license be: (i) a person of good character, honesty, and integrity; (ii) a person whose prior activities, arrest or criminal record if any, reputation, habits, and associations do not pose a threat to the public interest of Louisiana or to the effective regulation of video draw poker, and do not create or enhance the dangers of unsuitable, unfair, or illegal practices, methods, and operations in the activities authorized by the act and financial arrangements incidental thereto; and

(iii) a person who is likely to conduct business as authorized by the act in complete compliance with the act.

        The suitability standards must be met by every person who has or controls directly or indirectly more than a 5% ownership, income, or profit interest in an entity that has or applies for a license in accordance with the act, or who receives more than a 5% revenue interest in the form of a commission, finder's fee, loan repayment, or any other business expense related to the gaming operation, or who has the ability, in the opinion of the Division, to exercise a significant influence over the activities of a licensee authorized or to be authorized by the act. For the purposes of the act, all gaming-related associations, outstanding loans, promissory notes, or other financial indebtedness of an applicant or licensee must be revealed to the Division for the purposes of determining significant influence and suitability. While significant influence is determined on a case-by-case basis, it has generally been interpreted to include any person who is an officer or director of any juridical entity that is an applicant for a video draw poker license as well as the spouse of any person having more than a 5% ownership, income, or profit interest in an applicant as well as the spouse of any officer or director of any juridical entity applicant.

        The suitability criteria law makes an exception for institutional investors. An institutional investor of any applicant otherwise required to be found suitable or qualified pursuant to the act is presumed suitable or qualified upon submitting documentation to the Board and the Division sufficient to establish qualifications as an institutional investor as described below, and upon certifying that: (i) it owns, holds, or controls publicly traded securities issued by a licensee or permittee or a holding, intermediate, or parent company of a licensee or permittee in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of the securities or over any licensed or permitted subsidiary of the issuer of the securities; and (iii) it does not intend to exercise influence over the affairs of the issuer of the securities, or over any licensed or permitted subsidiary of the issuer of the securities, in the future, and that it agrees to notify the Board in writing within 30 days if that intent should change.

        The exercise of voting privileges with regard to publicly traded securities is not deemed to constitute the exercise of influence over the affairs of a licensee. The act also provides that this exception is not to be construed to preclude the Board or the Division from investigating the suitability or qualifications of an institutional investor should the Board or Division become aware of facts or information which may result in such institutional investor being found unsuitable or disqualified.

        An institutional investor is defined in the act as: (i) a plan or trust established and maintained by the United States Government, a state, or a political subdivision of a state for the benefit of their respective employees; (ii) an investment company that is registered under the Investment Company Act of 1940; (iii) a collective investment trust organized by a bank under Part Nine of the Rules of the Comptroller of the Currency; (iv) a closed end investment trust that is registered with the United States Securities and Exchange Commission; (v) a mutual fund; (vi) a life insurance company or property and casualty company; (vii) a federal or state bank; or (viii) an investment advisor registered under the Investment Advisers Act of 1940.

        If any person required to be found qualified or suitable fails to provide all or part of the documents or information required by the Board or the Division, and if, as a result, any person holding a license issued pursuant to the act is not or may no longer be qualified or suitable, the Board will issue, under penalty of revocation of the license, a condition naming the person who failed to provide all or part of the documents or information required by the Board or the Division, and declaring that such person may not: (i) receive dividends or interest on securities of a corporation holding a license, if the person has or controls directly or indirectly more than a 5% ownership, income, or profit interest in such corporation; (ii) exercise directly, or through a trustee or nominee, a right conferred by securities of a corporation holding a license, if the person has or controls directly or indirectly more than a 5% ownership, income, or profit interest in such corporation; (iii) receive remuneration or other economic benefit from any person holding a license issued pursuant to the provisions of the act; (iv) exercise significant influence over the activities of a person holding a license issued pursuant to the provisions of the act; or (v) continue owning or holding a security of a corporation holding a license if the person has or controls directly or indirectly more than a five percent ownership, income, or profit interest in such corporation.

        Operating video draw poker devices at truck plazas in Louisiana requires both an establishment license and a device owner license. The establishment license permits the placement by a licensed device owner of video draw poker devices on the licensed premises. A device owner license permits the licensed entity to place and operate video draw poker devices at licensed establishments. In many cases, an establishment licensed for the placement of video draw poker devices will contract with a licensed device owner for video draw poker device placement services for a percentage of the video draw poker revenues. A licensed establishment may also, however, be a licensed device owner. A licensed device owner entity must be majority-owned by a person who has resided within the State of Louisiana for a period of two years.

        Licensed establishments in Louisiana may be a restaurant, bar, motel or hotel, a Louisiana State Racing Commission licensed race track pari-mutuel wagering facility, a Louisiana State Racing Commission licensed satellite wagering facility, or a qualified truck stop facility. Generally, a licensed establishment pays to a device owner a percentage of the net device revenues generated by video draw poker devices placed at its business premises. There is no law that governs the minimum amount that a device owner must be compensated for its services.

        Restaurants and bars may contain up to three video draw poker devices and a hotel or motel may have three video draw poker devices in each of its lounges and restaurants licensed to sell alcoholic beverages, up to a total of twelve for each hotel or motel. A pari-mutuel wagering facility and a licensed satellite wagering facility may have an unlimited number of video draw poker devices. A truck stop facility may have up to fifty video draw poker devices, with the number being determined by the amount of fuel sales of the truck stop facility.

        A restaurant, bar, motel or hotel, pari-mutuel wagering facility, and satellite wagering facility pays an initial non-refundable licensing and processing fee of $1,100. A truck stop facility pays an initial licensing and processing fee of $10,100. A license must be renewed every five years but a renewal fee is required each year. The non-refundable annual renewal and processing fee for a restaurant, bar, motel or hotel, pari-mutuel wagering facility, and satellite wagering facility is $200. The non-refundable annual renewal and processing fee for a truck stop facility is $1,100.

        In addition to the licensing fee, the device owner collects all funds deposited in each video draw poker device and is required to remit to the State of Louisiana on a bi-weekly basis a franchise payment in an amount equal to a percentage of the net device revenue derived from the operation of each video draw poker device owned by him. The amount of the percentage is based on the type of licensed establishment authorized by the Board for the placement of video draw poker devices, as follows: (i) a restaurant, bar, tavern, cocktail lounge, club, motel, or hotel—26%; (ii) a qualified truck stop facility—32.5%; and (iii) a pari-mutuel wagering facility or satellite wagering facility—22.5%.

        The number of video draw poker devices permissible in a qualified truck stop facility is based on average monthly fuel sales, as follows: (i) 100,000 gallons of fuel, of which at least 40,000 gallons are diesel—not more than 50 devices; (ii) 75,000 gallons of fuel, of which at least 30,000 gallons are diesel—not more than 40 devices; (iii) 50,000 gallons of fuel, of which at least 10,000 are diesel—not more than 35 devices. Once licensed, if a truck stop facility sells less than an average of 50,000 gallons per month but more than 25,000 gallons per month in any calendar quarter, the truck stop facility will not be permitted to operate any video draw poker devices in the following calendar quarter. A qualified truck stop facility that sells less than an average of 25,000 gallons per month in any calendar quarter will be subject to revocation of its video draw poker license. Bulk sales or transfers may not be used to calculate monthly averages. The fuel facility is required to offer fuel for sale in the regular course of business at retail, at a price at least 6% above the delivered cost of the fuel.

        In addition, under the act, a qualified truck stop facility is required to have at least five developed contiguous acres and sell fuel, lubricating oil, and other vehicular merchandise, such as batteries, tires, or vehicle parts for eighteen-wheel tractor-trailers, and also meet all of the following criteria: (i) it must be located adjacent to a major state or interstate highway, as defined by the Board (within 2,000 feet of a major state highway or U.S. interstate highway); (ii) it must have an on-site restaurant with all of the following features: (a) provides seating for at least 50 patrons; (b) provides full table service for sit-down meals; (c) is open 12 hours a day; (d) offers a varied menu; and (e) operates a fully equipped kitchen which includes, but is not limited to, a range oven and refrigerated storage appliances used for the preparation of foods for on-premises or immediate consumption; (iii) it must have parking areas with each of the following: (a) a stable parking area for at least 50 18-wheel tractor-trailer motor vehicles, either paved or concrete (or otherwise certified and approved), to support 18-wheel tractor- trailer motor vehicles and their loads, constructed according to industry specifications, subject to approval by the Board and the Division; (b) parking of sufficient size to allow for safe ingress and egress; and (c) parking areas for other vehicles around business entrance ways and exits that do not constitute parking areas for 18-wheel tractor-trailer motor vehicles; (iv) it must have diesel and gasoline fuel; (v) it must have on-site repair service facilities for 18-wheel tractor-trailer motor vehicles which service may be in the form of a contract services business which regularly performs this type of service; (vi) it must have at least four of the following amenities: (a) a separate truckers' television lounge; (b) a full service laundry facility located in a convenient area for truckers' use; (c) private showers for men and women, not located in an area open to general public restroom facilities; (d) a travel store with items commonly referred to as truckers' supplies (items commonly used only by commercial motor vehicles); (e) truck scales; (f) separate truckers' telephones; and (g) permanent storage facilities for fuel; (vii) it must have an area separated for adult patronage only; and (viii) it must have, if available, a Class A—General retail permit or a Class A—Restaurant permit, as defined in Part II of Chapter 1 or Part II of Chapter 2 of Title 26 of the Louisiana Revised Statutes of 1950, to serve or sell alcoholic beverages for on-premises consumption and be owned and leased by a person who meets all personal qualifications for such permit. An owner or lessor of a qualified truck stop facility may lease or sublease any restaurant, convenience store, fuel facility, or any other business operation located on the premises of the qualified truck stop facility to another person, provided that such person executes a written lease which contains a requirement that the lessee or sublessee comply with the laws and regulations which govern the operation of video draw poker devices. If such lease or sublease is granted, the owner or lessor of such qualified truck stop facility shall maintain ultimate supervision and control of his entire truck stop premises.

        Additionally, no license can be granted to any truck stop facility located, at the time application is made for a license to operate video draw poker devices, within five hundred feet of any property that is on the National Historic Registry, any public playground, or a building used exclusively as a church, synagogue, public library, or school.

        All suitability information and applications required to be submitted with respect to the 16 Louisiana truck plazas currently owned by our affiliates have been submitted to the Board and the Division. The approvals of the two December 2005 acquisitions and the five June and July 2006 acquisitions are currently pending. However, because the Board and the Division conduct a new suitability investigation in connection with each acquisition of a facility at which video gaming devices are to be operated, regardless of prior approvals, there can be no guarantee that a suitability approval will ultimately result with respect to the plazas that we propose to acquire.

Gaming Regulation and Licensing—Virginia

        Colonial Downs' success is dependent upon continued government and public acceptance of horse racing as a form of legalized gaming. Although Colonial Downs believes that pari-mutuel wagering on horse racing will continue to be legal in Virginia, gaming has come under increasing scrutiny nationally and locally.

        Opposition to the Virginia Racing Act has been unsuccessfully introduced in the Virginia legislature in the past, but additional legislative opposition may arise in the future. Any repeal or material amendment of the Virginia Racing Act could have a material adverse effect on Colonial Downs' business of pari-mutuel wagering.

        Under the Virginia Racing Act, the Virginia Racing Commission is vested with control over all aspects of horse racing with pari-mutuel wagering and the power to prescribe regulations and conditions under which such racing and wagering are conducted. The Virginia Racing Commission is responsible for, among other things, (i) conducting a review annually of the Colonial's track and satellite wagering facility licenses, (ii) annually approving Colonial Downs' proposed schedule of racing days, (iii) approving new or modified types of pari-mutuel wagering pools requested by Colonial Downs, (iv) issuing permits to all officers, directors, racing officials, and other employees of Colonial, and (v) approving simulcast schedules at the track and at the satellite wagering facilities. The Virginia Racing Commission also has the authority to promulgate regulations pertaining to Colonial Downs' track facilities, equipment, safety and security measures, and controls the issuing of licenses and permits for participants in pari-mutuel racing, including Colonial Downs employees at the track and at the satellite wagering facilities. In addition, the Virginia Racing Commission must approve any acquisition or continuing ownership of a 5% or greater interest in Colonial Downs. Action by the Virginia Racing Commission that is inconsistent with the Colonial's business plan could have a material adverse effect on Colonial Downs.

        During the 2000 session of the Virginia General Assembly, an amendment to the Racing Act was passed that requires Colonial to enter into contracts with each representative horsemen's group and provides for it to contribute to the purse account of the respective breed a minimum of 5% of the first $75 million of simulcast amounts wagered ("handle"), 6% of the next $75 million and 7% of all handle over $150 million. The amendment also provides for the breakage generated by pari-mutuel wagering to be allocated 70% to capital expenditures and 30% to backstretch benevolent activities. Prior to this amendment, Colonial Downs received all breakage. The Virginia Racing Act requires that, after July 1, 2000, we enter into contracts with each representative horsemen's group that provide for us to contribute, by breed of horse, a minimum of 5% of the first $75 million of handle, 6% of the next $75 million of handle and 7% of all handle over $150 million to the purse account of the respective breed. Finally, the amendment empowers the Commission to summarily suspend Colonial Downs' licenses if it believes the Racing Act or the regulations have been violated. In addition, the Interstate Horse Racing Act also requires that we secure the consent of the Virginia Horsemen's Benevolence and Protective Association (the "VaHBPA") and the Virginia Harness Horse Association ("VHHA") to the export simulcasting of races. These consents are usually contained in the agreement between each group and us.

        The licenses issued by the Virginia Racing Commission to Colonial Downs for the racetrack and its satellite wagering facilities are for a period of not less than 20 years, but are subject to annual review by the Virginia Racing Commission. It is possible that such licenses will not be renewed or that such licenses could be suspended or revoked by the Virginia Racing Commission for violations of the Virginia Racing Act or Virginia Racing Commission rules. We also hold an advance deposit account wagering license that is renewable annually. Our current license expires December 31, 2006 and we expect that it will be renewed although no absolute assurance can be given in this regard.

        Our agreement with VHBPA expires on December 31, 2007. Our agreement with the VHHA expires on December 31, 2008. In the event we cannot renew these agreements in the future, the Virginia Racing Commission has the right to suspend our licenses to operate our racetrack and the satellite wagering facilities until agreements are in place although it has not indicated that it will do so. Although it is difficult to the predict the likelihood of such an event, closure of the satellite wagering facilities would be detrimental to the horsemen's groups as well as us since each horsemen's group's primary source of purse funds is its percentage of wagering at the satellite facilities.

        Colonial Downs, the track and the satellite wagering facilities are also subject to a variety of other laws and regulations, including zoning, construction, and land-use laws and the regulations of the Virginia Alcoholic Beverage Control Board. Such laws and regulations may affect the selection of racing center sites because of parking, traffic flow, and other similar considerations. Any interruption or termination of Colonial Downs' ability, or that of its concessionaires, to serve alcoholic beverages could have a material adverse effect on Colonial Downs.

Gaming Regulation—Federal

        Colonial Downs' interstate simulcast operations are subject to the Federal Interstate Horse Racing Act, which regulates interstate satellite wagering. In order to conduct wagering on import simulcasting at the track or any racing center, the Interstate Horse Racing Act requires Colonial Downs to obtain the consent of the Virginia Racing Commission, the consent of the racing commission of the state where the horse racing meet originates, and the consent of the representative horsemen groups in the origination state. To conduct export simulcasting, Colonial Downs must obtain the consent of the Virginia Horseman's Benevolent and Protective Association or the Virginia Harness Horse Association, and the Virginia Racing Commission. Also, in the case of satellite wagering to be conducted at any of Colonial Downs' satellite wagering facilities, the Interstate Horse Racing Act requires Colonial Downs to obtain the approval of all currently operating horse racetracks within 60 miles of the satellite wagering facilities or if there are no currently operating tracks within 60 miles, the approval of the closest operating horse racetrack, if any, in an adjoining state. Significant delay in obtaining or failure to obtain these consents or approvals could have a material adverse effect on Colonial Downs.

        The National Gaming Commission conducted a comprehensive legal and factual study of gambling in the United States and existing federal, state, and local policies and practices with respect to the legalization or prohibition of gambling activities. The commission published its findings and recommendations in 1999. Although no proposals have been put forward to implement the commission's recommendations, the future adoption of some or all of these recommendations could have a material adverse effect on our business and operations.

Liquor Regulation

        The sale of alcoholic beverages in Colorado is subject to licensing, control and regulation by certain Colorado state and local agencies (the "Liquor Agencies"). Subject to certain exceptions, all persons who directly or indirectly own 5% or more of a company or its casino must file applications with and are subject to investigation by the Liquor Agencies. The Liquor Agencies also may investigate persons who, directly or indirectly, lend money to liquor licensees. All liquor licenses are renewable, are revocable and are not transferable. The Liquor Agencies have broad powers to limit, condition, suspend or revoke any liquor license. Any disciplinary action by the Liquor Agencies or any failure to renew or other revocation of any of our liquor licenses would have a material adverse effect on our operations and Black Hawk Gaming's Colorado casinos.

        Under Colorado law, it is a criminal violation for any person or entity to own a direct or indirect interest in more than one type of alcoholic beverage license or more than three gaming tavern liquor licenses. Black Hawk Gaming's Colorado casinos have gaming tavern liquor licenses. Accordingly, our expansion and diversification opportunities in Colorado are limited by these licensing restrictions.

        The sale of alcoholic beverages in Reno and Carson City, Nevada, is subject to licensing, control and regulation by the Cities of Reno and Carson City, respectively. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of Gold Dust West and Piñon Plaza.

        Alcohol regulation within the State of Louisiana is performed primarily by the Office of Alcohol and Tobacco Control (the "Board"). The Commissioner of the Board is given broad discretion in the granting and denial of state alcohol permits. While permits are issued on a state level, the local municipality is also permitted to provide for concurrent local licensing. The state alcohol regulatory scheme is contained at Title 26:1 of the Louisiana Revised Statutes (hereinafter referred to as the "act"). Generally, no permit may be issued if the applicable premises is located three hundred feet or less, as fixed by the local municipal ordinance, of a public playground or of a building used exclusively as a church or synagogue, public library, or school. Local municipalities are also permitted to regulate the opening and closing hours of permitted businesses as well as to prohibit the sale of alcoholic beverages altogether by referendum vote of the people within the municipality. A local municipality may also regulate via zoning designations the permissibility or prohibition of the permitting of businesses that sell alcoholic beverages within that municipality. All our video gaming truck plaza facilities are currently licensed by the applicable state and local alcohol licensing authorities.

        The sale of alcoholic beverages in Virginia is subject to licensing, control and regulation by the Virginia Department of Alcoholic Beverage Control (the "Virginia ABC Board"), a Virginia state agency. The Virginia ABC Board issues licenses based upon the type of beverage, type of establishment or place of consumption. Virginia ABC laws include the responsibility of the licensee to maintain complete and accurate records, certain restrictions on advertising and certain food sale requirements.

        Before receiving a Virginia ABC license, an applicant must satisfy several requirements. The Virginia ABC Board conducts an extensive background investigation (to include a criminal history review as well as contacts with the local governing body of each license application) and contacts local officials, residents and business people in the vicinity of the establishment to ascertain if any objections exist. The background investigation is completed for all principal owners of the proposed licensee. Administrative hearings are available to afford all interested parties the opportunity to present any concerns with respect to an application.

        A licensee is required to maintain financial responsibility for its business, including timely payment of all taxes, creditor obligations and other bills, and must keep accurate records of all such transactions. Mixed beverage licensees must record sales and purchases of all mixed beverages, food and non-alcoholic beverages. Mixed beverage licensees must submit annual review reports to the Virginia ABC Board showing all purchases and sales of alcoholic beverages during the year as well as an accurate inventory. Finally, the Virginia ABC Board imposes certain restrictions and limitations on advertising, the use of advertising materials and promotions.

        If Virginia ABC agents discover license violations, a disciplinary hearing will typically be conducted with a Virginia ABC hearing officer. Any aggrieved localities and members of the community may attend the hearing and present any additional or relevant objections or complaints concerning the license. The Virginia ABC Board has broad power to limit, condition, suspend or revoke any license granted on discovery of any violation. Any disciplinary action by the Virginia ABC Board or any failure to renew or any revocation of a liquor license would likely have a material adverse effect on the operation of Colonial Downs' track and satellite wagering facilities.

Environmental, Health and Safety Laws and Regulations

        Our operations are subject to a variety of federal, state and local environmental laws and regulations including those relating to emissions to the air, discharges to water, storage treatment and disposal of waste, land use, remediation of contaminated sites, use and operation of underground storage tanks, and protection of natural resources such as wetlands. Our facilities are subject to risks associated with mold and other building contaminants. We are also subject to worker health and safety requirements. We believe our operations are in substantial compliance with applicable environmental, health and safety requirements. To date, we have not incurred material expenditures with respect to these matters. However, there can be no guarantee that new laws or regulations, changes in enforcement policies, or newly discovered conditions or information could not result in additional expenditures or liabilities, some or all of which could have a material adverse effect on our business or results of operation.

Taxation

        Gaming operators in Colorado are subject to state and local taxes and fees in addition to ordinary federal and state income taxes. The City of Black Hawk has imposed an annual license fee, currently $750, for each gaming device installed in a casino. In addition, Colorado has a tax on gross gaming revenue (also called "adjusted gross proceeds") being generally defined as the total amount wagered less the total amount paid out to players. Currently, gaming tax rates are as follows:

Tax as Percentage of Adjusted Gross Proceeds	Annual Amount of Adjusted Gross Proceeds
0.25%	$0 – 2,000,000
2.00%	2,000,001 – 4,000,000
4.00%	4,000,001 – 5,000,000
11.00%	5,000,001 – 10,000,000
16.00%	10,000,001 – 15,000,000
20.00%	15,000,001 and above

        Both of Black Hawk Gaming's Colorado casinos are subject to the maximum rate. Neither the Colorado constitution nor the gaming statutes require that gaming tax rates be graduated, as they currently are. Under the Colorado constitution, the Colorado Gaming Commission could increase the top rate to as much as 40%. A more recent tax limitation amendment to the Colorado constitution, however, states that neither the state nor any local government may increase a tax rate without an affirmative vote of the people; therefore, there is a question as to whether the Colorado Gaming Commission could constitutionally increase the state tax levied on gross gaming revenues without such a vote. The Colorado legislature rejected this argument after the top tax rate was increased to 20% in 1996, and no court was asked to rule on the applicability of the tax limitation amendment to gaming tax rates.

        In Nevada, license fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada, Washoe County, the City of Reno and the City and County of Carson City, as applicable. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A live entertainment tax is also paid by casino operations where entertainment is furnished in connection with an admissions charge or the selling or serving of food or refreshments or the selling of merchandise. Presently the state tax in Nevada on adjusted gross revenue from gaming is 6.75%.

        Video gaming operators in truck plazas in Louisiana are subject to state and local taxes and fees in addition to ordinary federal and state income taxes. The state of Louisiana has imposed a franchise tax of 32.5% of the net device revenue from each video gaming device located at a truck plaza. The net device revenue is the amount remaining after all winnings have been paid. This franchise tax is collected twice per month by the Louisiana state police based on the data that is provided directly to them from the devices. There is also an annual state establishment license fee of $1,000. In addition, the state imposes a device operation fee of $1,000 per year per device, which is paid quarterly, and each parish imposes an annual occupational license tax of up to $50 per device.

        Colonial Downs is subject to a number of federal, state and local taxes and fees. These include fees to support the Virginia Breeders' Fund, taxes payable to the Commonwealth of Virginia, taxes and admission charges payable to New Kent County, where the track is located, and taxes payable to localities in which satellite wagering facilities are located based upon attendance and the amount of monies wagered both at the track and at the satellite wagering facilities. Colonial Downs believes that the public acceptance of pari-mutuel wagering on horse races, as well as other forms of gaming, is based, in part, on the governmental revenues it generates from taxes and fees on such activities. It is possible that gaming activities, including horse racing, may become a target for additional federal, state, or local taxes and fees. A significant increase in such taxes or fees or the creation of significant additional taxes or fees could have a material adverse effect on us.

MANAGEMENT

Directors and Executive Officers

        The following table provides information regarding our directors and executive officers and key employees of Black Hawk Gaming, Colonial Downs and the Louisiana properties as of June 30, 2006:

Name	Age	Position
Jeffrey P. Jacobs	52	Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board
Richard E. Jacobs	80	Director
Stephen R. Roark	58	Chief Financial Officer and President of Casino Operations
Ian M. Stewart	51	President of Pari-Mutuel Wagering and Video Poker Operations
Michael T. Shubic	51	Vice President of Casino Operations
Stan Guidroz	39	Vice President of Louisiana Operations

        Jeffrey P. Jacobs is our Chairman, Chief Executive Officer, President, Secretary and Treasurer. From 1996 to present, he served as Chairman and Chief Executive Officer of Diversified Opportunities Group Ltd., a company co-founded by Mr. Jacobs and his father, Richard E. Jacobs, and based in Cleveland, Ohio, that has investments in gaming companies and ventures. Diversified Opportunities Group Ltd. was acquired by Jacobs Entertainment on February 22, 2002. From 1975 to present, Mr. Jacobs has also served as Chairman and Chief Executive Officer of Jacobs Investments, Inc., a company engaged in the development, construction and operation of residential and commercial real estate projects in Ohio. He is also involved in a variety of private equity transactions and investments. Mr. Jacobs served in the Ohio House of Representatives from 1982 until 1986. He is also Chairman and Chief Executive Officer of Colonial Holdings, and Chairman and Chief Executive Officer of Black Hawk Gaming.

        Richard E. Jacobs is our other Director. Mr. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Indians Baseball Company, Inc. from its inception in 1998 to February 2000. From 1986 to 1998, Mr. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Baseball Corporation, which previously served as the general partner of the partnership that now owns the Cleveland Indians Baseball team. Mr. Jacobs is also Chairman of the Board and Chief Executive Officer of The Richard E. Jacobs Group Inc., a real estate management and development company.

        Stephen R. Roark is currently our Chief Financial Officer and President of Casino Operations. He has been employed as Chief Financial Officer of Black Hawk Gaming since August 1993 and became a director of Black Hawk Gaming in 1994. He was elected President of Black Hawk Gaming in September 1995. Prior to that time he was an independent consultant in the Denver area rendering financial and accounting assistance to companies in the public marketplace. Mr. Roark has 17 years of public accounting experience, having served as a partner with a local accounting firm based in Denver and as a partner with a national accounting firm. Mr. Roark was with Hanifen, Imhoff and Prudential Securities, Inc. for three years and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Roark obtained his B.S.B.A. in Accounting from the University of Denver in 1973.

        In the near future, our board of directors plans to promote Mr. Roark to the position of President of Jacobs Entertainment, Inc. In this capacity, he will assume responsibility for various aspects of our business as assigned by our Chairman, primarily overseeing our overall financial activities. Mr. Roark will also be instrumental in engaging and transitioning a new Chief Financial Officer, who will report to him and our Chief Executive Officer.

        Ian M. Stewart is currently our President of Pari-Mutuel Wagering. He has served as President of Colonial Downs since November 1998 and its Chief Financial Officer since June 1997. From January 1998 through November 1998, Mr. Stewart served as Chief Operating Officer of Colonial Downs. From October 1994 to June 1997, Mr. Stewart served as a consultant and a temporary Chief Financial Officer for several Virginia-based businesses. From December 1989 to September 1994, Mr. Stewart was Vice President and CFO of Hat Brands, Inc. Mr. Stewart is a certified public accountant and holds an M.B.A. degree from the University of Michigan.

        Michael T. Shubic is currently our Chief Operating Officer. Mr. Shubic joined us in December 2002, and served as our Vice President of Casino Operations from December 2002 through May 2006. From 2000 to 2002, Mr. Shubic was Vice President and General Manager of the Isle of Capri Black Hawk Casino in Black Hawk, Colorado. From 1997 to 2000, as a private individual, he explored and participated in various aspects of the golf industry, including education, sales and management. From 1984 to 1997, Mr. Shubic was employed by several gaming companies in Las Vegas and Reno, Nevada, Joliet, Illinois, and Nassau, Bahamas. His positions included marketing manager, casino administrator, customer analysis manager, casino credit manager and food and beverage manager. Mr. Shubic holds a B.S. degree in Hotel Administration from the University of Nevada.

        Stan Guidroz is currently our Vice President of Louisiana Operations, having joined us in July 2002. Prior to that he was Director of Sales and Marketing for our Louisiana operations where he managed the sales and marketing efforts as well as the development of a proprietary fuel program for our truck stop plazas. Prior to joining us, Mr. Guidroz held the position of Director of Operations for Pumpelly Oil, the largest petroleum marketing company in the Gulf Coast, for six years. Mr. Guidroz recently completed his MBA at the University of Louisiana of Lafayette.

        We are a company wholly owned 50% by Jeffrey P. Jacobs and two of his family trusts, and 50% by revocable and irrevocable trusts established by his father, Richard E. Jacobs. Our board of directors, consisting of Messrs. Jeffrey P. Jacobs and Richard E. Jacobs, has no nominating, audit, compensation or other committees. The board has adopted a code of ethics which is applicable to our CEO, CFO and our employees. We rely on our employment procedures, and our system of internal controls and procedures to deter wrongdoing and to promote honest and ethical conduct, full, fair and accurate disclosure in our reports, our compliance with governmental laws, rules and regulations, and internal reporting of violations of our policies.

Executive Compensation

        Because we are a Subchapter S corporation under the Internal Revenue Code of 1986 and our stockholders, rather than we, pay taxes on our income, we anticipate making distributions to our stockholders in amounts sufficient to enable them to make the required tax payments. We formulate additional incentive compensation plans for upper management and selected middle management personnel based on Jacobs Entertainment's achievement of multi-year financial and growth objectives. The terms of the incentive compensation plans are established by Jacobs Entertainment's board of directors. Presently we have no employment agreements with any of our officers or employees.

        The following table sets forth information regarding the compensation paid by Jacobs Entertainment to each of the following individuals for services rendered in all capacities for the years indicated:

Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation($)
Jeffrey P. Jacobs	2005 2004 2003	500,000 500,000 500,000	250,000 250,000 -0-	— — —	— — —	— — —	— — —	— — —
Stephen R. Roark	2005 2004 2003	350,000 328,000 303,000	107,000 72,000 30,000	— — —	— — —	— — —	— — —	— — —
Ian M. Stewart	2005 2004 2003	250,000 238,000 213,000	75,000 30,000 40,000	— — —	— — —	— — —	— — —	— — —
Michael T. Shubic	2005 2004 2003	240,000 208,000 200,000	73,000 59,000 30,000	— — —	— — —	— — —	— — —	— — —

(1)
The principal positions of the named executives are described above.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2006, for (i) each stockholder who is known by us to own beneficially more than 5% of our common stock, (ii) each director and executive officer, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by the persons named in this table, that such persons have voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable.

        As of June 30, 2006, there were 1,500 shares of our common stock outstanding divided into 1,320 Class A shares and 180 Class B shares. The shares are equal in all respects except that each Class B share entitles the holder to 50,000 votes on each matter required to be voted upon by our shareholders. We have no equity compensation, stock option or similar plans relating to our equity securities.

	Number of Shares		Percentage
Stockholder	Class A	Class B	Class A	Class B
Jeffrey P. Jacobs(1) Golden Bear Plaza East Tower 1170 U.S. Highway One, Suite 600 North Palm Beach, Florida 33408	264	—	20%	—
Jacobs Family Economic and Control Trusts(2)(4) Hahn Loeser & Parks LLP 200 Public Square, Suite 3300 Cleveland, Ohio 44114	396	90	30%	50%
Richard E. Jacobs(3)(4) 25425 Center Ridge Road Cleveland, Ohio 41445	660	90	50%	50%
All executive officers and directors as a group	924	90	70%	50%

(1)
Jeffrey P. Jacobs is our Chief Executive Officer, President, Secretary, Treasurer and Chairman of the Board.

(2)
The Jacobs Family Economic Trust owns 396 Class A shares and the Jacobs Family Control Trust owns 90 Class B shares. Both trusts are dynasty trusts established by Jeffrey P. Jacobs for the benefit of his current and future heirs and place certain restrictions on the transfer of the shares by the trustee. The current trustee of both trusts is Stanley R. Gorom III, a partner in the Cleveland, Ohio law firm of Hahn Loeser & Parks, LLP.

(3)
All shares shown as beneficially owned by Richard E. Jacobs are owned by The Richard E. Jacobs Revocable Trust, and the Richard E. Jacobs Irrevocable Trust. Richard E. Jacobs is the trustee of the revocable trust and Jeffrey P. Jacobs is the trustee of the irrevocable trust which owns 12.4% of our Class A shares.

(4)
The trusts referred to in the two preceding notes are referred to herein collectively as the "Trusts."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In order to assist Black Hawk Gaming in its efforts to research, develop, perform due diligence on and possibly acquire new gaming opportunities, it entered into an agreement with Premier One Development Company ("Premier"), effective October 1, 1997. On May 9, 2000, Premier merged into Jacobs Investments Management Co. Inc., 82% of which is owned by Jeffrey P. Jacobs and the remaining 18% of which is owned in equal portions by two former directors of Colonial Downs. Jacobs Entertainment, Inc. paid or accrued $450,000 to Jacobs Investments Management Company for services during the year ended December 31, 2005, 2004 and 2003. In 2002, this agreement was extended until December 31, 2009, at the rate of $450,000 annually. On June 16, 2006, fees under this agreement were increased to $1.25 million per year for 20 years and the agreement also requires that we pay a development fee of 2 1/2% of budgeted development costs for projects undertaken by us.

        We provide monthly management and accounting services to truck stops owned by an affiliate of Jeffrey P. Jacobs and the Trusts. In addition, the affiliate purchases repair parts from us. Total charges to the affiliate for management services and repair part purchases totaled $480,000 and $384,000 for the years ended December 31, 2005 and 2004, respectively. Accounts receivable due from affiliates totaled $286,000 and $224,000 as of December 31, 2005 and 2004, respectively. We expect to continue to render management and accounting services to the affiliate in the future. We believe the fees paid to us are no less favorable to us than those that would be paid to unaffiliated vendors.

        Jacobs Entertainment was the obligor on notes to Jeffrey P. Jacobs and the Trusts totaling $9.0 million, with interest only payable semi-annually at 12% per annum, and the principal amount due and payable on January 31, 2010. These notes were issued in connection with our acquisition of the Louisiana truck stops. We were also an obligor on $10.5 million of notes issued in connection with our acquisition of additional truck stops from an unaffiliated party. These notes were purchased from the seller in February 2003 for $7 million by Jeffrey P. Jacobs and the Trusts. All of the notes described in this paragraph were paid on June 16, 2006.

        In March 2005, we issued an additional $23 million in principal amount of our 11 7/8% Senior Secured Notes due 2009. We used proceeds derived from the sale of the notes to complete a purchase and sale agreement with Gameco Holdings, Inc., a company owned and controlled by our two directors and our then sole owners. We purchased from Gameco Holdings, Inc. all of the membership interests of three limited liability companies, each of which owned or leased a video gaming truck plaza in Louisiana. The aggregate purchase price of the entire membership interests in the three LLCs was $22.5 million. The assets of each LLC were purchased free and clear of liens and encumbrances and were pledged as additional collateral under our indenture. The acquisition of the three video gaming truck plazas was a combination of entities under common control and, as a result, the transaction was treated for accounting and financial reporting purposes similar to a pooling of interests. Under this method of accounting, the acquisitions were recorded at the transferor's (Gameco Holdings, Inc.'s) book value (rather than fair value), which is primarily represented by the historical identifiable cash cost in the assets transferred. This amount is approximately $11 million. The difference between this amount and the purchase price of $22.5 million was regarded for accounting and financial reporting purposes as a distribution to our then two owners, and our stockholders' equity was reduced by that amount. We obtained an opinion from an independent investment banker that the consideration paid was fair to us from a financial point of view.

        As part of the acquisition of these three truck plazas, the affiliated party seller provided capital to the Company. Amounts payable to this affiliated party totaled $0.4 million and $1.8 million as of December 31, 2005 and 2004, respectively.

        In December 2005, we acquired two of our 16 Louisiana truck plaza video gaming facilities from two unaffiliated companies for an aggregate consideration of $12.3 million. Our owners made an

$8.8 million capital contribution to us which we used along with $3.5 million of other funds to pay the purchase price. We made a distribution to our owners of $8.8 million on June 16, 2006.

        In May 2006, we entered into agreements with Gameco Holdings, Inc., an affiliated company, to purchase three Louisiana truck plaza video gaming facilities and raw land and equipment suitable for a fourth facility. We closed these agreements on June 16, 2006. The total purchase price was $15.0 million (with $620,000 allocated to the raw land). The affiliated company's net book value in the interests acquired was approximately $7.9 million resulting, for accounting purposes, in a net distribution to our stockholders of approximately $7.1 million.

        We may invest up to $3 million per year in private or publicly traded securities of unaffiliated companies. These investments may be selected and managed by Jacobs Investments, Inc., a company wholly owned and controlled by our Chairman and Chief Executive Officer, Jeffrey P. Jacobs, provided that our pro forma consolidated leverage ratio (ratio of our total pro forma debt to our pro forma EBITDA) must be 5.0:1.00 or less after giving effect to any such investment; provided further that to the extent that less than $3.0 million in the aggregate of such investments are made in any fiscal year, the unused amount may be used in the succeeding fiscal year, subject to the pro forma leverage condition just discussed.

        An affiliated company owns and has the right to acquire additional video gaming truck plazas in Louisiana. We have the right to purchase any existing or future video gaming facilities acquired by that company at a price equal to (i) the lesser of (a) 7 times trailing 12 months EBITDA, and (b) the sum of the consideration paid by the affiliated company plus or minus an adjustment for working capital and plus 1.0 times the trailing 12 months EBITDA, or (ii) an amount supported by a fairness opinion by a nationally recognized accounting, investment banking or appraisal firm; provided that after giving effect to each such acquisition and pro forma for contemplated expenditures, (x) there must be at least $10,000,000 of undrawn availability under our revolving credit line, (y) we must be in pro forma compliance with all financial covenants under our credit agreements, and (z) we must maintain specified levels with respect to our consolidated total leverage ratio. Any such acquisitions by us could result in significant profits to the affiliated company.

        We have the option to purchase and acquire long-term leases on land and certain improvements on the West Bank of the Cuyahoga River in Cleveland, Ohio (the "Nautica properties"). Our Chairman and Chief Executive Officer and certain of his affiliated companies own varying interests in five of the six parcels comprising the Nautica properties. For a discussion relating to these properties, see "Business—Certain Transactions During 2005 and 2006."

        On June 16, 2006, we used proceeds from our refinancing to pay our stockholders a special distribution of $10 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

        On June 16, 2006, we entered into a senior secured credit agreement with Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner, CIBC World Markets Corp. as joint lead arranger and joint bookrunner and Credit Suisse, Cayman Islands Branch (CS) as administrative agent and collateral agent.

        Our senior credit facility provides senior secured financing of $100.0 million, consisting of:

  •
  a $40.0 million in a term loan facility;

  •
  a $40.0 million revolving credit facility; and

  •
  a $20.0 million delayed draw term loan facility.

        The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans. The delayed draw term loan facility allows us to make up to two borrowings prior to December 31, 2006 to finance certain capital expenditures.

Interest Rate and Fees

        Borrowings under our senior credit facility bears interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) CS's prime rate and (2) the federal funds rate plus 1/2 of 1% or (b) a LIBOR rate for the interest period relevant to such borrowing adjusted for certain additional costs. We expect that the initial applicable margin for borrowings will be, under the revolving credit facility, 1.50% with respect to the base rate borrowings and 2.50% with respect to LIBOR borrowings and, under the term loan facilities, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings. The applicable margin for borrowings under the revolving credit facility may be reduced subject to our attaining certain total leverage ratios.

        In addition to paying interest on outstanding principal under our senior credit facility, we will be required to pay a commitment fee to the lenders under the revolving credit facility and the delayed draw term loan facility in respect of the unutilized commitments thereunder. The commitment fee rate with respect to the revolving facility is 0.50% per annum and the commitment fee rate with respect to the delayed draw term loan facility is 1.00% per annum. We must also pay customary letter of credit fees.

Prepayments

        Our senior credit facility requires us to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% of our annual excess cash flow;

  •
  100% of the net cash proceeds of certain asset sales or other dispositions of property by the Company and its subsidiaries (including insurance and condemnation proceeds), if we do not reinvest those proceeds in assets to be used in our business or make certain other permitted investments within 270 days; and

  •
  100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the senior secured credit agreement.

        The foregoing mandatory prepayments will be applied pro rata to the term loan facilities and to installments of the term loan facilities in inverse order of maturity.

        We may voluntarily repay outstanding loans under our new senior credit facility at any time without premium or penalty, other than customary "breakage" costs with respect to LIBOR loans.

Amortization

        We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount for the first five years and nine months, with the remaining amount payable on the date that is six years from the date of the closing of the senior secured credit facilities.

        Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity, five years from the date of the closing of the senior secured credit facilities.

Guarantee and Security

        All obligations under our senior credit facility are unconditionally guaranteed by, subject to certain limited exceptions, each of our existing and future domestic wholly-owned subsidiaries (referred to, collectively, as Guarantors).

        All obligations under our senior credit facility, and the guarantees of those obligations, are secured by substantially all the following assets of ours and each Guarantor, subject to certain exceptions:

  •
  a pledge of 100% of the capital stock of each U.S. Guarantor and 65% of the capital stock of each of our wholly-owned foreign subsidiaries that are directly owned by us or one of the Guarantors; and

  •
  a security interest in, and mortgages on, substantially all tangible and intangible assets of ours and of each Guarantor.

Certain Covenants and Events of Default

        Our senior credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

  •
  incur additional indebtedness or issue preferred stock;

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  create liens on assets;

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  enter into sale and leaseback transactions;

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  engage in mergers or consolidations;

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  sell assets;

  •
  pay dividends and distributions or repurchase our capital stock;

  •
  make investments, loans or advances;

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  make capital expenditures;

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  repay subordinated indebtedness;

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  make certain acquisitions;

  •
  engage in certain transactions with affiliates;

  •
  amend material agreements governing our subordinated indebtedness; and

  •
  change our lines of business.

        In addition, our senior credit facility requires us to maintain the following financial covenants:

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  a maximum total leverage ratio;

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  a maximum senior secured ratio; and

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  a minimum interest coverage ratio.

        Our senior credit facility also contains certain customary affirmative covenants and events of default.

Other

        In addition to our senior secured credit facilities described above, at March 31, 2006 we had (i) various capital leases aggregating $4.4 million which have a weighted average interest rate of approximately 12% per annum; and (ii) business improvement district bonds having an outstanding principal balance of $3.5 million and which bear interest at 6.5% per annum.

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Company" refers only to Jacobs Entertainment, Inc. and not to any of its Subsidiaries.

        The Company will issue the New Notes under an Indenture (the "Indenture") among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"), in an offering registered under the Securities Act of 1933 by means of the registration statement of which this prospectus is a part. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

Brief Description of the Notes and the Guarantees

The Notes

        The Notes:

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  are unsecured senior obligations of the Company;

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  are equal in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities) of the Company;

  •
  are effectively subordinated to all secured Indebtedness of the Company (including the Senior Credit Facilities);

  •
  are senior in right of payment to any future Indebtedness of the Company that is subordinated in right of payment to the Notes or the Guarantees; and

  •
  are guaranteed on an unsecured senior basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities.

The Guarantees

        The Guarantors, as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

        The current and future Restricted Subsidiaries of the Company that are guarantors under the Senior Credit Facilities have guaranteed the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of the issuing Guarantor, is equal in right of payment to all existing and future Senior Indebtedness of such entity, is effectively subordinated to all secured Indebtedness of each such entity and is senior in right of payment to all existing and future Indebtedness of such entity that is subordinated in right of payment to such Guarantee. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Company that do not Guarantee the Notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.

        Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of indebtedness and require debt holders to return payments received from guarantors."

        Each Guarantee provides that it will be automatically and unconditionally released and discharged upon:

          (1)   (a) any sale, exchange or transfer (by merger or otherwise) of the (i) Capital Stock of the issuing Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

            (b)   the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the proper designation of the Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

            (d)   the Issuer exercising its legal defeasance option as described under "Legal Defeasance and Covenant Defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Secured Indebtedness and the Notes

        The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee is equal in right of payment to all Senior Indebtedness of the Company or the relevant Guarantor, as the case may be, including the obligations of the Company and such Guarantor under the Senior Credit Facilities.

        The Notes are effectively subordinated to all of the Company's and the Guarantor's existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of June 30, 2006, the Company has approximately $47 million of secured Indebtedness, which consists of secured Indebtedness outstanding under our $100 million Senior Credit Facilities and our capital leases and special assessment bonds.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock."

Principal, Maturity and Interest

        The Company issued $210.0 million aggregate principal amount of Notes on June 16, 2006. The Company may issue additional notes (the "Additional Notes") from time to time after this offering (without limitation as to principal amount), but the Additional Notes may not be issued with original issue discount as determined under Section 1271, et seq., of the Internal Revenue Code of 1986, as amended. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company issued Notes in denominations of $2,000 and integral multiples of $1,000. The Notes will mature on June 15, 2014.

        Interest on the Notes accrues at the rate of 9 3/4% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2006. The Company will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

        Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest, premium and Additional Interest, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The Holder will be treated as the owner of its Notes for all purposes.

Optional Redemption

        At any time prior to June 15, 2009, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of any Equity Offering; provided that:

            (1)   at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and

            (2)   the redemption must occur within 45 days after the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company's option prior to June 15, 2010.

        On and after June 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Percentage
2010	104.875%
2011	102.438%
2012 and thereafter	100.000%

Mandatory Disposition in Accordance with Gaming Laws

        Each Holder, by accepting the Notes, will be deemed to agree (to the extent permitted by applicable law) that if the Gaming Authority of any jurisdiction in which the Company or any of its Subsidiaries conducts or proposes to conduct gaming requires that a Person who is a Holder or a beneficial owner of any of the Notes must be licensed or found suitable under applicable Gaming Laws, such holder shall apply for a license or a finding of suitability within the required time period. If such Person fails to apply or become licensed or is found unsuitable, the Company shall have the right, at its option, (i) to require such Person to dispose of its Notes or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be ordered by such Gaming Authority, or (ii) to redeem such Notes at a price of the lesser of (a) such Person's cost and (b) 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so ordered by the Gaming Authority. The Holder or beneficial owner applying for a license or finding of suitability must pay all costs of the licensure or investigation for such finding.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs and unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "Optional Redemption," each Holder will have the right to require the Company to repurchase all or any part (in minimum principal amounts of $2,000 and integral multiples of $1,000) of that Holder's Notes on the terms set forth in the Indenture (a "Change of Control Offer"). In the Change of Control Offer, the Company will offer to repurchase each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the "Change of Control Payment Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

            (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

            (2)   deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

            (3)   deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers' certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

        The Paying Agent will promptly mail to each Holder so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 and an integral multiple of $1,000.

        The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Senior Credit Facilities provides, and future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" and "Certain Covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group is uncertain.

Asset Sales

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of;

          (2)   in the case of an Asset Sale involving consideration in excess of $1.0 million, such fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee; and

          (3)   at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

            (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

            (b)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds to (1) make capital expenditures, (2) the acquisition of all or substantially all of the assets, or a majority of the Voting Stock of another Permitted Business; provided that (a) if such Investment in any business is in the form of the acquisition of Capital Stock, such Investment results in the Company or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary and (b) if such Investment is in the form of an acquisition of assets, such newly acquired assets are held by the Company or a Restricted Subsidiary, (3) the acquisition of other long-term assets in another Permitted Business (each of clauses (1), (2) and (3) above, either individually or in the aggregate, "Replacement Assets"), (4) retire and permanently reduce Indebtedness incurred under the Senior Credit Facilities; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount, and/or (5) repay other Senior Indebtedness that is secured by a Lien incurred in compliance with the terms of the Indenture, in accordance with the terms thereof.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness that is in a minimum principal amount of $2,000 and integral multiples of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within thirty Business Days after the date that Excess Proceeds exceed $5.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to applicable limitations arising from other covenants contained in the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (1)   if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2)   if the Notes are not so listed, on a pro rata basis, provided that no Notes of $2,000 or less shall be redeemed in part.

        Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or (y) dividends or distributions payable by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, the Company or a

  Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities;

          (2)   purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4)   make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments") unless, at the time of and immediately after giving effect to such Restricted Payment:

          (I)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (II)  the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 2006 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

            (b)   100% of the aggregate net cash proceeds received by the Company since the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used as a basis for incurring Indebtedness or Preferred Stock pursuant to clause (12) of the second paragraph of "—Incurrence of Indebtedness and Issuance of Preferred Stock") from the issue or sale of:

              (i)    Capital Stock of the Company, excluding cash proceeds received from the sale of Capital Stock to members of management, directors or consultants of the Company (excluding the Principals and Related Parties) and the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph;

              (ii)   debt securities of the Company that have been converted into or exchanged for such Capital Stock of the Company; or

              (iii)  other equity contributions made to the Company or to any Restricted Subsidiary that is a Guarantor by the holders of Capital Stock of the Company provided, however, that this clause (b) shall not include the proceeds from (X) Capital Stock or convertible debt securities of the Company sold to a Restricted Subsidiary, as the case may be, or (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

            (c)   to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash (other than a sale to the Company or a Restricted Subsidiary), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

            (d)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, in each case after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; provided, further, that no amount will be included under this clause (d) to the extent it is already included in Consolidated Net Income.

    The preceding provisions do not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   if no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated in right of payment to the Notes or the Guarantees of the Company or Wholly Owned Restricted Subsidiary that is a Guarantor, as applicable, or of any Capital Stock of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (III) (b) of the preceding paragraph;

          (3)   if no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated in right of payment to the Notes or the Guarantees of the Company or any Wholly Owned Restricted Subsidiary that is a Guarantor, as the case may be, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4)   if no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management (excluding the Principals and Related Parties) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $500,000 in any 12-month period;

          (5)   with respect to each Tax Period that Company qualifies as a Flow Through Entity, the distribution by the Company to the holders of the Capital Stock of the Company of an amount, if any, equal to the aggregate local, state and federal income tax liability such holders would have incurred as a result of each holder's ownership of its Capital Stock of the Company, calculated (1) using the Presumed Tax Rate, (2) as if accruals and allocations from the Company attributable to the Capital Stock of the Company held by such holder were, for such Tax Period, the sole source of income and loss for such holder; and (3) by taking into account the carryover of items of loss, deduction and expense previously allocated by the Company to such holder. The amount distributable under this clause (5) shall be adjusted to take into account the effect of alternative minimum tax; tax adjustments; and any penalty and/or interest charged by any taxing authority that is the result of an action or omission of the Company. The distributions described in this clause (5) are referred to as "Tax Distributions." If at any time the sum of the permitted Tax Distributions received by the holders of Capital Stock of the Company is greater than the actual taxes paid by such holder for the Tax Period, then the excess amount, if any, shall be deducted from future permitted Tax Distributions starting in the next Tax Period until such excess amount is recouped;

          (6)   the Transactions; and

          (7)   if no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $1.0 million in any fiscal year.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Company's Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm if the fair market value exceeds $2.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." for purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investment." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7) of the second paragraph of this covenant and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt), and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default has occurred and is continuing at the time of or as a consequence of the incurrence of such Indebtedness, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The first paragraph of this covenant do not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

          (1)   the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Senior Credit Facilities in an aggregate principal amount not to exceed $100.0 million at any time outstanding, less the amount of any such Indebtedness retired with the Net Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or commitments thereunder;

          (2)   the incurrence by the Company and any Wholly Owned Restricted Subsidiary of Indebtedness represented by Purchase Money Obligations and Capital Lease Obligations in an aggregate principal amount or accreted value, as applicable, not to exceed the greater of (x) $9.0 million and (y) 15% of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred;

          (3)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (4)   the incurrence by the Company and the Guarantors of Indebtedness represented by $210.0 million aggregate principal amount of the Notes and the related Subsidiary Guarantees to be issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

          (5)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10) or (12) of this paragraph;

          (6)   the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness solely between or among the Company and any Wholly Owned Restricted Subsidiary; provided, however, that:

            (a)   such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Wholly Owned Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; provided that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

          (8)   the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness (other than Non-Recourse Indebtedness of an Unrestricted Subsidiary) of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant;

          (9)   the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (10) the incurrence by the Company or any of the Guarantors of additional Indebtedness that is contractually subordinated to the Notes in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $25.0 million at any one time outstanding;

          (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11);

          (12) the incurrence by the Company or any of its Wholly-Owned Restricted Subsidiaries of Indebtedness equal to 200.0% of the net cash proceeds received by the Company since the Issue Date from the issuance or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries) to the extent such proceeds have not been applied pursuant to clause III of the first paragraph of "—Certain Covenants—Restricted Payments," to make other Investments or payment pursuant to the second paragraph of "—Certain Covenants—Restricted Payments" or to make Permitted Investments (other then those specified in clauses (1), (2) or (3) of the definition thereof);

          (13) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 5 days following such drawing or incurrence;

          (14) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (14)(a)); and

            (b)   the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (15) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (16) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (17) Indebtedness of the Company or any Guarantor in an aggregate amount not to exceed $5.0 million at any time outstanding; and

          (18) unsecured Indebtedness of the Company or any Restricted Subsidiary in favor of Claude Penn, or his successor, heir or assignee in an aggregate amount not to exceed $7.5 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant,

          (1)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify or reclassify such item of Indebtedness (or any portion thereof) on the date of its incurrence, in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

          (2)   at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        The Indenture provides that the Company will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral.

Liens

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) of any kind that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Company or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of Liens securing Indebtedness that is subordinated in right of payment to the Notes and related Guarantees, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees and (b) Liens securing Indebtedness of the Company or any Guarantor permitted to be incurred under the Senior Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock."

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

          (2)   the Indenture, the Notes and the Subsidiary Guarantees;

          (3)   applicable law;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (5)   customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (6)   Purchase Money Obligations or Capital Lease Obligations for property acquired or leased in the ordinary course of business that impose restrictions of the nature described in clause (3) of the first paragraph above of this covenant on the property so acquired;

          (7)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (8)   Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien; provided that such Lien is otherwise permitted pursuant to "—Liens;" and

          (10) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses.

Merger, Consolidation or Sale of Assets

        The Indenture provides that the Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole (without giving effect to any property or assets of any Unrestricted Subsidiary), in one or more related transactions, to another Person; unless:

          (1)   either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Entity");

          (2)   the Surviving Entity (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

          (5)   the Surviving Entity:

            (a)   will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

            (b)   will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (6)   such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

        No Guarantor may, directly or indirectly, consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation) unless:

          (1)   either: (a) the Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (the "Surviving Guarantor Entity");

          (2)   the Surviving Guarantor Entity (if other than the Guarantor) assumes all the obligations of the Guarantor under its Subsidiary Guarantee, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   the transaction would not result in the loss, suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with the loss, suspension or material impairment;

          (5)   the Company:

            (a)   will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

            (b)   will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (6)   such transaction would not require any Holder or Beneficial Owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided that such Holder or Beneficial Owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

        The Indenture provides that in the event of:

          (x)   a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise; or

          (y)   a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person which is not the Company or a Restricted Subsidiary or an Affiliate of the Company;

then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and the Indenture; provided that:

          (1)   the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under "—Repurchase at the Option of Holders—Asset Sales"; and

          (2)   all obligations of such Guarantor under all of its Guarantees of, and under all of its pledges of assets or other Liens which secure, Indebtedness of the Company or any of its Subsidiaries, shall also terminate.

        This "Merger, Consolidation or Sale of Assets" covenant does not apply to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and any of its Wholly Owned Restricted Subsidiaries that is a Guarantor.

Designation of Restricted and Unrestricted Subsidiaries

        The Indenture provides that the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would be in compliance with the conditions set forth in the definition of "Unrestricted Subsidiary"; provided that in no event shall any business held or operated by the Company as of the Issue Date be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine in a manner which complies with the requirements of such covenant or definition, as applicable. That designation will only be permitted if such Restricted Payment or Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the conditions set forth in the definition of "Unrestricted Subsidiary" and was permitted by the covenant described above under the caption "—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the conditions for continued designation as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

        Upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Restricted Subsidiary shall execute a supplemental indenture to become a Guarantor.

Transactions with Affiliates

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1)   such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Company delivers to the Trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an officers' certificate certifying that such Affiliate

    Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Board of Directors of the Company; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an independent accounting, appraisal or investment banking firm.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the immediately preceding paragraph:

          (1)   subject to clause (2) of this paragraph, any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2)   any employment, consulting or other similar compensation agreements with the Principals, so long as the annual compensation paid under all such agreements with the Principals by the Company and its Restricted Subsidiaries does not exceed $1.0 million in the aggregate in any 12-month period;

          (3)   transactions solely between or among the Company and/or its Wholly Owned Restricted Subsidiaries that are Guarantors;

          (4)   payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

          (5)   sales of Capital Stock of the Company (other than Disqualified Stock) to Affiliates of the Company;

          (6)   so long as (i) no Default exists and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been at least 1.75 to 1, determined on a pro forma basis, as if such payment had been made during such four-quarter period, the payment of fees to JIMCO for the provision of Gaming Facility development advisory services rendered to the Company and its Restricted Subsidiaries in the amounts and at the times specified in the Consulting Agreement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of Holders in any material respect than such agreement as it was in effect on the Issue Date; provided that payments under this clause (6) shall in any event not exceed (A) $1,250,000 in any 12-month period plus (B) an amount equal to the documented out-of-pocket expenses of JIMCO incurred in connection with rendering such services plus (C) a development fee not to exceed 2.5% of the Budgeted Cost (as defined in the Consulting Agreement) of any Development (as defined in the Consulting Agreement) for which JIMCO provides advisory services;

          (7)   Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments" and Permitted Investments;

          (8)   management fees paid by Gameco Holdings, Inc. to the Company or any of its Subsidiaries;

          (9)   transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Indenture;

          (10) the existence of, and the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date as in effect on the

  Issue Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the Issue Date shall only be permitted by this clause (10) to the extent not more adverse to the interest of Holders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date;

          (11) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Capital Stock (other than Disqualified Stock) of the Company; and

          (12) the Transactions.

Additional Subsidiary Guarantees

        The Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date, then that newly acquired or created Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel to the Trustee within ten business days of the date on which it was acquired or created (except all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Indenture for so long as they continue to constitute Unrestricted Subsidiaries).

Limitation on Issuances and Sales of Capital Stock in Wholly Owned Restricted Subsidiaries

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1)   such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary; and

          (2)   the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

        In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Business Activities

        The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Payments for Consent

        The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        The Indenture provides that whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants;

          (2)   if the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company; and

          (3)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1), (2) and (3) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        The Indenture provides that each of the following is an Event of Default:

          (1)   default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

          (2)   default in payment when due of the principal of, or premium, if any, on the Notes;

          (3)   failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

          (4)   failure by the Company or any of its Subsidiaries for 30 days after notice from the Trustee or Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other covenants or agreements contained in the Indenture;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries)

  whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

            (a)   is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (6)   failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   [Reserved]

          (8)   any revocation, suspension, expiration without any previous or concurrent renewal, or loss of (i) any Gaming License of the Company or any of its Restricted Subsidiaries relating to a truck stop video gaming facility or pari-mutuel wagering facility, for more than 60 days that, individually or in the aggregate, represents in excess of 5% of the Company's consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available or (ii) any other Gaming License of the Company or any of its Restricted Subsidiaries for more than 60 days, in each case other than any voluntary relinquishment of a Gaming License if such relinquishment, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes;

          (9)   the cessation or suspension of any gaming operations of the Company or any of its Restricted Subsidiaries for more than 30 days that, individually or in the aggregate, represent in excess of 5% of the Company's consolidated net revenues for its most recently completed four fiscal quarters for which financial statements are available (other than any voluntary cessation of gaming operations if such cessation, in the reasonable good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board of Directors, is both desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and would not in any material respect impair the Company's ability to pay principal and interest on the Notes);

          (10) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (11) [Reserved]

          (12) certain events of bankruptcy or insolvency with respect to the Company or any of the Restricted Subsidiaries described in the Indenture.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.

        If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the Notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        The Indenture provides that no director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture and the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Indenture provides that the Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

          (2)   the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the

Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Company must have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7)   the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8)   the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

          (7)   waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

          (8)   release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

          (9)   make any change that would adversely affect the ranking of the Notes; or

          (10) make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

          (4)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (6)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (7)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

          (12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

          (1)   all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

          (2)   (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

            (c)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to the Company at 17301 W. Colfax Avenue Suite 250, Golden, Colorado 80401, Attention: Chief Financial Officer.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" has the meaning assigned to such term under "Exchange Offer; Registration Rights."

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance, sublease, assignment, transfer or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2)   the issuance of Capital Stock in any of the Company's Restricted Subsidiaries or the sale of Capital Stock in any of its Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1)   any single transaction or series of related transactions that involves assets having a fair market value of less than $500,000;

          (2)   a transfer of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries that are Guarantors;

          (3)   an issuance of Capital Stock by a Wholly Owned Restricted Subsidiary that is a Guarantor to the Company or to another Wholly Owned Restricted Subsidiary that is a Guarantor;

          (4)   the sale or lease of equipment, accounts receivable or other assets in the ordinary course of business;

          (5)   the sale or other disposition of cash or Cash Equivalents or obsolete, surplus or worn-out equipment in the ordinary course of business and the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and

          (6)   a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or Permitted Investments.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

        and, in the case of each of the foregoing, all warrants, options or rights to acquire the foregoing.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper and maturing within six months after the date of acquisition having a rating of at least A-1 from Moody's Investors Service, Inc. or P-1 from Standard & Poor's (a division of The McGraw-Hill Companies, Inc.); and

          (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than the Principals and Related Parties, becomes the Beneficial Owner of more than 33 1/3% of the total voting power of the Company's Voting Stock, and the Principals and Related Parties Beneficially Own, in the aggregate, a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (2)   there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Principals and Related Parties;

          (3)   there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the surviving corporation immediately after such consolidation or merger; or

          (4)   the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Code" means the Internal Revenue Code, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Consolidated EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

          (1)   an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted (and not added back) in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including, without limitation, any Tax Distributions taken into account in calculating Consolidated Net Income), to the extent that such provision for taxes was deducted (and not added back) in computing such Consolidated Net Income; plus

          (3)   Fixed Charges; plus

          (4)   depreciation, amortization (including amortization or impairment of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted (and not added back) in computing such Consolidated Net Income; plus

          (5)   without duplication of any items described above, to the extent such amounts were deducted in computing Consolidated Net Income, the costs and expenses of the Company incurred in connection with the consummation of the Transactions (not to exceed $9,000,000); plus

          (6)   Pre-Opening Expenses; plus

          (7)   the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period; plus

          (8)   costs and expenses in an aggregate amount not to exceed $10,367,000 associated with the purchase by the Company or any of its Restricted Subsidiaries of all the outstanding shares of Maryland-Virginia Racing Circuit, Inc., in August 2005; minus

          (9)   non-cash items and interest income, in each case increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:

          (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

          (2)   the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the cumulative effect of a change in accounting principles shall be excluded;

          (4)   any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded;

          (5)   extraordinary gains and losses shall be excluded;

          (6)   in the case of any Person that is a Flow Through Entity during such period, an amount equal to the maximum amount of Tax Distributions made or which may be made to the holders of Capital Stock of such Person in respect of the net taxable income allocated by such Person to such holders for such period shall be included as though such amounts had been paid as income taxes directly by the Company;

          (7)   gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period shall be excluded;

          (8)   earnings resulting from any reappraisal, revaluation or write-up of assets shall be excluded; and

          (9)   unrealized gains and losses with respect to Hedging Obligations for such period shall be excluded.

        "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

          (1)   the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

          (2)   the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

        "Consulting Agreement" means the amended and restated Consulting Agreement dated January 1, 2006, between the Company and JIMCO as amended on June 16, 2006.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1)   was a member of such Board of Directors on the Issue Date; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Equity Offering" means any public offering or private sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to which the Company receives net proceeds of at least $10.0 million.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" has the meaning ascribed to such term under "Exchange Offer; Registration Rights."

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness described in clauses (1) or (4) of the second paragraph under "—Incurrence of Indebtedness and Issuance of Preferred Stock") in existence on the Issue Date until such amounts are repaid.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than Indebtedness incurred under any revolving credit facility) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2)   the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company to the extent permitted by Regulation S-X, promulgated pursuant to the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs, original issue discount or premium and other financing fees and expenses, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   the amount of all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company.

        "Flow Through Entity" means an entity that:

          (1)   for Federal income tax purposes constitutes

            (a)   an "S corporation", as defined in Section 1361(a) of the Code,

            (b)   a "qualified subchapter S subsidiary", as defined in Section 1361(b)(3)(B) of the Code,

            (c)   a "partnership", within the meaning of Section 7701(a)(2) of the Code, other than a "publicly traded partnership", as defined in Section 7704 of the Code, or

            (d)   an entity that is disregarded as an entity separate from its owner under the Code, the Treasury regulations or any published administrative guidance of the Internal Revenue Service; and

          (2)   for state and local jurisdictions in respect of which Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

        "GAAP" means generally accepted accounting principles in the United States that are in effect from time to time.

        "Gameco Video Poker Plaza Acquisitions" means the acquisition by the Company or any Restricted Subsidiary of video poker plazas from Gameco Holdings, Inc., the aggregate consideration for each of which shall either (A) not exceed the lesser of (I) 7 multiplied by the EBITDA of such video poker plaza for the most recently ended four full fiscal quarters and (II) the result of (x) the aggregate consideration paid by Gameco Holdings, Inc. for such video poker plaza plus (y) the EBITDA of such video poker plaza for the most recently ended four full fiscal quarters plus or minus, as the case may be, (z) an adjustment for working capital as determined in good faith by the Company (any such adjustment to be reasonably supportable and quantifiable by the underlying accounting records of such video poker plaza), or (B) be supported by an opinion as to the fairness to the Company of such acquisition from a financial point of view issued by an independent nationally recognized accounting, appraisal or investment banking firm.

        "Gaming Authorities" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Company or any of its Restricted Subsidiaries.

        "Gaming Facility" shall mean any gaming establishment and other property or assets used or reasonably related thereto, including any casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, condominiums, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

        "Gaming Law" means any gaming laws or regulations of any jurisdictions to which the Company or any of its Subsidiaries is or may at any time after the Issue Date be subject.

        "Gaming Licenses" means every material license, material franchise, material registration, material qualification, findings of suitability or other material approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Restricted Subsidiaries conducts business, and all applicable liquor licenses.

        "Government Securities" means direct obligations of, or obligations Guaranteed by, the United States of America for the payment of which Guarantee or obligations the full faith and credit of the United States is pledged and which are not callable or redeemable at the option of the issuer thereof.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the Indenture and its respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), (ii) to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person, and (iii) all Disqualified Stock issued by such Person with the amount of such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        The amount of any Indebtedness outstanding as of any date shall be:

          (1)   the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2)   the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Issue Date" means June 16, 2006.

        "JIMCO" means Jacobs Investment Management Co. Inc., an Ohio corporation.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Nautica Options" shall mean the right of the Company to purchase and/or lease land and certain improvements on the west bank of the Cuyahoga River in Cleveland, Ohio pursuant to several option agreements entered into by the Company.

        "Nautica Properties" shall mean the properties subject to the Nautica Options.

        "Net Income" means, with respect to any specified Person for any period the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends to the extent such Preferred Stock dividends do not reduce net income as determined in accordance with GAAP.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, and any relocation expenses incurred as a result thereof, and taxes paid or payable as a result thereof, amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of "Repurchase at the Option of Holders—Asset Sales") to be paid as a result of such transaction in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Indebtedness" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2)   no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Notes" means the 9 3/4% Senior Notes due 2014 issued by the Company on the Issue Date and Notes issued by the Company in exchange for Notes pursuant to the registration statement of which this prospectus is a part, and any Additional Notes.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Paying Agent" means an office or agency maintained by the Company within the City and State of New York where Notes may be presented for payment.

        "Permitted Business" means (i) the ownership and operation of one or more Gaming Facilities (ii) those types of businesses in which the Company and its Restricted Subsidiaries are engaged as of the Issue Date (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof), (iii) those types of businesses otherwise contemplated in this prospectus or (iv) other gaming businesses and the properties or assets ancillary thereto or used in connection therewith, including, without limitation, casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, condominiums, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment; provided, however, that none of the Company or its Restricted Subsidiaries (other than the Nautica Properties upon exercise of the Nautica Options)

shall be permitted to conduct any business of the type conducted by the Nautica Properties on the Issue Date not otherwise permitted under clauses (i) though (iv) of this definition.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor;

          (2)   any Investment in (w) cash or Cash Equivalents, (x) accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (y) negotiable instruments held for collection in the ordinary course of business and (z) lease, utility or other similar deposits in the ordinary course of business;

          (3)   any Investment (other than a Gameco Video Poker Plaza Acquisition) by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment:

            (a)   such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor (including without limitation, Investments in connection with the Transactions);

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

          (6)   Hedging Obligations;

          (7)   Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (8)   Investments made by the Company or any Restricted Subsidiary in Publicly Traded Securities in an aggregate amount not to exceed $3.0 million in any fiscal year; provided that on or immediately after giving effect to the applicable Investment, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, further, that (x) if the aggregate amount of Investments made in any fiscal year shall be less than the maximum amount of Investments permitted under this clause (8) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall may be added to the amount of Investments permitted under this clause (8) for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (before giving effect to any carryover);

          (9)   credit extensions or other advances to gaming customers in the ordinary course of business and consistent with industry practice;

          (10) Investments consisting of redemptions or repurchases of Capital Stock or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Board of Directors of the Company, to prevent the loss, or to secure the grant or establishment, of any Gaming License or other right to conduct lawful gaming operations;

          (11) any Investment in existence on the Issue Date;

          (12) the Gameco Video Poker Plaza Acquisitions;

          (13) entering into and exercising the Nautica Options; and

          (14) additional Investments not to exceed $5.0 million at any one time outstanding.

        "Permitted Liens" means:

          (1)   inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (2)   Liens in respect of property of the Company or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, landlord's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole and (ii) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (3)   Liens on property and assets of the Company existing on the Issue Date;

          (4)   easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness, (ii) individually or in the aggregate materially impairing the value or marketability of such real property and (iii) individually or in the aggregate materially interfering with the conduct of the business of the Company or any Restricted Subsidiary at such real property;

          (5)   Liens arising out of judgments or awards not resulting in a Default and in respect of which the Company or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $5.0 million at any time outstanding;

          (6)   Liens (other than any Lien imposed by the United States Employee Retirement Income Securities Act of 1974, as amended) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or public utility obligations, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations

  (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (x) with respect to clauses (i), (ii) and (iii) hereof such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and (y) to the extent such Liens are not imposed by law, such Liens shall in no event encumber any property other than cash and Cash Equivalents; provided, further that the aggregate amount of deposits at any time pursuant to clause (ii) and clause (iii) shall not exceed $1.0 million in the aggregate;

          (7)   leases with respect to the assets or properties of the Company or any Restricted Subsidiary or its respective Subsidiaries, in each case entered into in the ordinary course of the Company or any Restricted Subsidiary business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary and (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

          (8)   Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of the Company or any Restricted Subsidiary;

          (9)   Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations incurred pursuant to the covenant described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations and do not encumber any other property of the Company or any Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time);

          (10) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (11) Liens on assets of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof) in accordance with the provisions of the Indenture; provided that such Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than the existing Lien;

          (12) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $3.0 million at any time outstanding;

          (13) Liens securing obligations under the Indenture, the Notes and the Subsidiary Guarantees;

          (14) Liens securing Acquired Debt (and any Permitted Refinancing Indebtedness which refinances such Acquired Debt) incurred in accordance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that (a) such Liens secured the Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary and (b) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary;

          (15) licenses of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade- secrets, know-how and processes, granted by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

          (16) Liens arising under applicable Gaming Laws; provided that no such Lien constitutes a Lien securing repayment of Indebtedness;

          (17) Liens in favor of the Company or any Guarantor;

          (18) Liens securing the Company's or any Restricted Subsidiary's Obligation under the Senior Credit Facilities;

          (19) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and

          (20) Liens securing other Indebtedness permitted to be incurred under the Indenture not to exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2)   such new Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such new Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Pre-Opening Expenses" shall mean all costs of start-up activities related to a Gaming Facility that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

        "Presumed Tax Rate", for any holder of Capital Stock of the Company or any Guarantor with respect to any period, means (i) with respect to the excess, if any, of ordinary income over ordinary loss (as determined for U.S. federal income tax purposes and, for this purpose, including items taxable at the same rate as ordinary income, such as net short-term capital gain) for such period, the sum of the maximum marginal individual U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes, and (ii) with respect to the net capital gain (as determined for U.S. federal income tax purposes) for such period, the sum of the maximum marginal individual U.S. federal, state and local income tax rates applicable to such income taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes. For purposes of the definition of "Presumed Tax Rate", the maximum marginal individual U.S. federal, state or local income tax rate for each holder of Capital Stock shall be the highest such marginal individual U.S. federal, state or local income tax rate applicable to any holder of Capital Stock.

        "Principals" means Jeffrey P. Jacobs and Richard E. Jacobs.

        "Publicly Traded Securities" shall mean any securities (other than securities issued by the Company or any of its Affiliates) that are dealt in, quoted or traded on securities exchanges or securities markets located in the United States.

        "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

        "Registrar" means the agent appointed as security registrar for the purpose of registering Notes and transfers of Notes.

        "Registration Rights Agreement" means the Registration Rights Agreement relating to, among other things, a registered exchange offer relating to the Notes, as more fully described under "Exchange Offer; Registration Rights."

        "Related Party" means:

          (1)   any parent, spouse, sibling or lineal descendant of any Principal; or

          (2)   any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Credit Facilities" means the credit facility under the credit agreement entered into as of the Issue Date by and among the Company, the lenders party thereto in their capacities as lenders thereunder and Credit Suisse, Cayman Islands Branch, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Company or any Guarantor outstanding under the Senior Credit Facilities and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

        provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Company or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "Tax Period" means a period with respect to which a holder of Capital Stock must pay U.S. federal income taxes (including estimated taxes) whether quarterly, annual or otherwise.

        "Transactions" means, collectively, (a) the acquisition of two video poker plazas in Denham Springs, Louisiana and Vinton, Louisiana from unaffiliated parties, (b) the acquisition of all the assets of the Best Western Piñon Plaza Resort, (c) the acquisition of three video poker plazas and land for a fourth video poker plaza, each in Louisiana from Gameco Holdings, Inc., (d) the issuance of the Notes, (e) the entry into the Senior Credit Facilities, (f) the repurchase, redemption repayment or other repayment in full of (i) the Company's existing $148.0 million aggregate principal amount of 11.875% senior secured notes due 2009, (ii) all amounts outstanding under the Company's Wells Fargo Foothill Revolving Credit Facility, (iii) a note due to Pimlico Racing Association and Laurel Racing Association, and (iv) approximately $19.5 million of notes payable to Affiliates, (g) a dividend by the Company in an amount not to exceed $10.0 million, and (h) a return of capital to the Principals and their Related Parties in respect of the December 2005 capital contribution made by such Persons, in an amount not to exceed $8.8 million.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Indebtedness;

          (2)   is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        Any such designation by the Company shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the quotient obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

BOOK ENTRY; DELIVERY AND FORM

        Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $2,000 in excess of $1,000. New Notes will be issued at the closing of the exchange offer only upon tender of Old Notes in accordance with the procedures set forth in this prospectus and the letter of transmittal.

        The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        So long as the Global Note Holder is the registered owner of the New Notes, the Global Note Holder will be considered the sole Holder under the indenture of any notes evidenced by the Global Notes. Beneficial Owners of notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither Jacobs Entertainment nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Jacobs Entertainment takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and liquidated damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, DTC, Jacobs Entertainment and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Jacobs Entertainment the trustee nor any agent of Jacobs Entertainment or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Jacobs Entertainment. Neither Jacobs Entertainment nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the notes, and Jacobs Entertainment and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a Holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Jacobs Entertainment nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if:

          (1)   DTC (a) notifies Jacobs Entertainment that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, Jacobs Entertainment fails to appoint a successor depositary;

          (2)   Jacobs Entertainment, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the Indenture unless that legend is not required by applicable law.

Same Day Settlement and Payment

        Jacobs Entertainment will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Jacobs Entertainment will make all payments of principal, interest and premium and liquidated damages, if any, with respect to Certificated Notes, by mailing a check to the registered address of each Holder thereof. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds.

REGISTRATION RIGHTS

        We have entered into a Registration Rights Agreement pursuant to which we have agreed, for the benefit of the holders of the Old Notes, that we will, at our cost,

          (1)   within 120 days after June 16, 2006, file a registration statement (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission, or the Commission, with respect to a registered offer to exchange (the "Exchange Offer") the Old Notes for New Notes that will have terms substantially identical in all material respects to the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions, and will be guaranteed by the guarantors on terms substantially identical in all material respects to the guarantees,

          (2)   use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the date of the indenture. Upon the

  Exchange Offer Registration Statement being declared effective, we will offer the New Notes in exchange for surrender of the Old Notes, and

          (3)   keep the Exchange Offer open for not less than 30 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to us pursuant to the Exchange Offer, the holder of such note will receive a New Note having a principal amount equal to that of the surrendered note.

        Under existing Commission interpretations, the New Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act, so long as, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. We have agreed for a period of 180 days after consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Exchange Offer Registration Rights Agreement (including certain indemnification rights and obligations).

        Each holder of Old Notes that wishes to exchange such notes for New Notes in the Exchange Offer will be required to make certain representations including representations that

          (1)   any New Notes to be received by it will be acquired in the ordinary course of its business;

          (2)   it has no arrangement with any person to participate in the distribution of the New Notes; and

          (3)   it is not an "affiliate," as defined in Rule 405 of the Securities Act, of us or any of the guarantors, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

        In the event that applicable interpretations of the staff of the Commission do not permit us to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 255 days of the issue date of the Old Notes or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense,

          (1)   as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement");

          (2)   use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

          (3)   use our best efforts to keep effective the Shelf Registration Statement until the earlier of the disposition of the Old Notes covered by the Shelf Registration Statement or two years after the original issue date of the Old Notes.

        We will, if a Shelf Registration Statement is filed and declared effective, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A holder of the Old Notes that sells such notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification rights and obligations).

        The Registration Rights Agreement provides that if we fail to comply with the requirements described above or if such registration statement fails to become effective, then, as liquidated damages, additional interest shall become payable in respect of the notes as follows:

          (1)   If (a) the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 120 days after the date of the indenture or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement;

          (2)   If (a) an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 210 days after the date of the indenture or (b) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date on which such Shelf Registration Statement was filed; or

          (3)   If either (a) we have not exchanged the New Notes for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 255th day after the date of the indenture or (b) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (c) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the date of the indenture;

(each such event referred to in clauses (1) through (3) above, a "Registration Default"), the sole remedy available to holders of the Old Notes will be the immediate assessment of additional interest ("Additional Interest") as follows: the per annum interest rate on the Old Notes will increase by 1.0%, and the per annum interest rate will increase by an additional 0.50% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum in excess of the interest rate on the cover of this prospectus. All Additional Interest will be payable to holders of the Old Notes in cash on each interest payment date, commencing with the first such date occurring after any such Additional Interest commences to accrue, until such Registration Default is cured. After the date on which such Registration Default is cured, the interest rate on the Old Notes will revert to the interest rate originally borne by the Old Notes (as shown on the cover of this prospectus).

        The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Scope of Discussion

        The following general discussion summarizes certain material United States federal income tax consequences that apply to beneficial owners of the Notes who acquire the notes at their original issue price for cash and hold the notes as a "capital asset," generally, for investment, under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This summary, however, is for general information only, is not tax advice, and does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the United States tax treatment of your investment in the Notes. For example, special rules not discussed here may apply to you if you are:

  •
  a broker-dealer, a dealer in securities or a financial institution;

  •
  an S corporation;

  •
  a bank;

  •
  a thrift;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a partnership or other pass-through entity;

  •
  subject to the alternative minimum tax provisions of the Code;

  •
  holding the notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;

  •
  a person with a "functional currency" other than the U.S. dollar; or

  •
  United States expatriate.

        The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as expressed in certain private letter rulings, which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

        You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our notes, including the federal, state, local, foreign and other tax consequences of such disposition, acquisition, ownership and sale and of potential changes in applicable tax laws.

Exchange of Old Notes Pursuant to the Exchange Offer

        The exchange of Old Notes for New Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. You will not recognize gain or loss upon the receipt of New Notes. If you are not exempt from United States federal income tax, you will be subject to such tax on the same amount, in the same manner and at the same time as you would have been as a result of holding the Old Notes. If you are a cash-basis holder who is exchanging Old Notes for New

Notes, you will not recognize in income any accrued and unpaid interest on the Old Notes by reason of the exchange. Your basis and holding period of the New Notes will be the same as your basis and holding period of the Old Notes surrendered in the exchange.

United States Holders

        If you are a "United States Holder," as defined below, this section applies to you. Otherwise, the section "Non-United States Holders" applies to you.

        Definition of United States Holder.    You are a "United States Holder" if you are the beneficial owner of a note and you are, for United States federal income tax purposes:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source;

  •
  a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

        Taxation of Stated Interest.    Generally, you must include the interest on the notes in ordinary income:

  •
  when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  •
  when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

        Sale or Other Taxable Disposition of the Notes.    You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, minus your adjusted tax basis in the note. Your tax basis in the note equals the price you paid for the note less any amortized note premium.

        Your gain or loss will generally be a long-term capital gain or loss if you have held the note for more than one year. Otherwise, it will be a short-term capital gain or loss. Long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

        Liquidated Damages/Exchange with New Notes.    We intend to take the position that the likelihood of our failing to exchange New Notes for Old Notes pursuant to the registration rights agreement and this exchange offer is remote. However, if we fail to exchange the notes, you must include the payment of additional interest as ordinary income only when such payment is accrued or paid, in accordance with your own method of accounting.

        Information Reporting and Backup Withholding.    We will report to holders of the notes and to the IRS the amount of any interest paid and OID accrued on the notes, if any, in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on a note or proceeds upon the sale or other disposition of the note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number (TIN), in the prescribed manner unless:

  •
  the IRS notifies us or our paying agent that the TIN you provided is incorrect;

  •
  you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required;

  •
  you fail to certify under penalties of perjury that you are not subject to backup withholding.

        The backup withholding tax rate is 28%.

        If the backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS.

        United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-United States Holders

        The following general discussion is limited to the United States federal income tax consequences relevant to a "Non-United States Holder." A "Non-United States Holder" is any beneficial owner of a note that is for United States federal income tax purposes a nonresident alien, or a corporation, estate, or trust that is not a United States Holder.

Interest.

        Portfolio Interest Exemption.    You will generally not have to pay United States federal income tax on interest paid on the notes because of the "portfolio interest exemption" if either:

  •
  you represent that you are not a United States person for United States federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury; or

  •
  a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.

        You will not, however, qualify for the portfolio interest exemption described above if:

  •
  you own, actually or constructively, 10% or more of the total combined voting power of all classes of our capital stock entitled to vote;

  •
  you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  you are a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

  •
  the interest received in connection with the Notes constitutes (or the IRS determines that such interest constitutes) contingent interest as described in Section 871(h)(4) of the Code.

        Withholding Tax if the Interest Is Not Portfolio Interest.    If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on the gross amount received, unless reduced or eliminated by an applicable income tax treaty.

        However, if the payments of interest on a note are effectively connected with the conduct by you of a trade or business in the United States, such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a 30% branch profits tax). If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI.

        Non-United States Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN.

        Reporting.    We may report annually to the IRS and to you the amount of interest (including OID, if any) paid to you, and the tax withheld, if any, with respect to you.

        Sale or Other Disposition of Notes.    You will generally not be subject to United States federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of a note unless:

  •
  such gain is effectively connected with the conduct by you of a trade or business within the United States, in which case such gain will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally; or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Backup Withholding and Information Reporting.

        Payments From United States Office.    If you receive payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

        With respect to interest payments made on the notes, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8BEN (or Form W-8ECI) or substitute form, that you are not a United States person in the manner described above under the heading "Non-United States Holders—Interest."

        Moreover, with respect to proceeds received on the sale, exchange, redemption, or other disposition of a note, backup withholding or information reporting generally will not apply if you properly provide, generally on Form W-8BEN (or Form W-8ECI) (or a suitable substitute form), a statement that you are an "exempt foreign person" for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of a note, as described above under the heading "Non-United States Holders—Sale or Other Disposition of Notes," you will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

        Payments From Foreign Office.    If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of a note through a foreign office of a "broker," as defined in the pertinent United States Treasury Regulations, you will generally not be subject to backup withholding or information reporting. You will, however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a United States person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-United States Holder and certain other conditions are met.

        Refunds.    Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, if the required information is furnished to the IRS.

        The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-United States Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

        This summary does not completely describe the withholding regulations. Please consult your tax advisor to determine how the withholding regulations apply to your particular circumstances.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for private notes if such private notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 90 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of New Notes by broker-dealers or any other person. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of any such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of private notes) other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by holders of Old Notes, and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the New Notes offered hereby will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio.

EXPERTS

        The consolidated financial statements of Jacobs Entertainment, Inc. as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Statements of Operations for the years ended December 31, 2005, 2004, and 2003
Consolidated Statements of Stockholders' Equity for the years ended December 31, 2005, 2004, and 2003
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004, and 2003
Notes to Consolidated Financial Statements for the Years Ended December 31, 2005, 2004, and 2003
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005
Unaudited Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005
Unaudited Condensed Consolidated Statements of Stockholders' Equity for the three months ended March 31, 2006
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005
Notes to Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Jacobs Entertainment, Inc.
Golden, Colorado

        We have audited the accompanying consolidated balance sheets of Jacobs Entertainment, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Jacobs Entertainment, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 28, 2006

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
(Dollars in Thousands)

	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,804	$21,497
Restricted cash	1,619	1,670
Accounts receivable—net	2,728	1,634
Inventory	1,843	1,413
Prepaid expenses and other current assets	2,084	2,070

Total current assets	30,078	28,284

PROPERTY, PLANT, AND EQUIPMENT:
Land and improvements	53,583	52,299
Buildings and improvements	136,378	122,995
Equipment and furniture and fixtures	44,920	37,516
Leasehold improvements	2,364	2,344
Construction in progress	4,483	1,948

Total property, plant, and equipment	241,728	217,102
Less accumulated depreciation and amortization	(42,889)	(34,399)

Property, plant, and equipment—net	198,839	182,703

OTHER ASSETS:
Goodwill	32,930	26,773
Identifiable intangible assets—net	7,830	7,790
Debt issue costs—net	6,702	5,426
Other assets	2,374	1,290

Total other assets	49,836	41,279

TOTAL	$278,753	$252,266

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,292	$12,721
Gaming taxes payable	3,130	2,841
Interest payable	8,181	6,942
Due to affiliate	386	1,819
Current maturities of long-term debt and capital lease obligations	3,583	1,006

Total current liabilities	30,572	25,329
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	160,418	132,421
LONG-TERM DEBT—Related parties	19,489	19,489
OTHER	472	423

Total liabilities	210,951	177,662

COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value—1,500 authorized, 1,500 shares issued and outstanding as of December 31, 2004
Class A Common stock, $.01 par value; 1,800 shares authorized, 1,320 shares issued and outstanding as of December 31, 2005
Class B Common stock, $.01 par value; 200 shares authorized, 180 shares issued and outstanding as of December 31, 2005
Additional paid-in capital	51,755	31,312
Retained earnings	16,047	43,292

Total stockholders' equity	67,802	74,604

TOTAL	$278,753	$252,266

See notes to consolidated financial statements.

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(Dollars in Thousands)

	2005	2004	2003
REVENUES:
Gaming:
Casino	$115,607	$108,347	$96,816
Truck stop	37,432	24,842	24,108
Pari-mutuel	35,988	32,946	29,189
Food and beverage	19,774	17,964	16,383
Convenience store—fuel	37,361	21,690	17,229
Convenience store—other	5,441	3,825	3,403
Hotel	1,982	1,382	1,370
Other	3,673	3,331	3,003

Total revenues	257,258	214,327	191,501
Promotional allowances	(23,175)	(20,175)	(19,652)

Net revenues	234,083	194,152	171,849

COSTS AND EXPENSES
Gaming:
Casino	41,804	38,586	36,209
Truck stop	19,810	13,689	12,704
Pari-mutuel	31,356	27,505	24,212
Food and beverage	10,302	9,607	8,133
Convenience store—fuel	34,843	20,171	15,881
Convenience store—other	7,272	4,683	4,203
Hotel	355	747	743
Marketing, general, and administrative	47,635	42,783	38,316
Abandonment costs	1,424	2,891	173
Termination of contract	10,367
Depreciation and amortization	11,005	9,958	9,071

Total costs and expenses	216,173	170,620	149,645

OPERATING INCOME	17,910	23,532	22,204
INTEREST INCOME	172	64	72
INTEREST EXPENSE	(22,404)	(19,705)	(19,645)

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(4,322)	3,891	2,631
INCOME TAX EXPENSE	(423)

NET (LOSS) INCOME	$(4,745)	$3,891	$2,631

See notes to consolidated financial statements.

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(Dollars in Thousands)

	Common Stock
	Shares	Class A Shares	Class B Shares	Amount*	Additional Paid-in Capital	Retained Earnings	Total
BALANCES—January 1, 2003	1,500	—	—	$—	$27,992	$36,770	$64,762
Capital contribution					1,617		1,617
Net income						2,631	2,631

BALANCES—December 31, 2003	1,500	—	—	—	29,609	39,401	69,010
Capital contribution					1,703		1,703
Net income						3,891	3,891

BALANCES—December 31, 2004	1,500	—	—	—	31,312	43,292	74,604
Capital contribution					20,443		20,443
Stockholder distributions						(22,500)	(22,500)
Common stock exchange (see Note 13)	(1,500)	1,320	180				—
Net loss						(4,745)	(4,745)

BALANCES—December 31, 2005	—	1,320	180	$—	$51,755	$16,047	$67,802

*
The par value amount of Jacobs Entertainment, Inc. common stock outstanding for the periods presented is less than $500 and is therefore presented as $0 above due to rounding.

See notes to consolidated financial statements.

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(Dollars in Thousands)

	2005	2004	2003
OPERATING ACTIVITIES:
Net (loss) income	$(4,745)	$3,891	$2,631
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Noncash charge termination of contract (see Note 13)	3,000
Depreciation and amortization	11,005	9,958	9,071
Loss on sale of equipment	45	75	94
Deferred financing cost amortization	2,072	1,363	1,361
Bond issue discount amortization	708	710	707
Bond issue premium amortization	(489)
Loan discount amortization		23	180
Noncash abandonment costs	1,424	1,500	35
Changes in operating assets and liabilities—net of the effect of acquisitions:
Accounts receivable—net	(1,094)	(547)	369
Inventory	(232)	(211)	85
Prepaid expenses and other assets	(1,098)	(734)	(88)
Accounts payable and accrued expenses	2,046	2,644	582
Gaming taxes payable	289	132	105
Interest payable	1,239	(28)	(1,507)
Due to affiliate	(1,433)	982	837

Net cash provided by operating activities	12,737	19,758	14,462

INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(18,591)	(18,374)	(16,281)
Proceeds from sale of equipment	155	295	66
Purchase of device rights	(546)	(907)	(566)
Capitalized project costs			(1,465)
(Increases) decreases restricted cash	51	237	(512)
Truck stop acquisitions, net of cash acquired of $100	(12,161)

Net cash used in investing activities	(31,092)	(18,749)	(18,758)

FINANCING ACTIVITIES:
Proceeds from bond issuance	25,300
Payments to obtain financing	(3,348)		(49)
Proceeds from long-term debt	1,338	5,100	228
Proceeds from revolving line of credit	17,821	4,265	11,210
Contributions from stockholders	14,113	1,703	1,617
Payments on long-term debt	(831)	(2,553)	(2,620)
Payments on revolving line of credit	(13,231)	(4,265)	(11,210)
Distributions to stockholders	(22,500)

Net cash provided by (used in) financing activities	18,662	4,250	(824)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	307	5,259	(5,120)
CASH AND CASH EQUIVALENTS—Beginning of year	21,497	16,238	21,358

CASH AND CASH EQUIVALENTS—End of year	$21,804	$21,497	$16,238

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized in 2005, 2004, and 2003 of $106, $110, and $140, respectively	$18,790	$17,329	$17,582

Noncash investing and financing activity:
Capital contribution exchanged for retirement of note paid by affiliate	$6,330	$—	$—

Acquisition of property for payables incurred	$800	$1,357	$303

Acquisition of property under capital lease agreements	$3,288	$1,732	$—

Notes payable incurred on termination of contract	$3,000	$—	$—

Debt conversion to related party	$—	$—	$10,489

See notes to consolidated financial statements.

JACOBS ENTERTAINMENT, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2005 AND 2004, AND FOR THE
YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
(Dollars in Thousands)

1.     BUSINESS AND ORGANIZATION

        Jacobs Entertainment, Inc. ("JEI", the "Company", "us", "our", or "we") was formed on April 17, 2001, as a Subchapter S Corporation under the Internal Revenue Code of 1986, as amended, to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. The Company's sole stockholders, who each own beneficially 50% of each class of JEI's common stock, are Jeffrey P. Jacobs and Richard E. Jacobs and certain of their family trusts (collectively, "Jacobs"). As of December 31, 2005, we own and operate three casinos through Black Hawk Gaming & Development Company, Inc. ("Black Hawk"), a wholly owned subsidiary. They are The Lodge Casino at Black Hawk ("The Lodge") and the Gilpin Hotel Casino ("Gilpin"), both in Colorado, and the Gold Dust West Casino ("Gold Dust") in Nevada. JEI also owns and operates eleven truck plaza video gaming facilities in Louisiana through two wholly owned subsidiaries, Jalou LLC and Jalou II which are collectively referred to as "Jalou", "Truck stops" or "Truck Plazas". We also receive a percentage of gaming revenue from an additional truck plaza video gaming facility. Finally, JEI owns and operates a horse racing track with nine satellite wagering facilities and an account wagering operation in Virginia through a wholly owned subsidiary Colonial Holdings, Inc. ("Colonial").

        On February 25, 2005, we filed an application for gaming licenses to open a Jefferson Parish, Louisiana truck plaza location. The license was approved on August 16, 2005, and the location opened on September 22, 2005.

        On March 2, 2005, we acquired three truck plaza video gaming facilities in Louisiana previously owned by Jacobs for $22.5 million. The purchase of the three truck plaza video gaming facilities was accounted for as a combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations. Accordingly, the accompanying consolidated financial statements have been retroactively adjusted to include the operations of the acquired truck plazas from January 1, 2003. See Note 4 below.

        On March 16, 2005, we received a license to own and operate a seventh satellite wagering facility in Martinsville, Virginia. This facility was opened on August 15, 2005. On April 27, 2005, we received a license to own and operate an eighth satellite wagering facility and second location in Chesapeake, Virginia. We opened this facility on October 12, 2005. On May 25, 2005, we received a license to own and operate a ninth satellite wagering facility in Scott County, Virginia. We opened this facility on January 18, 2006.

        On December 16, 2005, we acquired from an unaffiliated party Fuel Stop 36 in Lake Charles, Louisiana for $6.1 million. On December 20, 2005, we acquired from an unaffiliated party the assets of Larose Truck Plaza in Lockport, Louisiana for $6.2 million. The purchases of these two truck plaza video gaming facilities were recorded using the purchase method of accounting. See Note 4 below.

2.     SIGNIFICANT ACCOUNTING POLICIES

        Consolidation—The accompanying consolidated financial statements include the accounts of JEI, Black Hawk, Jalou and Colonial. All significant inter-company transactions and balances have been eliminated in consolidation.

        Cash and Cash Equivalents—The Company considers all demand deposits and time deposits with original maturities of three months or less to be cash equivalents.

        Restricted Cash—Amounts due under agreements with the Virginia Horsemen's Benevolent and Protective Association, Inc. and the Virginia Harness Horse Association are accrued based on the terms of the agreements. Funds for purses for future live race meets are held in restricted cash accounts.

        Inventory—Inventory consists of food and beverages and uniforms at the casinos and of fuel, convenience store, and restaurant items at Jalou's truck stop operations, and is recorded at the lower of cost (first-in, first-out method) or market.

        Property, Plant, and Equipment—Property, plant, and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are depreciated, using the straight-line method, over the shorter of the lease term or the useful life of the asset. Estimated useful lives used are as follows:

Land improvements	20-40 years
Buildings and improvements	5-40 years
Equipment and furniture and fixtures	2-20 years
Leasehold improvements	5-25 years

        Costs of major improvements are capitalized, while costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on disposal of assets are recognized as incurred.

        Goodwill—Goodwill represents the excess purchase price over the fair value of the net identifiable assets acquired related to acquisitions. See Note 4 for current year acquisitions.

        Identifiable Intangible Assets—Identifiable intangible assets are comprised of revenue rights, device use rights, and a restriction agreement associated with the Jalou truck stop acquisitions. Amortization of the revenue rights are being amortized on a straight line basis over 50 years representing the initial term of the related agreement. Amortization of device use rights and the restriction agreement are being amortized on a straight line basis over five years, representing the initial terms of the related agreements.

        Debt Issue Costs—Debt issue costs that are incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense, using the effective interest method, over the life of the related loan, and are included as a component of other assets in the accompanying consolidated balance sheets.

        Slot Club Liability—The Company's casinos offer customers the ability to become members in their respective slot clubs. Once a member, the customer can insert a special card into slot and video poker machines while playing in the Company's casinos to earn "points." Based on their point totals, members receive various cash rewards and gift prizes. The Company accrues the cost of points as they are earned by the members of the slot clubs as a component of accounts payable and accrued expenses in the accompanying consolidated balance sheets.

        Outstanding Gaming Chip and Token Liability—When customers exchange cash for gaming chips and tokens, the Company has a liability as long as those chips and tokens are not redeemed or won by the house. That liability is established by determining the difference between the total chips and tokens placed in service and the actual inventory of chips and tokens in custody or under the control of the casinos. The chip and token liability is adjusted periodically to reflect an estimate of chips and tokens that will never be redeemed, such as chips and tokens that have been lost or taken as souvenirs and is reflected as a component of accounts payable and accrued expenses in the accompanying consolidated balance sheets.

        Revenue—Casino—Casino revenues are the net winnings from gaming activities, which is the difference between gaming wins and losses and are recognized as earned.

        Revenue—Truck Stop—Video poker revenue is the net winnings from gaming activities of the Company's truck stops, which is the difference between gaming wins and losses and are recognized as earned.

        Revenue—Pari-Mutuel—Pari-mutuel revenue includes the Company's share of pari-mutuel wagering on live races after payments of amounts returned on winning wagers, and the Company's share of wagering from import and export simulcasting at its racing centers and are recognized as earned.

        Revenue—Food and Beverage—The Company recognizes food and beverage revenue at the time that goods or services are rendered.

        Revenue—Convenience Store—Fuel and Other—The Company recognizes revenue at the time of sale for fuel and convenience-store items.

        Revenue—Hotel—The Company recognizes hotel revenue at the time rooms are provided to customers.

        Revenue—Other—Other revenue consists of ATM commissions, cash advance commissions, miscellaneous vending commissions, admission charges, and program and concession sales at Colonial's live racing events. Other revenues are recognized at the time services are provided to patrons.

        Promotional Allowances—Gross revenues include the retail amount of rooms, food and beverages provided gratuitously to customers. When computing net revenues, the retail amount of rooms, food and beverages and coupons, gratuitously provided to customers, as well as slot club player point redemptions, is deducted from gross revenues as promotional allowances. The estimated cost of such complimentary services in our casino operations for rooms, food, and beverages is charged to casino operations and was $9,811, $9,191, and $9,388 for the years ended December 31, 2005, 2004, and 2003, respectively. The estimated cost of such complimentary services in our truck stops related to video poker operations for food and beverages is charged to truck stop operations and was $798, $276, and $121 for the years ended December 31, 2005, 2004, and 2003, respectively. The estimated cost of such complimentary services in our truck stops related to fuel operations for food and beverages is charged to convenience store operations and was $261, $136, and $323 for the years ended December 31, 2005, 2004, and 2003, respectively.

        Income Taxes—The Company has elected for income tax purposes to be treated as a Subchapter S Corporation under the Internal Revenue Code of 1986, as amended, and, consequently, no current or deferred income taxes have been reflected in the accompanying consolidated financial statements as these taxes are the responsibility of the stockholders. See Note 6 for information relating to $423 income tax expense charged for the year ended December 31, 2005.

        Long-Lived Assets—The Company periodically evaluates the value of long-lived assets, including property, plant and equipment, goodwill and identifiable intangibles, for potential impairment. If an impairment is indicated, such impaired assets are written down to their estimated fair value. As of December 31, 2005 and 2004, management determined that there was no impairment of the Company's long-lived assets other than those costs abandoned as described in Note 10.

        Operating Segments—The Company has four reportable segments (Colorado, Nevada, Virginia, and Louisiana), as defined by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. See Note 16.

        Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management periodically evaluates the Company's policies, and the estimates and assumptions related to such policies. All of JEI's subsidiary companies operate in a highly regulated industry. Colonial, Jalou and Black Hawk operations are subject to regulations that describe and regulate operating and internal control procedures. The majority of gaming revenue is in the form of cash which by nature does not require complex estimations. Management estimates certain liabilities with payment periods that extend for longer than several months. Such estimates include the self-insured medical and workers compensation liabilities and litigation costs. Furthermore, JEI believes that these estimates are reasonable based on past experience with the business and based upon assumptions related to possible outcomes in the future. Actual results could differ from those estimates.

        Furthermore, we have determined that the policy associated with our long-lived assets, goodwill and identifiable intangible assets, and related estimates are critical to the preparation of our consolidated financial statements. We have a significant investment in long-lived property and equipment. We estimate that the undiscounted future cash flows expected to result from the use of these assets exceeds the current carrying value of these assets. Any adverse change to the estimate of these undiscounted cash flows could necessitate an impairment charge that would adversely affect operating results. We estimate the useful lives for our assets based on historical experience, estimates of assets' commercial lives, and the likelihood of technological obsolescence. Should the actual useful life of a class of assets differ from the estimated useful life, we would record an impairment charge. We review useful lives and obsolescence and assess commercial viability of our assets periodically.

        Reclassifications—In the accompanying Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003, we have changed the classification of changes in restricted cash balances to present such activity as an investing activity. We previously presented such changes as an operating activity. This reclassification has resulted in a $0.24 million increase and a $0.51 million decrease to investing cash flows during 2004 and 2003, respectively, and a corresponding $0.24 million decrease and $0.51 million increase to operating cash flows from the amounts previously reported. Certain other amounts have been reclassified within the 2004 and 2003 financial statements to conform to the presentation used in 2005. Management believes these reclassifications are immaterial as they had no impact on the Company's financial position or net income.

3.     GOODWILL AND OTHER INTANGIBLE ASSETS

        The Company tests goodwill for impairment as of September 30th each year. Testing compares the estimated fair values of the Company's reporting units to the reporting units' carrying value. The Company considers a variety of factors when estimating the fair value of its reporting units, including estimates about future operating results of each reporting unit, multiples of EBITDA, investment banker market analysis, and recent sales of comparable business units if such information is available to the Company. A variety of estimates and judgments about the relevance and comparability of these factors to the reporting units are made. As of September 30, 2005 and as updated at year-end, management of the Company believes the goodwill held in our reporting units is not impaired. In addition, the Company has reassessed the useful lives of its identifiable intangible assets without any change to the previously established amortization periods of such assets.

        The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2004 are as follows (dollars in thousands):

	2005	2004
Balance as of beginning of year	$26,773	$26,773
Goodwill acquired during year	6,157

Balance as of end of year	$32,930	$26,773

        Acquired intangible assets as of December 31, 2005 and 2004, consist of the following (dollars in thousands):

	2005			2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Revenue rights	$6,000	$480	$5,520	$6,000	$360	$5,640
Device use rights	4,232	2,018	2,214	3,518	1,368	2,150
Other	100	4	96

Total	$10,332	$2,502	$7,830	$9,518	$1,728	$7,790

	Years Ended December 31
	2005	2004	2003
Aggregate amortization expense	$821	$624	$581

        Estimated amortization expense for the years ending December 31 (dollars in thousands):

2006	$987
2007	588
2008	546
2009	499
2010	290
Thereafter	4,920

Total	$7,830

4.     SALE OF DEBT AND ACQUISITIONS

        On March 2, 2005, we completed the issuance of $23,000 of additional notes subject to the same terms and conditions as our existing senior secured notes which carry a coupon of 11 7/8% due 2009, with interest payable each February 1, and August 1. The notes were issued at 10% above their principal amount resulting in a premium of $2,300, which is being amortized using the effective interest method over the remaining life of the notes. We used $22,500 of the proceeds from the sale of the notes to fund the acquisition of a 100% interest in three truck plaza video gaming facilities in Louisiana known as Breaux Bridge, Eunice and Jefferson Parish, all of which were owned by Jacobs. The balance of the proceeds was used to pay for the offering costs of the additional notes. Due to the related party nature of the transaction (and under the terms of our indenture) we obtained a fairness opinion from an investment banking firm that the acquisition of the three video poker truck stops was fair from a financial point of view.

        The acquisition of the three truck plaza facilities was accounted for as a combination of entities under common control, and as such is reflected for accounting and financial reporting purposes similar to a pooling of interests. Therefore, the acquisitions have been recorded at the related party's historical cash cost in the assets transferred. Accordingly, the accompanying consolidated financial statements have been retroactively restated from January 1, 2003 through the acquisition date to include the operations of the acquired truck plazas. See Note 1 above.

        A distribution of $22,500 was recorded on the acquisition date as the assets of the entities acquired have been retroactively accounted for in JEI's financial statements. Therefore a net distribution of

$12,380 (the $22,500 distribution reduced by the $10,121 of net assets acquired) has been recorded by us as of March 2, 2005, acquisition date.

        The following table summarizes the value of assets acquired and liabilities assumed and recorded as of March 2, 2005, for the transaction occurring on that date (dollars in thousands).

	Breaux Bridge	Eunice	Jefferson	Total
Current assets	$402	$285	$309	$996
Property and equipment—net	3,089	2,461	5,550
Construction in progress	2,545	2,545
Other assets	14	20	331	365
Identifiable intangible assets	463	329	390	1,182

Total assets acquired	3,968	3,095	3,575	10,638

Current liabilities	217	184	22	423
Noncurrent liabilities			94	94

Total liabilities assumed	217	184	116	517

Net assets acquired	$3,751	$2,911	$3,459	$10,121

        The consolidated financial statements for the years ended December 31, 2004 and 2003, have been retroactively restated as though the transaction had occurred at the beginning of each of the periods presented.

        The following table summarizes the operations of the acquired truck plaza entities (dollars in thousands):

	2004	2003
Net revenues	$4,437	$—
Costs and expenses	5,533	42

Net loss	$(1,096)	$(42)

        On September 30, 2005, we entered into an agreement with Dakota/Blackhawk, LLC, an unaffiliated Colorado limited liability company ("Dakota"), granting us the option to purchase 2.2 acres of undeveloped land (approximately 1 acre of which is located within the Black Hawk Gaming District) directly across the street from The Lodge.

        Under the terms of the option agreement, we have the exclusive right to purchase the property for $13 million. The option has an initial term of one year, with a right in our favor to extend the option for an additional one year period upon the payment of a nonrefundable extension fee of $500,000. The option agreement provides for an initial option fee of $500,000. Fifty percent of the initial option fee and fifty percent of the extension fee are to be applied to the purchase price if the property is purchased.

        If the real estate purchase contract is closed, the purchase price must be paid as follows: (i) 50% of the purchase price minus the option fee credit, in cash or immediately available funds at closing; and (ii) a four year promissory note in the amount of 50% of the purchase price executed by us.

        On November 2, 2005, we formed a new wholly owned subsidiary, Jacobs Piñon Plaza Entertainment, Inc. and entered into a definitive Asset Purchase Agreement with Capital City Entertainment, Inc. ("CCI"), a nonaffiliated party, under which we agreed to acquire all of the assets of the Best Western Piñon Plaza Resort ("Piñon Plaza"), a division of CCI. The assets to be purchased include all of the personal property, buildings and improvements used by Piñon Plaza in the operation of its casino, hotel, bowling alley and RV park in Carson City, Nevada. The purchase price for the assets is $14,500. Upon entering into the agreement, we deposited $500 into escrow which will be allocable to the purchase price. We anticipate closing this transaction during the second quarter of 2006. Under the agreement, the Company has until June 30, 2006 to close the transaction. If the transaction is not closed by June 30, 2006, the Company may extend the closing deadline to September 30, 2006, for a one time nonrefundable $250 payment to the seller. If the transaction is not closed by September 30, 2006, the $500 deposit will be forfeited and paid to the seller. No further recourse will be available to the seller.

        Contemporaneously, we entered into a triple net ground lease covering land underlying the assets which will begin upon closing of the Asset Purchase Agreement discussed above. The lessor is a family trust affiliated with CCI. The lease has a ten year term with two ten year extensions at the option of JEI. Rentals under the lease are $250 per year for years one through five, $300 per year for years six through ten, and a rate based on an appraisal performed by a Member of the Appraisal Institute "MAI" of the property during the first and second extension terms.

        JEI has the right to purchase the leased land at an MAI appraised value at the end of the first ten year term. It also has a right of first refusal should the lessor seek to sell the leased land to a third party.

        Consummation of the Asset Purchase Agreement and entry into the land lease are subject to several customary conditions, particularly including approval of the Nevada State Gaming Control Board and the Nevada Gaming Commission. Nevada gaming approvals could take several months.

        On December 16, 2005, we acquired from an unaffiliated party Fuel Stop 36 in Lake Charles, Louisiana for $6.1 million. On December 20, 2005, we acquired from an unaffiliated party the assets of Larose Truck Plaza in Larose, Louisiana for $6.2 million. The following table summarizes the assets acquired and liabilities assumed and recorded as of the acquisition dates (dollars in thousands).

	Fuel Stop 36	Larose	Total
Current assets	$176	$122	$298
Property and equipment—net	2,748	2,729	5,477
Goodwill	2,860	3,297	6,157
Identifiable intangible assets	278	71	349

Total assets acquired	6,062	6,219	12,281

Total liabilities assumed		16	16

Net assets acquired	$6,062	$6,203	$12,265

        Goodwill resulting from the Larose and Fuel Stop 36 transactions is attributable to anticipated future cash flows associated with the acquired entities. Amortization expense recorded on these identifiable intangible assets was $4 for the year ended December 31, 2005.

        Assuming the transactions had occurred at the beginning of each period presented, combined unaudited pro forma revenue and net (loss) income would have been as follows (dollars in thousands).

	2005	2004
Net revenues	$251,705	$205,931
Costs and expenses	254,885	201,902

Net (loss) income	$(3,180)	$4,029

        The pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions occurred at the beginning of each period presented, nor are they indicative of future operating results.

5.     LONG-TERM DEBT, NOTES PAYABLE-RELATED PARTIES, AND CAPITAL LEASES

        Long-term debt, notes payable-related parties, and capital leases, as of December 31, 2005 and 2004, consist of the following (dollars in thousands):

	2005	2004
Indebtedness of JEI:
Senior secured notes due 2009, with interest only payable each February 1, and August 1, beginning August 1, 2002, at a fixed interest rate of 11 7/8%.	$147,622	$122,103
A $10 million line of credit ("LOC") agreement with Wells Fargo Foothill, expiring July 12, 2007. The LOC bears interest at the prime rate published by Wells Fargo Bank, N.A., plus 1.75%. The LOC is collateralized by the land, buildings and related improvements of The Lodge and the Gilpin, the Company's Colorado casino properties. The security interests under the terms of the LOC are contractually senior to the notes.	4,590

Capital Lease with interest and principal payments of $3 per month until October 2006, increasing to $15 per month through October 2007, increasing to $21 per month thereafter, maturing October 2010, with the right to extend the lease three time for five years, or to purchase the land and building for $5,000 any time commencing with the day after the last day of the first year of the initial term through the end of the initial term, or for $5,398 at any time during the first renewal period. The purchase option is no longer available after the first renewal period. The effective interest rate is 17%. Each lease renewal if elected will result in an increase in monthly payment based on a base index rate established with the August 2005 Consumer Price Index ("CPI") as published.	1,227

	153,439	122,103

Indebtedness of Black Hawk:
Bonds payable; issued in two series with interest payments varying between 6.25% and 6.50%; principal and interest payments approximating $360 are due semi-annually beginning in June 2000 continuing until December 2011; secured by infrastructure improvements made by the Lodge.	3,526	3,997

Indebtedness of Colonial:
Note payable to Maryland Jockey Club, maturing December 2005, bearing interest at a rate of 7.75% payable quarterly for the first two years, and equal installments of interest and principal to be paid quarterly over the remaining five year term of the note, beginning in the first quarter of 2001.		290
Note payable to John Deere Credit, maturing October 2008, bearing interest at a rate of 2.25% payable monthly in equal installments of interest and principal beginning November 2003, secured by the equipment purchased with the Note.	133	177
Capital lease with interest and principal payments of $10 per month, maturing September 11, 2009, with the right to extend the term of the lease five times for five year intervals, or to purchase the land for $800 at any time after the term and first renewal period of the lease (after September 11, 2014). The effective interest rate is 11.84%. Each lease renewal if elected will result in an increase in monthly payments by 10% over the previous lease term.	971	976

Capital lease with interest and principal payments of $4 per month, until the earlier of occupancy or June 1, 2005, then interest and principal payments of $8 per month, maturing June 1, 2010, with the right to extend the term of the lease four times for five year intervals, or to purchase the land and building for $700 at any time after the initial term of the lease (after June 1, 2010), with the purchase price increasing 8% with any successive renewal term. The effective interest rate is 10.31%. Each lease renewal if elected will result in an increase in annual payments by $8 over the lease term.	764	756
Capital lease with interest and principal payments of $8 per month until October 2006, then interest and principal payments of $10 per month until October 2010, then interest and principal payments of $11 per month until October 2015, with three renewal period terms of five years each with monthly payments starting at $13 per month increasing to $17 per month. The effective interest is 10.5% per annum.	1,195
Note payable to individuals, with interest and principal payments of $8 per month through maturity at October, 2020, at an interest rate of 6.5% per annum, secured by the building and land.	954
Note payable to Pimlico Racing Association, Inc, and Laurel Racing Association Limited Partnership, maturing September 2006, interest accruing at the prime rate published by the Wall Street Journal, plus 1%, payable at maturity, guaranteed by Jacobs Entertainment, Inc.	3,000
Other	19	28

	7,036	2,227

Indebtedness of Jalou:
Note payable to Cameron State Bank, maturing October 1, 2018, interest only monthly payments through April 1, 2005 bearing interest at a rate of 7%, beginning May 1, 2005 monthly principal and interest payments of $22 due until October 1, 2008, beginning November 1, 2008 monthly principal and interest payments of $21 due until September 1, 2018 bearing interest at a rate of the five year treasury bill plus 3%, October 1, 2018 all remaining interest and principal due. The note is secured by the land and improvements purchased with the note and inventory, equipment and fixtures.		2,300
Note payable to Cameron State Bank, maturing July 1, 2018, interest only monthly payments through January 1, 2005 bearing interest at a rate of 7%, beginning February 1, 2005 monthly principal and interest payments of $27 due until July 1, 2008, beginning August 1, 2008 monthly principal and interest payments of $25 due until June 1, 2018 bearing interest at a rate of the five year treasury bill plus 3%, July 1, 2018 all remaining interest and principal due. The note is secured by the land and improvements purchased with the note and inventory, equipment and fixtures.		2,800

	—	5,100

Indebtedness to related parties:
Notes payable to affiliates, maturing January 31, 2010, semi-annual payments of interest only at 12.0%, unsecured	$9,000	$9,000

Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Houma	1,811	1,811
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings and related improvements of Winner's	1,208	1,208
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Cash's	1,717	1,717
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Colonel's	2,172	2,172
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Lucky Magnolia's	788	788
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Bayou Vista	1,679	1,679
Note payable to affiliates maturing March 2009, semi-annual payments of interest only at 8.5%, secured by the land, buildings, and related improvements of Raceland	1,114	1,114

	19,489	19,489

Total indebtedness	183,490	152,916
Less current indebtedness	(3,583)	(1,006)

Total long-term indebtedness	$179,907	$151,910

        On February 8, 2002, JEI issued $125,000 of 11 7/8% Senior Secured Notes (the "Notes") due 2009, with interest payable on each February 1, and August 1, with payments beginning August 1, 2002. The Notes were issued at a 3.96% discount from their principal amount, resulting in a discount of $4,950, which is being amortized using the effective interest method over the life of the Notes. The proceeds of the Notes were primarily used to fund the acquisition of the common stock of Black Hawk, Jalou LLC, Jalou II, and Colonial, and to refinance certain debt of these entities in connection with the acquisitions. The Notes are secured by the assets and stock of the Company's subsidiaries. JEI has no independent assets or operations and the subsidiaries' guarantees on the Notes are full and unconditional and joint and several within the meaning of Rule 3-10(h) of Regulation S-X of the Securities and Exchange Commission. The Notes contain a number of affirmative and negative covenants which among other things require JEI to maintain certain financial ratios and refrain from certain actions without prior approval from the Trustee of the Notes. As of December 31, 2005, management believes JEI is in compliance with all such debt covenants.

        On February 13, 2003, $10,489 of notes issued to the seller in connection with the acquisition of certain Jalou truck stops from an unaffiliated party were acquired by a related party. See discussion in Note 9 below.

        On March 2, 2005, JEI issued $23,000 in debt subject to the indenture of the Notes described above. The terms of the new notes are the same as the existing notes, which carry a coupon rate of 11 7/8% per annum and mature February 2009. See Note 4.

        Scheduled principal payments as of December 31, 2005, are as follows (dollars in thousands):

2006	$3,429
2007	5,181
2008	683
2009	159,182
2010	10,447
Thereafter	4,928

Total	$183,850

        Effective July 12, 2002, the Company entered into a $10,000 line of credit ("LOC") agreement with Wells Fargo Foothill, Inc., expiring July 12, 2007. The LOC bears interest at the prime rate published by Wells Fargo Bank, N.A., plus 1.75%. The LOC is collateralized by the land, buildings and related improvements of The Lodge and the Gilpin Hotel and Casino, the Company's Colorado casino properties. The security interests under the terms of the LOC are contractually senior to the Notes. There were no amounts outstanding under the LOC as of December 31, 2005 and 2004.

6.     INCOME TAXES

        On March 11, 2002, the Company received notice from the Internal Revenue Service asserting deficiencies in federal corporate income taxes for Black Hawk's 1998 tax year. The proposed adjustment related to the deductibility of depreciation taken against certain costs incurred by The Lodge to build and improve public assets. The Company has settled this issue with the Internal Revenue Service and has recorded a charge to earnings of $423 including $149 in interest. No penalties were assessed on this settlement.

7.     ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following disclosure of estimated fair value of the Company's financial instruments has been determined by the Company using available market information and generally accepted valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The estimated fair value of the Company's financial instruments are as follows (dollars in thousands):

	2005		2004
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Liabilities—long-term debt and capital lease obligations	$183,490	$189,190	$152,916	$173,208

        The estimation methodologies utilized by the Company are summarized as follows:

        Debt—The fair value of variable-rate debt is estimated to be equal to its carrying amount. The fair value of senior secured notes issued in 2002 and 2005 is based upon quoted market rates. The fair value of other fixed rate debt is estimated based on a discounted cash flow analysis, using the prevailing market interest rates for debt of similar dollar amount, maturity and risk.

        The estimated fair value of the Company's other financial instruments, such as cash and cash equivalents, accounts receivable, inventory and accounts payable, have been determined to approximate carrying value based on the short-term nature of those financial instruments.

8.     EMPLOYEE BENEFIT PLANS

        In June 1998, Colonial implemented a 401(k) Plan in which all full time and part time employees are eligible to participate after six months of employment. The Plan is a defined contribution plan covering eligible employees of Colonial. The Plan allows eligible employees to make tax-deferred contributions that are matched by the Company up to a specified level. On July 9, 2004, the Colonial 401(k) plan was merged into the Black Hawk Gaming & Development Company Inc. 401(k) plan (renamed Jacobs Entertainment, Inc. plan on December 21, 2004). The Company's contributions to the 401(k) Plan were approximately $14 and $14 for the period ended July 9, 2004, and for the year ended 2003, respectively.

        On January 1, 1997, the Gilpin Hotel Casino Employees' 401(k) Plan (renamed Black Hawk Gaming & Development Company Inc.'s 401(k) Plan on March 31, 1999, further re-named Jacobs Entertainment, Inc.'s 401(k) plan on December 20, 2004) (the "Plan") was organized and began accepting contributions on September 1, 1997. The Plan is a defined contribution plan covering eligible employees of Black Hawk, The Lodge, the Gilpin, GDW, and Colonial (after July 9, 2004). The Plan allows eligible employees to make tax-deferred contributions that are matched by the Company up to a specified level. The Company contributed approximately $307, $257, and $249 to the Plan for the years ended December 31, 2005, 2004, and 2003, respectively. On July 9, 2004, Colonial's Plan and Jacobs Entertainment, Inc.'s Plan were merged into one plan covering all eligible employees of JEI.

9.     RELATED-PARTY TRANSACTIONS

        In order to assist JEI in its efforts to research, develop, perform due diligence on and possibly acquire new gaming opportunities, Black Hawk entered into an agreement with Premier One Development Company effective October 1, 1997. On May 9, 2000, Premier merged into Jacobs Investments Management Co. Inc. ("Management"), 82% of which is owned by Jeffrey P. Jacobs and the remaining 18% of which is owned in equal portions by two former directors of Colonial Holdings. Black Hawk paid or accrued $450, $450, and $450 for Management's services during the years ended December 31, 2005, 2004, and 2003, respectively. The agreement expired on December 31, 2002, but was renewed on January 2, 2003 for a period of nine years, at $450 per year, payable on January 15 of each year.

        The Company provides monthly management and accounting services to truckstops owned by an affiliate. In addition, the affiliates purchase repair parts from the Company. Total charges to affiliates for management services and repair part purchases totaled $480, $384 and $318 for the years ended December 31, 2005, 2004 and 2003, respectively. Accounts receivables due from affiliate totaled $286 and $224 as of December 31, 2005 and 2004, respectively.

        As part of the acquisition agreement for the Breaux Bridge, Eunice, and Jefferson locations, the affiliated party seller provided capital to the Company. Amounts payable to this affiliated party totaled $386 and $1,819 as of December 31, 2005 and 2004, respectively.

        JEI is the obligor on notes to Jacobs totaling $9,000, with interest only payable semi-annually at 12% per annum, and the principal amount due and payable on January 31, 2010. These notes were issued in connection with the acquisition of certain Louisiana truck stops. JEI is also the obligor of $10,489 of notes issued to the seller in connection with the acquisition of additional truck stops from an unaffiliated party. These notes were acquired from the seller by Jacobs on February 13, 2003, for $7,000. Interest payable to related parties was $723 for each of the years ended December 31, 2005 and 2004, respectively.

10.   ABANDONMENT COSTS

        In December 2005, the Company recorded an abandonment charge of $1,424 representing the net book value of a stand-alone portion of the Gold Dust West's motel building (the "L-wing") containing 66 of the properties 106 motel rooms. After considering alternative plans for this stand-alone portion of the motel including a possible refurbish, it was decided that the property would be better served with improved access and expanded parking. The Company began demolition of the L-wing during the first quarter of 2006 and expects to complete the project late in the second quarter at an estimated total cost of $1.4 million. The Company expects to add approximately 75 parking spaces as a result of the demolition. The Company will continue to operate the remaining 40 hotel rooms.

        During the year ended 2004, we recorded a $2,900 charge to operations which is attributable to the write-off of abandoned project costs. Included in these costs is approximately $1,800 related to development costs associated with a potential gaming site in D'Iberville, Mississippi. After considering various development alternatives, we chose to abandon the project to pursue other alternatives which, in our estimation would result in greater returns than the potential of the D'Iberville site. The majority of these expenditures were primarily associated with land option payments and design, development and planning costs. Further, we charged to operations approximately $800 consisting of option payments, legal and accounting fee expenditures associated with four separate unrelated parties to acquire seven video poker stop operations in Louisiana. Based on the results of the due diligence work, we abandoned the potential acquisitions with all seven truck stop operations targeted for acquisition. Finally, approximately $300 in other capitalized costs were charged to operations due to abandonment of miscellaneous other projects.

11.   COMMITMENTS AND CONTINGENCIES

        In 1996, Colonial entered into a Management and Consulting Agreement, as amended (the "Management Agreement"), with Maryland-Virginia Racing Circuit, Inc. (the "Circuit"), a wholly owned subsidiary of Magna Entertainment Corp. ("MEC"), which is an affiliate of the Maryland Jockey Club ("MJC"). The Management Agreement provided for management services for Colonial's racetrack and its satellite facilities and created a Virginia-Maryland thoroughbred racing circuit. Under the Management Agreement, MJC agreed to suspend live racing at its racetracks, Laurel Park and Pimlico Race Course, during Colonial's live thoroughbred meets. Parties to the Management Agreement also exchanged simulcast signals for their live thoroughbred meets at no cost to either party. The effect of the exchange of signals is immaterial to the consolidated financial statements of JEI. The Circuit managed Colonial's satellite facilities, as well as, the live standardbred and thoroughbred meets and provided certain personnel, at its expense, for the live thoroughbred meet. For its services, the Circuit received a management fee of 1.0% of the first $75 million of the aggregate gross amounts wagered in any calendar year in the Commonwealth of Virginia, excluding certain amounts specified in the Management Agreement ("Handle"), 2.0% of all Handle of $75 million to $125 million per calendar year, 1.5% of all Handle in excess of $125 million, and 3.25% of any Handle for satellite wagering facilities located in the counties of Loudoun, Fairfax, Prince William, and Arlington and the Virginia cities of Manassas, Manassas Park, Fairfax City, Falls Church, and Alexandria. The Management Agreement was to remain in effect until 2036 provided Colonial owned, controlled, or operated its racetrack under its existing licenses. At Colonial's option, Colonial could terminate the Management Agreement any time after 2021 upon payment of a fee equal to 17 times the average management fee paid during the three years immediately preceding such termination.

Management fees incurred under the Management Agreement were approximately $1,787, $2,082, and $1,831 during each of the years ended December 31, 2005, 2004, and 2003, respectively.

        On September 30, 2005, Colonial acquired all of the outstanding shares of the Circuit. See Note 13 for discussion of this transaction.

        Colonial has entered into an agreement with a totalisator company which provides wagering services and designs, programs, and manufactures totalisator systems for the Company's pari-mutuel wagering applications. The basic terms of the agreement state that the totalisator company shall provide totalisator services to Colonial for all wagering held at Colonial's facilities through 2004 at a rate of .365% of the gross amounts wagered. Totalisator fees incurred under this agreement was approximately $731, $622, and $497 for the years ended December 31, 2005, 2004, and 2003, respectively. On March 16, 2005, Colonial entered into an amendment with the totalisator company to extend the term of the agreement to 2012, to provide replacement equipment for the existing equipment, and to increase the rate to .385% of handle up to $270,000 in handle. Handle above $270,000 will be charged a rate of .345%. The amendment also provides for minimum charge per calendar year of $330.

        Colonial has entered into agreements with a company which provides broadcasting and simulcasting equipment and services. The agreements for live racing services at the horse racing track, and equipment leases at two of the off track wagering facilities were extended during 2002 until December 31, 2007. Effective November 6, 2002, Colonial acquired certain equipment located at the horse racing track previously leased under these agreements. Total expense incurred for totalisator and broadcasting and simulcasting equipment was approximately $1,094, $922, and $745 for the years ended December 31, 2005, 2004, and 2003, respectively.

        Colonial leases automobiles, building space, and certain equipment under operating leases expiring at various dates. Total rental expense under these noncancelable leases was approximately $400, $420, and $357 for the years ended December 31, 2005, 2004, and 2003, respectively.

        Black Hawk leases land and warehouse space for the Gold Dust in Reno, Nevada as well as automobiles, and other property and equipment under operating leases expiring at various dates. Total rental expense under these noncancelable leases was approximately $368, $357, and $352 for the years ended December 31, 2005, 2004, and 2003, respectively.

        The following are the future estimated minimum commitments relating to JEI's noncancelable operating agreements and leases (dollars in thousands):

Years Ending December 31
2006	$1,598
2007	1,597
2008	1,368
2009	1,333
2010	1,118
Thereafter	23,003

Total	$30,017

        Other long-term obligations include the commitment of the Louisiana truck plaza video gaming facilities to pay $1 per video poker machine per day, plus $1,000 per machine annually in licensing to an outside party to maintain its video poker machines in its truck stop premises. Other long-term obligations also include commitments under employment contracts with members of senior management.

        The following is an analysis of the leased property under capital leases (dollars in thousands):

Class of Property	2005	2004
Land	$1,523	$1,323
Building	959	409
Construction in progress	1,200
Other	16	16
Less accumulated depreciation	(42)	(5)

Total leased property under capital lease	$3,656	$1,743

        As of December 31, 2005, the following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments (dollars in thousands):

Years Ending December 31
2006	$363
2007	522
2008	584
2009	587
2010	1,256
Thereafter	8,350

Total future minimum lease payments	11,662
Less amount representing interest ranging from 1.6% to 17.1% per annum	7,503

Net present value of net minimum lease payments	$4,159

        The Company is also involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.

12.   COMMON STOCK

        In connection with estate planning activities by our two shareholders, effective September 27, 2005, all 1,500 shares of our common stock, $.01 par value, were converted into a total of 1,320 Class A Common Shares, $.01 par value, and 180 Class B Common Shares, $.01 par value. The shares are identical in all respects except that the Class A Common Shares are entitled to one vote per share and the Class B Common Shares are entitled to 50,000 votes per share. The Class A and Class B Shares are owned equally by Richard E. Jacobs and Jeffrey P. Jacobs and their family trusts. No proceeds were obtained by the Company in connection with the stock conversion and no underwriters were involved. The conversion was deemed exempt from the registration requirements of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

13.   TERMINATION OF CONTRACT

        On September 30, 2005, Colonial completed a transaction with MEC under which Colonial acquired all of the outstanding shares of the Circuit for a purchase price of $10 million. The sale was subject to the approval of the Virginia Racing Commission which was granted on September 28, 2005. Under the terms of the purchase agreement, Colonial paid $7 million in cash at closing of the transaction and issued a one-year $3 million note bearing interest at the prime rate plus 1% (7.75% at December 31, 2005). The note is guaranteed by JEI. The stock acquisition has been characterized as a termination of a contract because the primary asset owned by the Circuit was a Management Agreement with Colonial. Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities; prescribes expensing of the costs associated with the termination of a contract. As such, $10.4 million, including the $10 million purchase price and $0.4 million in legal and professional fees associated with this transaction, has been expensed in the current period. As part of the transaction, Colonial paid off an existing promissory note to MJC in the amount of $73, plus accrued interest. Colonial must also pay the Circuit's prorated 2005 management fees of $1,787. As of December 31, 2005 $178 of these fees were still owed to MJC. Also under the purchase agreement, a Maryland-Virginia thoroughbred racing circuit will continue for ten years with live thoroughbred racing in Maryland concluding on the later of the Monday following the running of the Belmont Stakes Race or June 17 of each year and beginning at Colonial Downs thereafter. No live thoroughbred racing will resume in Maryland before August 1 each year under the agreement.

14.   HURRICANE

        On August 29, 2005 and September 20, 2005, hurricanes Katrina and Rita struck Louisiana causing severe damage to the region. The Company's Louisiana operations sustained minimal damage. The Company estimates total damages after consideration of insurance company deductibles to be approximately $125.

15.   SEGMENT INFORMATION

        At December 31, 2005, 2004, and 2003, the Company has four segments representing the geographic regions of their operations. Each segment is managed separately because of the unique characteristics of revenue stream and customer base.

        The Colorado segment consists of The Lodge and Gilpin casinos. We have aggregated the operations of The Lodge and the Gilpin in our Colorado segment based on similarities in the nature of the properties' businesses, customers and regulatory environment in which each property operates. The Nevada segment consists of the Gold Dust West casino. The Virginia segment consists of Colonial's pari-mutuel operations and the Louisiana operations consist of Jalou's truck plaza/video poker facilities.

        The accounting policies of the segments are the same as those described in Note 1. The corporate operations represent all other revenues and expenses, and are also presented. The following segment information is presented after elimination of inter-segment transactions.

	Year Ended December 31, 2005
	Colorado	Nevada	Virginia		Louisiana		Total
	(Dollars in Thousands)
Total revenues:
Gaming:
Casino	$93,088	$22,519	$		$		$115,607
Truck stop						37,432	37,432
Pari-mutuel				35,988			35,988
Food and beverage	10,177	3,459		2,560		3,578	19,774
Convenience store—fuel						37,361	37,361
Convenience store—other						5,441	5,441
Hotel	1,662	320					1,982
Other	742	141		2,420		370	3,673

Total revenues	105,669	26,439		40,968		84,182	257,258
Promotional allowances	(17,255)	(4,108)				(1,812)	(23,175)

Net revenues	$88,414	$22,331		$40,968		$82,370	$234,083

Depreciation and amortization	$5,017	$1,691		$1,685		$2,387	$10,780

Corporate adjustments and eliminations							225

Consolidated depreciation and amortization							$11,005

Interest income	$44	$15		$86		$20	$165

Corporate adjustments and eliminations							7

Consolidated total interest income							$172

Interest expense	$10,934	$3,141		$322		$2,794	$17,191

Corporate adjustments and eliminations							5,213

Consolidated total interest expense							$22,404

Income tax expense	$—	$—		$—		$—	$423

Net income (loss)	$9,844	$1,286		$(12,947)		$10,572	$8,755

Corporate adjustments and eliminations							(13,500)

Consolidated net income (loss)							$(4,745)

EBITDA(1)	$25,751	$6,103		$(11,026)		$15,733	$36,561

Corporate adjustments and eliminations							(7,646)

Consolidated EBITDA							$28,915

Goodwill	$6,710	$8,836		$—		$17,384	$32,930

Identifiable intangible assets—net	$—	$—		$—		$7,830	$7,830

Property, plant, and equipment—net	$87,173	$11,158		$68,640		$29,832	$196,803

Corporate adjustments and eliminations							2,036

Consolidated net property, plant, and equipment—net							$198,839

Total assets	$110,211	$23,711		$73,453		$65,334	$272,709

Corporate adjustments and eliminations							6,044

Consolidated total assets							$278,753

Long-term debt	$82,802	$22,813		$3,940		$26,317	$135,872

Corporate adjustments and eliminations							44,035

Consolidated total long-term debt							$179,907

Capital expenditures	$5,844	$1,212		$2,316		$8,665	$18,037

Corporate adjustments and eliminations							554

Consolidated capital expenditures							$18,591

	Year Ended December 31, 2004
	Colorado	Nevada	Virginia		Louisiana		Total
	(Dollars in Thousands)
Total revenues:
Gaming:
Casino	$86,115	$22,232	$		$		$108,347
Truck stop						24,842	24,842
Pari-mutuel				32,946			32,946
Food and beverage	9,618	3,527		2,056		2,763	17,964
Convenience store—fuel						21,690	21,690
Convenience store—other						3,825	3,825
Hotel	800	582					1,382
Other	755	152		2,099		325	3,331

Total revenues	97,288	26,493		37,101		53,445	214,327
Promotional allowances	(15,007)	(4,028)				(1,140)	(20,175)

Net revenues	$82,281	$22,465		$37,101		$52,305	$194,152

Depreciation and amortization	$4,838	$1,436		$1,544		$1,962	$9,780

Corporate adjustments and eliminations							178

Consolidated depreciation and amortization							$9,958

Interest income	$13	$3		$29		$3	$48

Corporate adjustments and eliminations							16

Consolidated total interest income							$64

Interest expense	$10,807	$3,142		$121		$2,216	$16,286

Corporate adjustments and eliminations							3,419

Consolidated total interest expense							$19,705

Net income	$8,582	$2,960		$(35)		$5,279	$16,786

Corporate adjustments and eliminations							(12,895)

Consolidated net income							$3,891

EBITDA(1)	$24,214	$7,535		$1,601		$9,454	$42,804

Corporate adjustments and eliminations							(9,314)

Consolidated EBITDA							$33,490

Goodwill	$6,711	$8,836		$—		$11,226	$26,773

Identifiable intangible assets—net	$—	$—		$—		$7,790	$7,790

Property, plant, and equipment—net	$87,391	$11,594		$59,690		$23,578	$182,253

Corporate adjustments and eliminations							450

Consolidated net property, plant, and equipment—net							$182,703

Total assets	$111,277	$24,577		$63,538		$49,741	$249,133

Corporate adjustments and eliminations							3,133

Consolidated total assets							$252,266

Long-term debt	$78,265	$22,682		$1,888		$24,394	$127,229

Corporate adjustments and eliminations							24,681

Consolidated total long-term debt							$151,910

Capital expenditures	$5,585	$1,619		$5,665		$6,182	$19,051

Corporate adjustments and eliminations

Consolidated capital expenditures							$19,051

	Year Ended December 31, 2003
	Colorado	Nevada	Virginia		Louisiana		Total
	(Dollars in Thousands)
Total revenues:
Gaming:
Casino	$77,137	$19,679	$		$		$96,816
Truck stop						24,108	24,108
Pari-mutuel				29,189			29,189
Food and beverage	8,646	3,446		1,951		2,340	16,383
Convenience store—fuel						17,229	17,229
Convenience store—other						3,403	3,403
Hotel	792	578					1,370
Other	722	131		1,863		287	3,003

Total revenues	87,297	23,834		33,003		47,367	191,501
Promotional allowances	(14,820)	(3,970)				(862)	(19,652)

Net revenues	$72,477	$19,864		$33,003		$46,505	$171,849

Depreciation and amortization	$4,759	$1,241		$1,285		$1,650	$8,935

Corporate adjustments and eliminations							136

Consolidated depreciation and amortization							$9,071

Interest income	$3	$—		$44		$14	$61

Corporate adjustments and eliminations							1

Consolidated total interest income							$62

Other income							$10

Interest expense	$10,774	$3,123		$264		$1,986	$16,147

Corporate adjustments and eliminations							3,498

Consolidated total interest expense							$19,645

Net income	$3,178	$1,378		$278		$6,676	$11,510

Corporate adjustments and eliminations							(8,879)

Consolidated net income							$2,631

EBITDA(1)	$18,708	$5,742		$1,783		$10,298	$36,531

Corporate adjustments and eliminations							(5,256)

Consolidated EBITDA							$31,275

Goodwill	$6,711	$8,836		$—		$11,226	$26,773

Identifiable intangible assets—net	$—	$—		$—		$7,507	$7,507

Property, plant, and equipment—net	$86,770	$11,579		$55,569		$18,713	$172,631

Corporate adjustments and eliminations							576

Consolidated net property, plant, and equipment—net							$173,207

Total assets	$108,775	$24,071		$59,363		$42,897	$235,106

Corporate adjustments and eliminations							3,878

Consolidated total assets							$238,984

Long-term debt	$78,302	$22,549		$471		$19,489	$120,811

Corporate adjustments and eliminations							24,539
Consolidated total long-term debt							145,350

Capital expenditures	$8,226	$1,080		$2,804		$3,729	$15,839

Corporate adjustments and eliminations							440

Consolidated capital expenditures							$16,279

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is presented as supplemental information in the tables above and in the discussion of our operating results. EBITDA can be reconciled directly to our consolidated net income by adding the amounts shown for depreciation, amortization, and interest. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as net (loss) income, nor should it be considered as an indicator of our overall financial performance. Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited. Management believes that presentation of a non-GAAP financial measure such as EBITDA is useful because it allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures. Management internally evaluates the performance of its properties using EBITDA measures as do most analysts following the gaming industry. EBITDA is also a component of certain financial covenants in the Company's debt agreements.

******

JACOBS ENTERTAINMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2006 and December 31, 2005

(Dollars in Thousands)

	March 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,130	$21,804
Restricted cash	2,858	1,619
Accounts receivable, net	3,267	2,728
Inventories	2,020	1,843
Prepaid expenses and other current assets	2,728	2,084

Total current assets	29,003	30,078
PROPERTY, PLANT AND EQUIPMENT:
Land and improvements	53,820	53,583
Building and improvements	139,069	136,378
Equipment, furniture and fixtures	47,273	44,920
Leasehold improvements	2,364	2,364
Construction in progress	2,490	4,483

	245,016	241,728
Less accumulated depreciation and amortization	(45,236)	(42,889)

PROPERTY, PLANT AND EQUIPMENT—NET	199,780	198,839
OTHER ASSETS:
Goodwill	32,974	32,930
Identifiable intangible assets, net	7,675	7,830
Debt issue costs, net	6,373	6,702
Other assets	2,336	2,374

TOTAL	$278,141	$278,753

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$15,550	$15,292
Gaming taxes payable	2,519	3,130
Interest payable	3,373	8,181
Due to affiliate	386	386
Current portion of long-term debt and capital lease obligations	3,588	3,583

Total current liabilities	25,416	30,572
Long-term debt and capital lease obligations	159,861	160,418
Long-term debt—related parties	19,489	19,489

Total long-term debt	179,350	179,907
OTHER	492	472
Total liabilities	205,258	210,951
COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value—1,500 shares authorized; 1,500 shares issued and outstanding as of December 31, 2004
Class A Common stock $.01 par value; 1,800 shares authorized, 1,320 issued and outstanding as of December 31, 2005 and March 31, 2006
Class B Common stock $.01 par value; 200 shares authorized, 180 issued and outstanding as of December 31, 2005 and March 31, 2006
Additional paid-in capital	51,755	51,755
Retained earnings	21,128	16,047

Total stockholders' equity	72,883	67,802

TOTAL	$278,141	$278,753

See notes to unaudited condensed consolidated financial statements.

JACOBS ENTERTAINMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2006 and 2005

(Dollars in Thousands)

	Three Months Ended March 31,
	2006	2005
REVENUES:
Gaming:
Casino	$29,443	$27,463
Truck stop	14,390	7,527
Pari-mutuel	9,064	7,908
Food and beverage	5,343	4,505
Convenience store—fuel	13,738	6,936
Convenience store—other	2,196	1,099
Hotel	511	416
Other	662	670

Total revenues	75,347	56,524
Promotional allowances	(6,265)	(5,462)

Net revenues	$69,082	$51,062

COSTS AND EXPENSES:
Gaming:
Casino	10,530	9,766
Truck stop	7,348	4,009
Pari-mutuel	7,270	7,063
Food and beverage	2,667	2,377
Convenience store—fuel	12,952	6,538
Convenience store—other	2,731	1,421
Hotel	75	110
Marketing, general and administrative	11,582	10,897
Depreciation and amortization	2,992	2,544

Total costs and expenses	58,147	44,725

OPERATING INCOME	10,935	6,337
Interest income	37	24
Interest expense	(5,891)	(5,263)

NET INCOME	$5,081	$1,098

See notes to unaudited condensed consolidated financial statements.

JACOBS ENTERTAINMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Year Ended December 31, 2005 and for the Three Months Ended March 31, 2006

(Dollars in Thousands)

	Common Stock
	Shares	Class A Shares	Class B Shares	Amount*		Additional Paid-in Capital	Retained Earnings	Total
BALANCES, JANUARY 1, 2005	1,500			$		$31,312	$43,292	$74,604
Capital contribution						20,443		20,443
Distributions							(22,500)	(22,500)
Common stock exchange	(1,500)	1,320	180
Net loss							(4,745)	(4,745)

BALANCES, DECEMBER 31, 2005	—	1,320	180		$—	$51,755	$16,047	$67,802
Net income							5,081	5,081

BALANCES, MARCH 31, 2006	—	1,320	180		$—	$51,755	$21,128	$72,883

*
The par value amount of Jacobs Entertainment, Inc. common stock outstanding for the periods presented is less than $500 and is therefore presented as $0 due to rounding.

See notes to unaudited condensed consolidated financial statements.

JACOBS ENTERTAINMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2006 and 2005

(Dollars in Thousands)

	Three Months Ended March 31,
	2006	2005
OPERATING ACTIVITIES:
Net income	$5,081	$1,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,992	2,544
Loss (gain) on sale of assets	117	(24)
Deferred financing cost amortization	549	401
Bond issue discount amortization	175	175
Bond issue premium amortization	(147)	(49)
Changes in operating assets and liabilities:
Accounts receivable, net	(539)	196
Inventories	(177)	(100)
Prepaid expenses and other assets	(606)	(532)
Accounts payable and accrued expenses	349	2,874
Gaming taxes payable	(611)	(151)
Interest payable	(4,808)	(2,432)
Due to affiliate		(1,754)

Net cash provided by operating activities	2,375	2,246

INVESTING ACTIVITIES:
Additions to property, plant, and equipment	(4,023)	(5,574)
Proceeds from sale of equipment	13	82
Purchase of device rights		(288)
Changes in restricted cash	(1,239)	(1,534)

Net cash used in investing activities	(5,249)	(7,314)

FINANCING ACTIVITIES
Net proceeds from bond issuance		25,300
Payments to obtain financing	(220)	(2,858)
Proceeds from long term debt	30	1,230
Proceeds from revolving line of credit	7,890	1,750
Capital contributions from stockholders		1,752
Payments on long term debt	(20)	(83)
Payments on revolving line of credit	(8,480)	(1,750)
Distributions to stockholders		(22,500)

Net cash (used) in provided by financing activities	(800)	2,841

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,674)	(2,227)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	21,804	21,497

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,130	$19,270

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized of $4 for the three month period ended March 31, 2005	$10,004	$8,457

Non-cash investing and financing activities:
Capital contribution exchanged for retirement of note paid by affiliate	$—	$6,330

Acquisition of property for payables incurred	$684	$277

See notes to unaudited condensed consolidated financial statements.

JACOBS ENTERTAINMENT, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Dollars in Thousands)

1.     BUSINESS AND ORGANIZATION

        Jacobs Entertainment, Inc. ("JEI", the "Company", "us", "our", or "we") was formed on April 17, 2001, as a Subchapter S Corporation under the Internal Revenue Code of 1986, as amended, to become a geographically diversified gaming and pari-mutuel wagering company with properties in Colorado, Nevada, Louisiana, and Virginia. The Company's sole stockholders, who each own beneficially 50% of each class of JEI's common stock, are Jeffrey P. Jacobs and Richard E. Jacobs and certain of their family trusts (collectively, "Jacobs"). As of March 31, 2006, we own and operate three casinos through Black Hawk Gaming & Development Company, Inc. ("BHWK" or "Black Hawk"), a wholly owned subsidiary. Our casinos include The Lodge Casino at Black Hawk ("The Lodge") and the Gilpin Hotel Casino ("Gilpin"), both in Colorado, and the Gold Dust West Casino ("Gold Dust" or "Gold Dust West") in Nevada. JEI also owns and operates eleven truck plaza video gaming facilities in Louisiana through two wholly owned subsidiaries—Jalou LLC and Jalou II which are collectively referred to as "Jalou", "truck stops" or "truck plazas". We also receive a percentage of gaming revenue from an additional truck plaza video gaming facility. Finally, JEI owns and operates a horse racing track with nine satellite wagering facilities in Virginia through a wholly owned subsidiary, Colonial Holdings, Inc. ("Colonial").

        On March 2, 2005, we acquired three truck plaza video gaming facilities in Louisiana previously owned by Jacobs. The purchase of the three truck plaza video gaming facilities was accounted for as a combination of entities under common control, which is similar to the pooling of interests method of accounting for business combinations. Accordingly, the accompanying condensed consolidated financial statements have been retroactively adjusted to include the operations of the acquired truck plazas from January 1, 2005 through March 31, 2005. See Note 7 below.

        On March 16, 2005, we received a license to own and operate a seventh satellite wagering facility in Martinsville, Virginia. This facility was opened on August 15, 2005. On April 27, 2005, we received a license to own and operate an eighth satellite wagering facility and second location in Chesapeake, Virginia. We opened this facility on October 12, 2005. On May 25, 2005, we received a license to own and operate a ninth satellite wagering facility in Scott County, Virginia. We opened this facility on January 18, 2006.

        On December 16, 2005, we acquired from an unaffiliated party Fuel Stop 36 in Lake Charles, Louisiana for $6.1 million. On December 20, 2005, we acquired from an unaffiliated party the assets of Larose Truck Plaza in Lockport, Louisiana for $6.2 million. The purchases of these two truck plaza video gaming facilities were recorded using the purchase method of accounting. See Note 7 below.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Unaudited Condensed Consolidated Financial Statements—In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair presentation of the financial position of the Company as of March 31, 2006 and December 31, 2005 and the results of its operations and cash flows for the three month periods ended March 31, 2006 and 2005. All significant inter-company transactions and balances have been eliminated in consolidation.

        The accompanying unaudited condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto included in this prospectus for the year ended December 31, 2005. Our significant accounting policies are discussed in detail in Note 2 to those financial statements. The results of interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

        Reclassifications—In the accompanying Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2005, we have changed the classification of changes in restricted cash balances to present such activity as an investing activity. We previously presented such changes as an operating activity. The reclassification resulted in a $1.53 million decrease to investing cash flows and a corresponding increase to operating cash flows from the amounts previously reported. Certain other amounts have been reclassified within the 2005 financial statements to conform to the presentation used in 2006.

3.     IDENTIFIABLE INTANGIBLE ASSETS

	As of March 31, 2006			As of December 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Dollars in Thousands)
Amortizable intangible assets:
Revenue rights	$6,000	$510	$5,490	$6,000	$480	$5,520
Device use rights	4,324	2,231	2,093	4,232	2,018	2,214
Other	100	8	92	100	4	96

Total	$10,424	$2,749	$7,675	$10,332	$2,502	$7,830

	Three months ended March 31, 2006	Three months ended March 31, 2005
	(Dollars in Thousands)
Aggregate amortization expense	$247	$178

Estimated amortization expense for the years ended December 31:
2006 (nine months ended December 31, 2006)	$755
2007	607
2008	564
2009	518
2010	311
Thereafter	4,920

Total	$7,675

4.     SEGMENTS

        At March 31, 2006 and 2005, the Company had four segments representing the geographic regions of its operations. Each segment is managed separately because of the unique characteristics of its revenue stream and customer base.

        The Colorado segment consists of The Lodge and Gilpin casinos. We have aggregated the operations of The Lodge and the Gilpin in our Colorado segment based on similarities in the nature of the properties' businesses, customers and regulatory environment in which each property operates. The Nevada segment consists of the Gold Dust West casino. The Virginia segment consists of Colonial's pari-mutuel operations; including its off-track betting facilities, and the Louisiana operations consist of Jalou's truck plaza/video poker facilities. The accounting policies of the segments are the same as those described in Note 2. The corporate operations represent all other revenues and expenses, and are also presented. The following segment information is presented after elimination of inter-segment transactions.

As of and for the Three Months Ended March 31, 2006
(Dollars in Thousands)

	Colorado	Nevada	Virginia		Louisiana		Total
Revenues
Gaming
Casino	$23,571	$5,872	$		$		$29,443
Truck stop						14,390	14,390
Pari-mutuel				9,064			9,064
Food and beverage	2,601	809		527		1,406	5,343
Convenience store—fuel						13,738	13,738
Convenience store—other						2,196	2,196
Hotel	444	67					511
Other	170	26		313		153	662

Total revenues	26,786	6,774		9,904		31,883	75,347
Promotional allowance	(4,523)	(1,087)				(655)	(6,265)

Net revenues	$22,263	$5,687		$9,904		$31,228	$69,082

Depreciation and amortization	$1,339	$382		$512		$669	2,902

Corporate adjustments and eliminations							90

Consolidated depreciation and amortization							$2,992

Interest Income	$9	$8		$5		$13	35

Corporate adjustments and eliminations							2

Consolidated interest income							$37

Interest expense	$2,800	$794		$152		$691	4,437

Corporate adjustments and eliminations							1,454

Consolidated interest expense							$5,891

Net income (loss)	$2,584	$820		$(311)		$4,969	8,062

Corporate adjustments and eliminations							(2,981)

Consolidated net income							$5,081

EBITDA(1)	$6,714	$1,988		$348		$6,316	15,366

Corporate adjustments and eliminations							(1,439)

Consolidated EBITDA							$13,927

Goodwill	$6,710	$8,836		$—		$17,428	$32,974

Identifiable intangible assets	$—	$—		$—		$7,675	$7,675

Property, plant and equipment, net	$89,190	$9,624		$69,029		$29,841	197,684

Corporate adjustments and eliminations							2,096

Consolidated property, plant and equipment, net							$199,780

Total assets	$108,594	$23,163		$75,282		$65,120	272,159

Corporate adjustments and eliminations							5,982

Consolidated total assets							$278,141

Long-term debt	$82,318	$22,845		$3,915		$26,277	135,355

Corporate adjustments and eliminations							43,995

Consolidated total long-term debt							$179,350

Capital expenditures	$1,981	$367		$826		$591	3,765
Corporate adjustments and eliminations							258

Consolidated total capital expenditures							$4,023

For the Three Months Ended March 31, 2005
(Balance Sheet data as of December 31, 2005)
(Dollars in Thousands)

	Colorado	Nevada	Virginia		Louisiana		Total
Revenues
Gaming
Casino	$22,320	$5,143	$		$		$27,463
Truck stop						7,527	7,527
Pari-mutuel				7,908			7,908
Food and beverage	2,349	889		445		822	4,505
Convenience store—fuel						6,936	6,936
Convenience store—other						1,099	1,099
Hotel	345	71					416
Other	173	37		374		86	670

Total revenues	25,187	6,140		8,727		16,470	56,524
Promotional allowance	(3,919)	(1,137)		—		(406)	(5,462)

Net revenues	$21,268	$5,003		$8,727		$16,064	$51,062

Depreciation and amortization	$1,165	$403		$380		$553	2,501

Corporate adjustments and eliminations							43

Consolidated depreciation and amortization							$2,544

Interest Income	$13	$1		$6		$2	22

Corporate adjustments and eliminations							2

Consolidated interest income							$24

Interest expense	$2,701	$784		$55		$697	4,237

Corporate adjustments and eliminations							1,026

Consolidated interest expense							$5,263

Net income (loss)	$2,656	$207		$(485)		$1,690	4,068

Corporate adjustments and eliminations							(2,970)

Consolidated net income							$1,098

EBITDA(1)	$6,509	$1,393		$(56)		$2,938	10,784

Corporate adjustments and eliminations							(1,903)

Consolidated EBITDA							$8,881

Goodwill	$6,710	$8,836		$—		$17,384	$32,930

Identifiable intangible assets	$—	$—		$—		$7,830	$7,830

Property, plant and equipment, net	$87,173	$11,158		$68,640		$29,832	196,803

Corporate adjustments and eliminations							2,036

Consolidated property, plant and equipment, net							$198,839

Total assets	$110,211	$23,711		$73,453		$65,334	272,709

Corporate adjustments and eliminations							6,044

Consolidated total assets							$278,753

Long-term debt	$82,802	$22,813		$3,940		$26,317	135,872

Corporate adjustments and eliminations							44,035

Consolidated total long-term debt							$179,907

Capital expenditures	$3,665	$689		$278		$793	5,425

Corporate adjustments and eliminations							149

Consolidated total capital expenditures							$5,574

(1)
EBITDA (earnings before interest, income taxes, depreciation and amortization) is presented as supplemental information in the tables above and in the discussion of our operating results. EBITDA can be reconciled directly to our condensed consolidated net income by adding the amounts shown for depreciation, amortization, income taxes and interest to net income. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States of America, such as net income, nor should it be considered as an indicator of our overall financial performance. Our calculation of EBITDA may be different from the calculation used by other companies and comparability may be limited. Management believes that presentation of a non-GAAP financial measure such as EBITDA is useful because it allows investors and management to evaluate and compare our operating results from continuing operations from period to period in a meaningful and consistent manner in addition to standard GAAP financial measures. Management internally evaluates the performance of our properties using EBITDA measures as do most analysts following the gaming industry. EBITDA is also a key component of certain financial covenants in our debt agreements.

5.     COMMITMENTS AND CONTINGENCIES

        In 1996, Colonial entered into a Management and Consulting Agreement, as amended (the "Management Agreement"), with Maryland- Virginia Racing Circuit, Inc. (the "Circuit"), a wholly-owned subsidiary of Magna Entertainment Corp. ("MEC"), which is an affiliate of the Maryland Jockey Club ("MJC"). The Management Agreement provided for management services for Colonial's racetrack and its satellite facilities and created a Virginia-Maryland thoroughbred racing circuit. Under the Management Agreement, MJC agreed to suspend live racing at its racetracks, Laurel Park and Pimlico Race Course, during Colonial's live thoroughbred meets. Parties to the Management Agreement also exchanged simulcast signals for their live thoroughbred meets at no cost to either party. The effect of the exchange of signals is immaterial to the consolidated financial statements of JEI. The Circuit managed Colonial's satellite facilities, as well as the live standardbred and thoroughbred meets and provided certain personnel, at its expense, for the live thoroughbred meet. For its services, the Circuit received a management fee of 1.0% of the first $75 million of the aggregate gross amounts wagered in any calendar year in the Commonwealth of Virginia, excluding certain amounts specified in the Management Agreement ("Handle"), 2.0% of all Handle of $75 million to $125 million per calendar year, 1.5% of all Handle in excess of $125 million, and 3.25% of any Handle for satellite wagering facilities located in the counties of Loudoun, Fairfax, Prince William, and Arlington and the Virginia cities of Manassas, Manassas Park, Fairfax City, Falls Church, and Alexandria. The Management Agreement was to remain in effect until 2036 provided Colonial owned, controlled, or operated its racetrack under its existing licenses. At Colonial's option, Colonial could terminate the Management Agreement any time after 2021 upon payment of a fee equal to 17 times the average management fee paid during the three years immediately preceding such termination. Management fees incurred under the Management Agreement were approximately $0 and $509 during the three month periods ended March 31, 2006 and 2005, respectively.

        On September 30, 2005, Colonial acquired all of the outstanding shares of the Circuit. See Note 8 for discussion of this transaction.

        Colonial has entered into an agreement with a totalisator company which provides wagering services and designs, programs, and manufactures totalisator systems for the Company's pari-mutuel wagering applications. The basic terms of the agreement state that the totalisator company shall provide totalisator services to Colonial for all wagering held at Colonial's facilities through 2004 at a rate of .365% of the gross amounts wagered. On March 16, 2005, Colonial entered into an amendment with the totalisator company to extend the term of the agreement to 2012, to provide replacement equipment for existing equipment, and to increase the rate to .385% of handle up to $270,000 in handle. Handle above $270,000 will be charged a rate of .345%. The amendment also provides for minimum charge per calendar year of $330. Totalisator fees incurred under this agreement was approximately $179 and $149 for the three month periods ended March 31, 2006 and 2005, respectively.

        Colonial has entered into agreements with a company which provides broadcasting and simulcasting equipment and services. The agreements for live racing services at the horse racing track,

and equipment leases at two of the satellite wagering facilities were extended during 2002 until December 31, 2007. Effective November 6, 2002, Colonial acquired certain equipment located at the horse racing track previously leased under these agreements. Total expense incurred for totalisator and broadcasting and simulcasting equipment was approximately $222 and $187 for the three month periods ended March 31, 2006 and 2005, respectively.

        Colonial leases automobiles, building space, and certain equipment under operating leases expiring at various dates. Total rental expense under these non-cancelable leases was approximately $119 and $102 for the three month periods ended March 31, 2006 and 2005, respectively.

        Black Hawk leases land and warehouse space for the Gold Dust in Reno, Nevada as well as automobiles, and other property and equipment under operating leases expiring at various dates. Total rental expense under these non-cancelable leases was approximately $97 and $91 for the three month periods ended March 31, 2006 and 2005 respectively.

        The Company is involved in routine litigation arising in the ordinary course of business. These matters are believed by the Company to be covered by appropriate insurance policies.

6.     RELATED PARTY TRANSACTIONS

        In order to assist Black Hawk in its efforts to research, develop, perform due diligence on and possibly acquire new gaming opportunities, Black Hawk entered into an agreement with Premier One Development Company effective October 1, 1997. On May 9, 2000, Premier merged into Jacobs Investments Management Co. Inc. ("Management"), 82% of which is owned by Jeffrey P. Jacobs and the remaining 18% of which is owned in equal portions by two former directors of Colonial Holdings. The agreement was renewed on January 2, 2003 for a period of nine years, at $450 per year, payable on January 15 of each year. Black Hawk paid $450 in January 2006 and 2005 for each respective year's services by Management.

        The Company provides monthly management and accounting services to truck stops owned by an affiliate. In addition, the affiliates purchase repair parts from the Company. Total charges to affiliates for management services and repair part purchases totaled $199, and $141 for the three months ended March 31, 2006 and 2005, respectively. Accounts receivables due from affiliate totaled $317 and $286 as of March 31, 2006 and December 31, 2005, respectively.

        As part of the acquisition agreement for the Breaux Bridge, Eunice, and Jefferson locations (see Note 7), the affiliated party seller provided development capital to the Company. Amounts payable to this affiliated party totaled $386 as of March 31, 2006 and December 31, 2005.

        JEI is the obligor on notes to Jacobs totaling $9,000, with interest only payable semi-annually at 12% per annum, and the principal amount due and payable on January 31, 2010. These notes were issued in connection with the acquisition of certain Louisiana truck plazas on February 22, 2002. JEI is also the obligor on $10,489 of notes issued to the seller in connection with the acquisition of additional truck plazas from an unaffiliated party. These notes were acquired from the seller by Jacobs on February 13, 2003, for $7,000. Interest payable to related parties was $222 and $723 as of March 31, 2006 and December 31, 2005, respectively.

7.     SALE OF DEBT AND RECENT ACQUISITION ACTIVITY

        On March 2, 2005, we completed the issuance of $23,000 of additional notes subject to the same terms and conditions as our existing senior secured notes which carry a coupon of 11 7/8% due 2009, with interest payable each February 1, and August 1. The notes were issued at 10% above their principal amount resulting in a premium of $2,300, which is being amortized using the effective interest method over the remaining life of the notes. We used $22,500 of the proceeds from the sale of the notes to fund the acquisition of a 100% interest in three truck plaza video gaming facilities in

Louisiana known as Breaux Bridge, Eunice and Jefferson Parish, all of which were owned by an affiliate of Jacobs. The balance of the proceeds was used to pay for the offering costs of the additional notes. Due to the related party nature of the transaction (and under the terms of our indenture) we obtained a fairness opinion from an investment banking firm that the acquisition of the three video poker truck plazas was fair from a financial point of view.

        The acquisition of the three truck plaza facilities was accounted for as a combination of entities under common control, and as such is reflected for accounting and financial reporting purposes similar to a pooling of interests. Therefore, the acquisitions have been recorded at the related party's historical cash cost in the assets transferred. Accordingly, the accompanying consolidated financial statements have been retroactively restated from January 1, 2005 through March 31, 2005 to include the operations of the acquired truck plazas. See Note 1 above.

        A distribution of $22,500 was recorded on the acquisition date as the assets of the entities acquired have been retroactively accounted for in JEI's financial statements. Therefore a net distribution of $12,380 (the $22,500 distribution reduced by the $10,121 of net assets acquired) results from the transaction.

        The following table summarizes the net assets acquired and liabilities assumed as of March 2, 2005, for the transaction occurring on that date.

	Breaux Bridge	Eunice	Jefferson	Total
	(Dollars in Thousands)
Current assets	$402	$285	$309	$996
Property and equipment—net	3,089	2,461		5,550
Construction in progress			2,545	2,545
Other assets	14	20	331	365
Identifiable intangible assets	463	329	390	1,182

Total assets acquired	3,968	3,095	3,575	10,638

Current liabilities	217	184	22	423
Long term liabilities			94	94

Total liabilities assumed	217	184	116	517

Net assets acquired	$3,751	$2,911	$3,459	$10,121

        On September 12, 2005, we entered into an agreement with Dakota/Blackhawk, LLC, an unaffiliated Colorado limited liability company ("Dakota"), granting us the option to purchase 2.2 acres of undeveloped land (approximately one acre of which is located within the Black Hawk Gaming District) directly across the street from The Lodge.

        Under the terms of the option agreement, we have the exclusive right to purchase the property for $13,000. The option has an initial term of one year, with a right in our favor to extend the option for an additional one year period upon the payment of a nonrefundable extension fee of $500. The option agreement provides for an initial option fee of $500. Fifty percent of the initial option fee and fifty percent of the extension fee are to be applied to the purchase price if the property is purchased.

        If the real estate purchase contract is closed, the purchase price must be paid as follows: (i) 50% of the purchase price minus the option fee credit, in cash or immediately available funds at closing; and (ii) our four year promissory note in the amount of 50% of the purchase price.

        On November 2, 2005, we entered into a definitive Asset Purchase Agreement through a newly formed wholly owned subsidiary, Jacobs Piñon Plaza Entertainment, Inc. with Capital City Entertainment, Inc. ("CCI"), a non affiliated party, under which we agreed to acquire all of the assets of the Best Western Piñon Plaza Resort ("Piñon Plaza"), a division of CCI. The assets to be purchased include all of the personal property, buildings and improvements used by Piñon Plaza in the operation of its casino, hotel, bowling alley and RV park in Carson City, Nevada. The purchase price for the assets is $14,500. Upon entering into the agreement, we deposited $500 into escrow which will be allocable to the purchase price. Under the agreement, the Company has until June 30, 2006 to close the transaction. If the transaction is not closed by June 30, 2006, the Company may extend the closing deadline to September 30, 2006 for a non-refundable $250 payment to the seller which is not applicable to the purchase price. If the transaction is not closed by September 30, 2006, the $500 deposit will be forfeited and paid to the seller. No further recourse will be available to the seller.

        Contemporaneously, we entered into a triple net ground lease covering land underlying the assets which will begin upon closing of the Asset Purchase Agreement discussed above. The lessor is a family trust affiliated with CCI. The lease has a ten year term with two ten year extensions at the option of JEI. Rentals under the lease are $250 per year for years one through five, $300 per year for years six through ten, and a rate based on an appraisal performed by a Member of the Appraisal Institute ("MAI") of the property during the first and second extension terms.

        JEI has the right to purchase the leased land at an MAI appraised value at the end of the first ten year term. It also has a right of first refusal should the lessor seek to sell the leased land to a third party. Consummation of the Asset Purchase Agreement and entry into the land lease are subject to several customary conditions, particularly including approval of the Nevada State Gaming Control Board and the Nevada Gaming Commission. Nevada gaming approvals could take several months.

        On December 16, 2005, we acquired from an unaffiliated party Fuel Stop 36 in Lake Charles, Louisiana for $6.1 million and on December 20, 2005, we acquired from an unaffiliated party Larose Truck Plaza in Lockport, Louisiana for $6.2 million. The following table summarizes the assets acquired and the liabilities assumed and recorded as of the acquisition dates.

	Fuel Stop 36	Larose	Total
	(Dollars in Thousands)
Current assets	$176	$122	$298
Property and equipment—net	2,748	2,729	5,477
Goodwill	2,860	3,297	6,157
Identifiable intangible assets	278	71	349

Total assets acquired	6,062	6,219	12,281

Total liabilities assumed		16	16

Net assets acquired	$6,062	$6,203	$12,265

        Goodwill resulting from the Larose and Fuel Stop 36 transactions is attributable to anticipated future cash flows associated with the acquired entities.

        Assuming the transactions had occurred as of January 1, 2005, combined unaudited pro forma revenue and net income would have been as follows.

Three Months Ended March 31, 2005
(Dollars in Thousands)
Net revenues	$55,483
Costs and expenses	53,880

Net income	$1,603

8.     TERMINATION OF CONTRACT

        On September 30, 2005, Colonial completed a transaction with MEC under which Colonial acquired all of the outstanding shares of the Circuit for a purchase price of $10 million. The sale was subject to the approval of the Virginia Racing Commission which was granted on September 28, 2005. Under the terms of the purchase agreement, Colonial paid $7 million in cash at closing of the transaction and issued a one-year $3 million note bearing interest at the prime rate plus 1% (8.75% at March 31, 2006). The note is guaranteed by JEI. The stock acquisition has been characterized as a termination of a contract because the primary asset owned by the Circuit was a Management Agreement with Colonial. Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities prescribes expensing of the costs associated with the termination of a contract. As such, $10.4 million, which is the $10 million purchase price plus $0.4 million in legal and professional fees associated with this transaction, had been expensed in 2005. As part of the transaction, Colonial paid off an existing promissory note to MJC in the amount of $73, plus accrued interest. Colonial was required to pay the Circuit's prorated 2005 management fees currently of $1,787. As of March 31, 2006, all 2005 fees have been paid. Also under the purchase agreement, a Maryland-Virginia thoroughbred racing circuit will continue for ten years with live thoroughbred racing in Maryland concluding on the latter of the Monday following the running of the Belmont Stakes Race or June 17 of each year and beginning at Colonial Downs thereafter. No live thoroughbred racing will resume in Maryland before August 1 each year under the agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        Jacobs Entertainment, Inc.'s Amended Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of Jacobs Entertainment shall not be liable to Jacobs Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to Jacobs Entertainment or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of Jacobs Entertainment and its stockholders (through stockholders' derivative suits on behalf of Jacobs Entertainment) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Jacobs Entertainment or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Jacobs Entertainment Bylaws (the "Bylaws") provide that Jacobs Entertainment shall indemnify its officers, directors, employees and Agents to the extent permitted by the General Corporation Law of Delaware.

        We have in force and effect policies insuring our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

Item 21. Exhibits and Financial statement Schedules

  (a)
  Exhibits

Exhibit No.	Description
3.1(1)	Certificate of Incorporation of Gameco, Inc.
3.2(1)	By-Laws of Gameco, Inc.
3.3(1)	Articles of Incorporation of Black Hawk Gaming & Development Company, Inc.
3.4(1)	Bylaws of Black Hawk Gaming & Development Company, Inc.
3.5(1)	Articles of Incorporation of Gold Dust West Casino, Inc.
3.6(1)	Code of By-laws of Gold Dust West Casino, Inc.
3.7(1)	Articles of Organization of Black Hawk/Jacobs Entertainment, LLC.
3.8(1)	Operating Agreement of Black Hawk/Jacobs Entertainment, LLC.
3.9(1)	Joint Venture Agreement of Gilpin Hotel Venture.

3.10(1)	Articles of Incorporation of Gilpin Ventures, Inc.
3.11(1)	By-Laws of Gilpin Ventures, Inc.
3.12(1)	Articles of Incorporation of Jalou II Inc.
3.13(1)	By-Laws of Jalou II Inc.
3.14(1)	Articles of Incorporation of Winner's Choice Casino, Inc.
3.15(1)	By-Laws of Winner's Choice Casino, Inc.
3.16(1)	Articles of Organization of Diversified Opportunities Group Ltd.
3.17(1)	Articles of Organization of Jalou L.L.C.
3.18(1)	Articles of Organization of Houma Truck Plaza & Casino, L.L.C.
3.19(1)	Articles of Organization of Jalou-Cash's L.L.C.
3.20(1)	Articles of Incorporation of JACE, Inc.
3.21(1)	Articles of Organization of Lucky Magnolia Truck Stop and Casino, L.L.C.
3.22(1)	Articles of Organization of Bayou Vista Truck Plaza and Casino, L.L.C.
3.23(1)	Articles of Organization of Raceland Truck Plaza and Casino, L.L.C.
3.24(1)	Articles of Incorporation of JACE, Inc. (duplicate of Exhibit 3.20).
3.25(2)	Certificate of Amendment of Certificate of Incorporation of Gameco, Inc.
3.26(2)	Amended and Restated Certificate of Limited Partnership of Colonial Downs, L.P.
3.27(2)	Limited Partnership Agreement of Colonial Downs, L.P.
3.28(2)	Amended and Restated Articles of Incorporation of Colonial Downs Holdings, Inc.
3.29(2)	Amendment to Articles of Incorporation of Colonial Downs Holdings, Inc.
3.30(2)	Bylaws of Colonial Downs Holdings, Inc.
3.31(2)	Articles of Incorporation of Stansley Racing Corp.
3.32(2)	Articles of Amendment to the Articles of Incorporation of Stansley Racing Corp.
3.33(2)	Bylaws of Stansley Racing Corp.
3.34(2)	Amended and Restated Operating Agreement of Diversified Opportunities Group Ltd.
3.35(2)	Amendment to the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC.
3.36(2)	Amendment to the Certificate of Incorporation of Gameco, Inc.
3.37(4)	Articles of Organization of Jalou Breaux Bridge, LLC.
3.38(4)	Articles of Organization of Jalou Eunice, LLC.
3.39(4)	Articles of Organization of Jalou of Jefferson, LLC.
3.40(5)	Certificate of Amendment of Certificate of Incorporation of Jacobs Entertainment, Inc.
3.41(5)	Articles of Incorporation of Jacobs Piñon Plaza Entertainment, Inc.
3.41A(5)	Bylaws of Jacobs Piñon Plaza Entertainment, Inc.

3.42(5)	Articles of Incorporation of Fuel Stop 36, Inc.
3.43(5)	Articles of Organization of Jalou of Larose, LLC.
3.44(9)	Articles of Incorporation of Jacobs Elko Entertainment, Inc.
3.45(9)	Bylaws of Jacobs Elko Entertainment, Inc.
3.46(9)	Articles of Organization of Jacobs Dakota Works, LLC.
3.47(9)	Operating Agreement of Jacobs Dakota Works, LLC.
3.48(9)	Articles of Organization of Jalou Diamond L.L.C.
3.49(9)	Limited Liability Company Agreement of Jalou Diamond L.L.C.
3.50(9)	Articles of Organization of Jalou Magic L.L.C.
3.51(9)	Limited Liability Company Agreement of Jalou Magic L.L.C.
3.52(9)	Articles of Organization of Jalou of Vinton-Bingo, LLC.
3.53(9)	Limited Liability Company Agreement of Jalou of Vinton-Bingo, LLC.
3.54(9)	Articles of Organization of Jalou of Vinton, LLC.
3.55(9)	Limited Liability Company Agreement of Jalou of Vinton, LLC.
3.56(9)	Articles of Organization of Jalou of St. Helena, LLC.
3.57(9)	Limited Liability Company Agreement of Jalou of St. Helena, LLC.
3.58(9)	Restated and Amended Articles of Incorporation of Jacobs Piñon Plaza Entertainment, Inc.
3.59(9)	Articles of Organization of Jalou of St. Martin, L.L.C.
3.60(9)	Limited Liability Company Agreement of Jalou of St. Martin, L.L.C.
3.61(9)	Limited Liability Company Agreement of Jalou L.L.C.
3.62(9)	Operating Agreement of Houma Truck Plaza Stop and Casino, L.L.C.
3.63(9)	Limited Liability Company Agreement of Jalou-Cash's L.L.C.
3.64(9)	Limited Liability Company Agreement of Lucky Magnolia Truck Stop and Casino, L.L.C.
3.65(9)	Limited Liability Company Agreement of Bayou Vista Truck Plaza and Casino, L.L.C.
3.66(9)	Limited Liability Company Agreement of Raceland Truck Plaza and Casino, L.L.C.
3.67(9)	Limited Liability Company Agreement of Jalou Breaux Bridge, LLC.
3.68(9)	Limited Liability Company Agreement of Jalou of Eunice, LLC.
3.69(9)	Limited Liability Company Agreement of Jalou of Jefferson, LLC.
3.70(9)	Limited Liability Company Agreement of Jalou of Larose, LLC.
3.71(9)	Articles of Organization of Colonial Downs, LLC.
3.72(9)	Operating Agreement of Colonial Downs, LLC.
3.73(9)	Articles of Organization of JRJ Properties, LLC.

3.74(9)	Limited Liability Company Agreement of JRJ Properties, LLC.
3.75(9)	Articles of Organization of Virginia Concessions, L.L.C.
3.76(9)	Amended and Restated Operating Agreement of Virginia Concessions, L.L.C.
3.77A(9)	Articles of Incorporation of Old Dominion Racing Association, Inc.
3.77B(9)	Articles of Amendment to the Articles of Incorporation of Old Dominion Racing Association, Inc.
3.77C(9)	Articles of Amendment to the Articles of Incorporation of Old Dominion Jockey Club, Inc.
3.77D(9)	Articles of Amendment to the Articles of Incorporation of Maryland-Virginia Racing Circuit, Inc.
4.1(8)	Trust Indenture Agreement by and between Jacobs Entertainment, Inc. and Wells Fargo Bank, as Trustee, dated June 16, 2006.
4.2(8)
Registration Rights Agreement by and between Jacobs Entertainment, Inc. and Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., Libra Securities, LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets, a Division of McDonald Investments Inc., as the initial purchasers, dated June 16, 2006.
4.3(9)	Pledge Agreement dated as of June 16, 2006 by and among Jacobs Entertainment, Inc., Black Hawk Gaming & Development Company, Inc. and Credit Suisse, Cayman Islands Branch.
4.4(9)	Guarantee Agreement dated as of June 16, 2006, by and among Jacobs Entertainment, Inc., certain of the subsidiaries of Jacobs Entertainment, Inc. and Credit Suisse, Cayman Islands Branch.
4.5(9)
Security Agreement dated as of June 16, 2006, made by Jacobs Entertainment, Inc. and each of the guarantors listed on the signature pages or from time to time a party by execution of a joinder agreement, as pledgors, assignors and debtors in favor of Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the Secured Parties pursuant to the Credit Agreement.
4.6(9)	Contribution Agreement dated June 16, 2006, by and among Jacobs Entertainment, Inc. and affiliates of Jacobs Entertainment, Inc.
4.7(9)
Custodian Agreement dated as of June 16, 2006, by and between Dunham Trust Company, 1 East Liberty Street, Sixth Floor, Reno, NV 89504, as custodian, Credit Suisse, Cayman Islands Branch as Collateral Agent under the Credit Agreement, Jacobs Entertainment, Inc., as the Borrower under the Credit Agreement and Blackhawk Gaming & Development Company, Inc.
4.8(9)	Form of Jacobs Entertainment, Inc. 9.75% Rule 144A Global Note due 2014.
4.9(9)	Form of Jacobs Entertainment, Inc. 9.75% Regulation S Global Note due 2014.
4.10(9)	Form of Jacobs Entertainment, Inc. 9.75% IAI Global Note due 2014.
4.11(9)	Intercompany Note dated as of June 16, 2006 by and among Jacobs Entertainment, Inc., and Credit Suisse, Cayman Islands Branch.

4.12(9)	Purchase Agreement dated June 9, 2006 by and among Jacobs Entertainment, Inc. and Credit Suisse Securities (USA) LLC, on behalf of the purchasers of the $210,000,000 9.75% Senior Notes.
4.13(9)	Pledge Agreement dated June 16, 2006 by and among Jacobs Entertainment, Inc., Black Hawk Gaming & Development Company, Inc. and Canadian Imperial Bank of Commerce, acting through its New York Agency.
5.1(9)	Opinion of Baker & Hostetler LLP.
5.2(9)	Opinion of Brett Sulzer, LLC.
10.1(3)	Deed of Lease dated May 8, 2003 between Haynes Chippenham Plaza, LLC and Colonial Downs, L.P.
10.2(5)	Asset Purchase Agreement dated November 2, 2005 among Capital City Entertainment, Inc. and Jacobs Piñon Plaza Entertainment, Inc.
10.3(9)	Piñon Plaza Ground Lease dated June 26, 2006 by and between Clark G. Russell and Jean M. Russell, Trustees of The Clark and Jean Russell Family Trust and Jacobs Entertainment, Inc.
10.4(6)	Triple Net Lease dated November 14, 2005 among Route 225 Investments, LLC and Jacobs Entertainment, Inc.
10.5(7)	Ground Lease and Option Purchase Agreement dated September 12, 2005 between Dakota/Blackhawk, LLC and Jacobs Entertainment, Inc.
10.6(7)	Thoroughbred Horseman's Agreement dated January 1, 2005 between Colonial Downs, L.P., Stansley Racing Corp. and The Virginia Horsemen's Benevolent and Protective Association, Inc.
10.7(7)
Shopping Center Lease dated February 28, 2005 between Jay F. Wilks, Trustee under Indenture dated December 20, 1976 by and between Herbert Cashvan and Marvin Simon, as Settlors, and Jay F. Wilks as Trustee, and Colonial Downs, L.P.
10.8(9)	Standardbred Horsemen's Contract effective March 1, 2006 among Colonial Downs L.P., Stansley Racing Corp. and The Virginia Harness Horse Association.
10.9(9)	Membership Interests Purchase Agreement dated May 16, 2006 by and between Gameco Holdings, Inc. and Jacobs Entertainment, Inc.
10.10A(9)
Asset Purchase Agreement dated May 17, 2006 between Feliciana Ventures, Inc., Forest Gold Truck Plaza and Casino, L.L.C., St. Helena Express & Casino, L.L.C., Seabuckle Gaming, Inc., Janice M. Penn and Minnie L. Hughes, as Sellers, Claude M. Penn, Jr., and Gameco Holdings, Inc., as Purchaser. (Assigned as to St. Helena to Jacobs Entertainment, Inc.)
10.10B(9)
First Amendment to Asset Purchase Agreement dated July 12, 2006 between Feliciana Ventures, Inc., Forest Gold Truck Plaza and Casino, L.L.C., St. Helena Express & Casino, L.L.C., Seabuckle Gaming, Inc., Janice M. Penn and Minnie L. Hughes, as Sellers, Claude M. Penn, Jr., and Gameco Holdings, Inc. as Purchaser. (Assigned as to St. Helena to Jacobs Entertainment, Inc.)

10.11(8)
Credit Agreement by and between Jacobs Entertainment, Inc., Credit Suisse Securities (USA) LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Bookrunners, and CIBC World Markets Corp., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender, and CIT Lending Services Corporation, as Documentation Agent, and Credit Suisse, Cayman Islands Branch, as Issuing Bank, Administrative Agent and Collateral Agent, dated June 16, 2006.
10.12(9)	Consulting Agreement dated January 1, 2006 and amended June 16, 2006, by and among Jacobs Entertainment, Inc. and Jacobs Investments Management Co., Inc.
10.13(9)	Fourth Amendment to Option Purchase Agreement dated May 15, 2006 between Dakota/Blackhawk, LLC and Jacobs Entertainment, Inc.
10.14(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Nautica Phase 2 Limited Partnership.
10.15(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Jacobs Lot D, Inc.
10.16(9)	Option Agreement Dated April 18, 2006 between Jacobs Entertainment, Inc. and Flats Development, Inc.
10.17(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Sycamore & Main, Inc.
10.18(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Nautica Peninsula Land Limited Partnership.
10.19(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Sugar Warehouse Limited Partnership.
10.20(9)	Lease and Option to Purchase Agreement dated June 21, 2006 by and between Curray Corporation, Texas Pelican, LLC and Jalou of Vinton, LLC.
10.21(9)	Amendment to Thoroughbred Horsemen's Agreements, dated May 11, 2006, by and between Colonial Downs, L.P. and The Virginia Horsemen's Benevolent and Protective Association, Inc.
10.22(9)	Amendment to Standardbred Horsemen's Agreements, dated May 26, 2006, by and between Colonial Downs, L.P. and The Virginia Harness Horse Association.
12.1(9)	Computation of Earnings to Fixed Charges.
21.1(9)	Subsidiaries of Jacobs Entertainment, Inc.
23.1(9)	Consent of Deloitte & Touche LLP for Jacobs Entertainment, Inc.
23.2(9)	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.3(9)	Consent of Brett Sulzer, LLC (included in Exhibit 5.5).
24.1	Powers of Attorney (included on signature pages).
25.1(9)	Statement of Eligibility of Trustee on Form T-1.
99.1(9)	Letter of Transmittal for Exchange Offer.
99.2(9)	Notice of Guaranteed Delivery of Notes.

99.3(9)	Letter to Beneficial Owners by Record Holder.
99.4(9)	Letter to DTC Participants.

(1)
Incorporated hereby by reference from our registration statement on Form S-4 (SEC Registration No. 333-88242) filed on May 14, 2002.

(2)
Incorporated hereby by reference from Amendment No. 1 of our registration statement on Form S-4 (SEC Registration No. 333-88242) filed on August 8, 2002.

(3)
Incorporated hereby by reference from our Form 10-K filed on March 29, 2004.

(4)
Incorporated hereby by reference from our Form 10-K filed March 28, 2005.

(5)
Incorporated by reference from our Form 10-Q filed November 14, 2005.

(6)
Incorporated hereby by reference from our Report on Form 8-K filed on November 15, 2005.

(7)
Incorporated hereby by reference from our Form 10-K filed March 28, 2006.

(8)
Incorporated hereby by reference from our Form 8-K Filed June 22, 2006.

(9)
Filed herewith.

(b)
Financial statement schedules are omitted because of the absence of conditions under which they are required or because the required information is provided in the consolidated financial statements or notes thereto.

(c)
Not applicable.

Item 22. Undertakings

        The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrants hereby undertake:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, on the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JACOBS ENTERTAINMENT, INC.
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs Chairman of the Board, Chief Executive Officer and President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board, Chief Executive Officer, President, Treasurer, Secretary (Principal Jeffrey P. Jacobs Executive Officer)	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark	President of Casino Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2006
/s/ RICHARD E. JACOBS Richard E. Jacobs	Director	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs Chief Executive Officer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chief Executive Officer, Chairman of the Board and Sole Director (Principal Executive Officer)	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark	President (Principal Financial and Accounting Officer)	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

GOLD DUST WEST CASINO, INC.
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs Chairman of the Board and President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board, President and Director (Principal Executive Officer)	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

BLACK HAWK/JACOBS ENTERTAINMENT, LLC
By:	Black Hawk Gaming & Development Company Inc., its Manager
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Policy Board Member (Principal Executive Officer)	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark	Policy Board Member (Principal Financial and Accounting Officer)	July 27, 2006
/s/ STANLEY POLITANO Stanley Politano	Policy Board Member	July 27, 2006
/s/ DAVID C. GRUNENWALD David C. Grunenwald	Policy Board Member	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

GILPIN HOTEL VENTURE
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STEPHEN R. ROARK Stephen R. Roark	President (Principal Executive, Financial and Accounting Officer)	July 27, 2006
BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.	Joint Venturer	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs
GILPIN VENTURES, INC.	Joint Venturer	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

GILPIN VENTURES, INC.
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STEPHEN R. ROARK Stephen R. Roark	President and Director (Principal Executive, Financial and Accounting Officer)	July 27, 2006
/s/ STANLEY POLITANO Stanley Politano	Director	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU II INC.
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STEPHEN R. ROARK Stephen R. Roark	President and Director (Principal Executive Officer, Principal Financial and Accounting Officer)	July 27, 2006
/s/ STAN GUIDROZ Stan Guidroz	Executive Vice-President	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board and Director	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

WINNER'S CHOICE CASINO, INC.
By:	/s/ STAN GUIDROZ
Stan Guidroz President, Treasurer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President, Treasurer and Director (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary and Executive Vice-President (Principal Financial and Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board and Director	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President of Jacobs Entertainment, Inc.

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
JACOBS ENTERTAINMENT, INC.	Manager	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU L.L.C.
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STEPHEN R. ROARK Stephen R. Roark	President and Manager (Principal Executive Officer, Principal Financial and Accounting Officer)	July 27, 2006
/s/ STAN GUIDROZ Stan Guidroz	Executive Vice-President and Manager	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

HOUMA TRUCK PLAZA & CASINO, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary, Treasurer and Executive Vice-President and Manager (Principal Financial Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU—CASH'S L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary, Treasurer and Executive Vice-President and Manager (Principal Financial Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JACE, INC.
By:	/s/ STAN GUIDROZ
Stan Guidroz President, Treasurer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President, Treasurer and Director (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary and Executive Vice-President (Principal Financial and Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board and Director	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary, Treasurer and Executive Vice-President and Manager (Principal Financial and Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary, Treasurer, Executive Vice-President and Manager (Principal Financial and Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

RACELAND TRUCK PLAZA AND CASINO, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager (Principal Executive Officer)	July 27, 2006
/s/ REID M. SMITH Reid M. Smith	Secretary, Treasurer, Executive Vice-President and Manager (Principal Financial and Accounting Officer)	July 27, 2006
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

COLONIAL HOLDINGS, INC.
By:	/s/ IAN M. STEWART
Ian M. Stewart President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chief Executive Officer and Sole Director (Principal Executive Officer)	July 27, 2006
/s/ IAN M. STEWART Ian M. Stewart	President (Principal Financial and Accounting Officer)	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

COLONIAL DOWNS, L.P.
By:	Stansley Racing Corp. Its: General Partner
By:	/s/ IAN M. STEWART
Ian M. Stewart President and Chief Operating Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
STANSLEY RACING CORP.	General Partner	July 27, 2006
/s/ IAN M. STEWART Ian M. Stewart, President and Chief Operating Officer
COLONIAL HOLDINGS, INC.	Limited Partner	July 27, 2006
/s/ IAN M. STEWART Ian M. Stewart, President

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

STANSLEY RACING CORP.
By:	/s/ IAN M. STEWART
Ian M. Stewart President and Chief Operating Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman of the Board, Chief Executive Officer and Sole Director (Principal Executive Officer)	July 27, 2006
/s/ IAN M. STEWART Ian M. Stewart	President and Chief Operating Officer (Principal Financial and Accounting Officer)	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

COLONIAL DOWNS, L.L.C.
By:	/s/ IAN M. STEWART
Ian M. Stewart Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ IAN M. STEWART Ian M. Stewart	Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JRJ PROPERTIES, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU BREAUX BRIDGE, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU EUNICE, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF JEFFERSON, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

FUEL STOP 36, INC.
By:	/s/ STAN GUIDROZ
Stan Guidroz President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF LAROSE, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF ST. MARTIN, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU DIAMOND, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU MAGIC, L.L.C.
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF VINTON, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF VINTON-BINGO, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JALOU OF ST. HELENA, LLC
By:	/s/ STAN GUIDROZ
Stan Guidroz President and Manager

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ STAN GUIDROZ Stan Guidroz	President and Manager	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	President	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JACOBS ELKO ENTERTAINMENT, INC.
By:	/s/ JEFFREY P. JACOBS
Jeffrey P. Jacobs President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	President	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

JACOBS DAKOTA WORKS, LLC
By:	/s/ STEPHEN R. ROARK
Stephen R. Roark President of Jacobs Entertainment, Inc.

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
JACOBS ENTERTAINMENT, INC.	Manager	July 27, 2006
/s/ STEPHEN R. ROARK Stephen R. Roark	President of Jacobs Entertainment, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

VIRGINIA CONCESSIONS, L.L.C.
By:	/s/ IAN M. STEWART
Ian M. Stewart Vice President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ IAN M. STEWART Ian M. Stewart	Vice President	July 27, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 27th day of July, 2006.

MARYLAND-VIRGINIA RACING CIRCUIT, INC.
By:	/s/ IAN M. STEWART
Ian M. Stewart President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Jacobs and Stephen R. Roark or either one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ IAN M. STEWART Ian M. Stewart	President	July 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1(1)	Certificate of Incorporation of Gameco, Inc.
3.2(1)	By-Laws of Gameco, Inc.
3.3(1)	Articles of Incorporation of Black Hawk Gaming & Development Company, Inc.
3.4(1)	Bylaws of Black Hawk Gaming & Development Company, Inc.
3.5(1)	Articles of Incorporation of Gold Dust West Casino, Inc.
3.6(1)	Code of By-laws of Gold Dust West Casino, Inc.
3.7(1)	Articles of Organization of Black Hawk/Jacobs Entertainment, LLC.
3.8(1)	Operating Agreement of Black Hawk/Jacobs Entertainment, LLC.
3.9(1)	Joint Venture Agreement of Gilpin Hotel Venture.
3.10(1)	Articles of Incorporation of Gilpin Ventures, Inc.
3.11(1)	By-Laws of Gilpin Ventures, Inc.
3.12(1)	Articles of Incorporation of Jalou II Inc.
3.13(1)	By-Laws of Jalou II Inc.
3.14(1)	Articles of Incorporation of Winner's Choice Casino, Inc.
3.15(1)	By-Laws of Winner's Choice Casino, Inc.
3.16(1)	Articles of Organization of Diversified Opportunities Group Ltd.
3.17(1)	Articles of Organization of Jalou L.L.C.
3.18(1)	Articles of Organization of Houma Truck Plaza & Casino, L.L.C.
3.19(1)	Articles of Organization of Jalou-Cash's L.L.C.
3.20(1)	Articles of Incorporation of JACE, Inc.
3.21(1)	Articles of Organization of Lucky Magnolia Truck Stop and Casino, L.L.C.
3.22(1)	Articles of Organization of Bayou Vista Truck Plaza and Casino, L.L.C.
3.23(1)	Articles of Organization of Raceland Truck Plaza and Casino, L.L.C.
3.24(1)	Articles of Incorporation of JACE, Inc. (duplicate of Exhibit 3.20).
3.25(2)	Certificate of Amendment of Certificate of Incorporation of Gameco, Inc.
3.26(2)	Amended and Restated Certificate of Limited Partnership of Colonial Downs, L.P.
3.27(2)	Limited Partnership Agreement of Colonial Downs, L.P.
3.28(2)	Amended and Restated Articles of Incorporation of Colonial Downs Holdings, Inc.
3.29(2)	Amendment to Articles of Incorporation of Colonial Downs Holdings, Inc.
3.30(2)	Bylaws of Colonial Downs Holdings, Inc.
3.31(2)	Articles of Incorporation of Stansley Racing Corp.
3.32(2)	Articles of Amendment to the Articles of Incorporation of Stansley Racing Corp.

3.33(2)	Bylaws of Stansley Racing Corp.
3.34(2)	Amended and Restated Operating Agreement of Diversified Opportunities Group Ltd.
3.35(2)	Amendment to the Operating Agreement of Black Hawk/Jacobs Entertainment, LLC.
3.36(2)	Amendment to the Certificate of Incorporation of Gameco, Inc.
3.37(4)	Articles of Organization of Jalou Breaux Bridge, LLC.
3.38(4)	Articles of Organization of Jalou Eunice, LLC.
3.39(4)	Articles of Organization of Jalou of Jefferson, LLC.
3.40(5)	Certificate of Amendment of Certificate of Incorporation of Jacobs Entertainment, Inc.
3.41(5)	Articles of Incorporation of Jacobs Piñon Plaza Entertainment, Inc.
3.41A(5)	Bylaws of Jacobs Piñon Plaza Entertainment, Inc.
3.42(5)	Articles of Incorporation of Fuel Stop 36, Inc.
3.43(5)	Articles of Organization of Jalou of Larose, LLC.
3.44(9)	Articles of Incorporation of Jacobs Elko Entertainment, Inc.
3.45(9)	Bylaws of Jacobs Elko Entertainment, Inc.
3.46(9)	Articles of Organization of Jacobs Dakota Works, LLC.
3.47(9)	Operating Agreement of Jacobs Dakota Works, LLC.
3.48(9)	Articles of Organization of Jalou Diamond L.L.C.
3.49(9)	Limited Liability Company Agreement of Jalou Diamond L.L.C.
3.50(9)	Articles of Organization of Jalou Magic L.L.C.
3.51(9)	Limited Liability Company Agreement of Jalou Magic L.L.C.
3.52(9)	Articles of Organization of Jalou of Vinton-Bingo, LLC.
3.53(9)	Limited Liability Company Agreement of Jalou of Vinton-Bingo, LLC.
3.54(9)	Articles of Organization of Jalou of Vinton, LLC.
3.55(9)	Limited Liability Company Agreement of Jalou of Vinton, LLC.
3.56(9)	Articles of Organization of Jalou of St. Helena, LLC.
3.57(9)	Limited Liability Company Agreement of Jalou of St. Helena, LLC.
3.58(9)	Restated and Amended Articles of Incorporation of Jacobs Piñon Plaza Entertainment, Inc.
3.59(9)	Articles of Organization of Jalou of St. Martin, L.L.C.
3.60(9)	Limited Liability Company Agreement of Jalou of St. Martin, L.L.C.
3.61(9)	Limited Liability Company Agreement of Jalou L.L.C.
3.62(9)	Operating Agreement of Houma Truck Plaza Stop and Casino, L.L.C.
3.63(9)	Limited Liability Company Agreement of Jalou-Cash's L.L.C.

3.64(9)	Limited Liability Company Agreement of Lucky Magnolia Truck Stop and Casino, L.L.C.
3.65(9)	Limited Liability Company Agreement of Bayou Vista Truck Plaza and Casino, L.L.C.
3.66(9)	Limited Liability Company Agreement of Raceland Truck Plaza and Casino, L.L.C.
3.67(9)	Limited Liability Company Agreement of Jalou Breaux Bridge, LLC.
3.68(9)	Limited Liability Company Agreement of Jalou of Eunice, LLC.
3.69(9)	Limited Liability Company Agreement of Jalou of Jefferson, LLC.
3.70(9)	Limited Liability Company Agreement of Jalou of Larose, LLC.
3.71(9)	Articles of Organization of Colonial Downs, LLC.
3.72(9)	Operating Agreement of Colonial Downs, LLC.
3.73(9)	Articles of Organization of JRJ Properties, LLC.
3.74(9)	Limited Liability Company Agreement of JRJ Properties, LLC.
3.75(9)	Articles of Organization of Virginia Concessions, L.L.C.
3.76(9)	Amended and Restated Operating Agreement of Virginia Concessions, L.L.C.
3.77A(9)	Articles of Incorporation of Old Dominion Racing Association, Inc.
3.77B(9)	Articles of Amendment to the Articles of Incorporation of Old Dominion Racing Association, Inc.
3.77C(9)	Articles of Amendment to the Articles of Incorporation of Old Dominion Jockey Club, Inc.
3.77D(9)	Articles of Amendment to the Articles of Incorporation of Maryland-Virginia Racing Circuit, Inc.
4.1(8)	Trust Indenture Agreement by and between Jacobs Entertainment, Inc. and Wells Fargo Bank, as Trustee, dated June 16, 2006.
4.2(8)
Registration Rights Agreement by and between Jacobs Entertainment, Inc. and Credit Suisse Securities (USA) LLC, CIBC World Markets Corp., Libra Securities, LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets, a Division of McDonald Investments Inc., as the initial purchasers, dated June 16, 2006.
4.3(9)	Pledge Agreement dated as of June 16, 2006 by and among Jacobs Entertainment, Inc., Black Hawk Gaming & Development Company, Inc. and Credit Suisse, Cayman Islands Branch.
4.4(9)	Guarantee Agreement dated as of June 16, 2006, by and among Jacobs Entertainment, Inc., certain of the subsidiaries of Jacobs Entertainment, Inc. and Credit Suisse, Cayman Islands Branch.
4.5(9)
Security Agreement dated as of June 16, 2006, made by Jacobs Entertainment, Inc. and each of the guarantors listed on the signature pages or from time to time a party by execution of a joinder agreement, as pledgors, assignors and debtors in favor of Credit Suisse, Cayman Islands Branch, in its capacity as collateral agent for the Secured Parties pursuant to the Credit Agreement.

4.6(9)	Contribution Agreement dated June 16, 2006, by and among Jacobs Entertainment, Inc. and affiliates of Jacobs Entertainment, Inc.
4.7(9)
Custodian Agreement dated as of June 16, 2006, by and between Dunham Trust Company, 1 East Liberty Street, Sixth Floor, Reno, NV 89504, as custodian, Credit Suisse, Cayman Islands Branch as Collateral Agent under the Credit Agreement, Jacobs Entertainment, Inc., as the Borrower under the Credit Agreement and Blackhawk Gaming & Development Company, Inc.
4.8(9)	Form of Jacobs Entertainment, Inc. 9.75% Rule 144A Global Note due 2014.
4.9(9)	Form of Jacobs Entertainment, Inc. 9.75% Regulation S Global Note due 2014.
4.10(9)	Form of Jacobs Entertainment, Inc. 9.75% IAI Global Note due 2014.
4.11(9)	Intercompany Note dated as of June 16, 2006 by and among Jacobs Entertainment, Inc., and Credit Suisse, Cayman Islands Branch.
4.12(9)	Purchase Agreement dated June 9, 2006 by and among Jacobs Entertainment, Inc. and Credit Suisse Securities (USA) LLC, on behalf of the purchasers of the $210,000,000 9.75% Senior Notes.
4.13(9)	Pledge Agreement dated June 16, 2006 by and among Jacobs Entertainment, Inc., Black Hawk Gaming & Development Company, Inc. and Canadian Imperial Bank of Commerce, acting through its New York Agency.
5.1(9)	Opinion of Baker & Hostetler LLP.
5.2(9)	Opinion of Brett Sulzer, LLC.
10.1(3)	Deed of Lease dated May 8, 2003 between Haynes Chippenham Plaza, LLC and Colonial Downs, L.P.
10.2(5)	Asset Purchase Agreement dated November 2, 2005 among Capital City Entertainment, Inc. and Jacobs Piñon Plaza Entertainment, Inc.
10.3(9)	Piñon Plaza Ground Lease dated June 26, 2006 by and between Clark G. Russell and Jean M. Russell, Trustees of The Clark and Jean Russell Family Trust and Jacobs Entertainment, Inc.
10.4(6)	Triple Net Lease dated November 14, 2005 among Route 225 Investments, LLC and Jacobs Entertainment, Inc.
10.5(7)	Ground Lease and Option Purchase Agreement dated September 12, 2005 between Dakota/Blackhawk, LLC and Jacobs Entertainment, Inc.
10.6(7)	Thoroughbred Horseman's Agreement dated January 1, 2005 between Colonial Downs, L.P., Stansley Racing Corp. and The Virginia Horsemen's Benevolent and Protective Association, Inc.
10.7(7)
Shopping Center Lease dated February 28, 2005 between Jay F. Wilks, Trustee under Indenture dated December 20, 1976 by and between Herbert Cashvan and Marvin Simon, as Settlors, and Jay F. Wilks as Trustee, and Colonial Downs, L.P.
10.8(9)	Standardbred Horsemen's Contract effective March 1, 2006 among Colonial Downs L.P., Stansley Racing Corp. and The Virginia Harness Horse Association.
10.9(9)	Membership Interests Purchase Agreement dated May 16, 2006 by and between Gameco Holdings, Inc. and Jacobs Entertainment, Inc.

10.10A(9)
Asset Purchase Agreement dated May 17, 2006 between Feliciana Ventures, Inc., Forest Gold Truck Plaza and Casino, L.L.C., St. Helena Express & Casino, L.L.C., Seabuckle Gaming, Inc., Janice M. Penn and Minnie L. Hughes, as Sellers, Claude M. Penn, Jr., and Gameco Holdings, Inc., as Purchaser. (Assigned as to St. Helena to Jacobs Entertainment, Inc.)
10.10B(9)
First Amendment to Asset Purchase Agreement dated July 12, 2006 between Feliciana Ventures, Inc., Forest Gold Truck Plaza and Casino, L.L.C., St. Helena Express & Casino, L.L.C., Seabuckle Gaming, Inc., Janice M. Penn and Minnie L. Hughes, as Sellers, Claude M. Penn, Jr., and Gameco Holdings, Inc. as Purchaser. (Assigned as to St. Helena to Jacobs Entertainment, Inc.)
10.11(8)
Credit Agreement by and between Jacobs Entertainment, Inc., Credit Suisse Securities (USA) LLC and CIBC World Markets Corp., as Joint Lead Arrangers and Joint Bookrunners, and CIBC World Markets Corp., as Syndication Agent, and Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender, and CIT Lending Services Corporation, as Documentation Agent, and Credit Suisse, Cayman Islands Branch, as Issuing Bank, Administrative Agent and Collateral Agent, dated June 16, 2006.
10.12(9)	Consulting Agreement dated January 1, 2006 and amended June 16, 2006, by and among Jacobs Entertainment, Inc. and Jacobs Investments Management Co., Inc.
10.13(9)	Fourth Amendment to Option Purchase Agreement dated May 15, 2006 between Dakota/Blackhawk, LLC and Jacobs Entertainment, Inc.
10.14(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Nautica Phase 2 Limited Partnership.
10.15(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Jacobs Lot D, Inc.
10.16(9)	Option Agreement Dated April 18, 2006 between Jacobs Entertainment, Inc. and Flats Development, Inc.
10.17(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Sycamore & Main, Inc.
10.18(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Nautica Peninsula Land Limited Partnership.
10.19(9)	Option Agreement dated July 11, 2006 between Jacobs Entertainment, Inc. and Sugar Warehouse Limited Partnership.
10.20(9)	Lease and Option to Purchase Agreement dated June 21, 2006 by and between Curray Corporation, Texas Pelican, LLC and Jalou of Vinton, LLC.
10.21(9)	Amendment to Thoroughbred Horsemen's Agreements, dated May 11, 2006, by and between Colonial Downs, L.P. and The Virginia Horsemen's Benevolent and Protective Association, Inc.
10.22(9)	Amendment to Standardbred Horsemen's Agreements, dated May 26, 2006, by and between Colonial Downs, L.P. and The Virginia Harness Horse Association.
12.1(9)	Computation of Earnings to Fixed Charges.
21.1(9)	Subsidiaries of Jacobs Entertainment, Inc.

23.1(9)	Consent of Deloitte & Touche LLP for Jacobs Entertainment, Inc.
23.2(9)	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
23.3(9)	Consent of Brett Sulzer, LLC (included in Exhibit 5.5).
24.1	Powers of Attorney (included on signature pages).
25.1(9)	Statement of Eligibility of Trustee on Form T-1.
99.1(9)	Letter of Transmittal for Exchange Offer.
99.2(9)	Notice of Guaranteed Delivery of Notes.
99.3(9)	Letter to Beneficial Owners by Record Holder.
99.4(9)	Letter to DTC Participants.

(1)
Incorporated hereby by reference from our registration statement on Form S-4 (SEC Registration No. 333-88242) filed on May 14, 2002.

(2)
Incorporated hereby by reference from Amendment No. 1 of our registration statement on Form S-4 (SEC Registration No. 333-88242) filed on August 8, 2002.

(3)
Incorporated hereby by reference from our Form 10-K filed on March 29, 2004.

(4)
Incorporated hereby by reference from our Form 10-K filed March 28, 2005.

(5)
Incorporated by reference from our Form 10-Q filed November 14, 2005.

(6)
Incorporated hereby by reference from our Report on Form 8-K filed on November 15, 2005.

(7)
Incorporated hereby by reference from our Form 10-K filed March 28, 2006.

(8)
Incorporated hereby by reference from our Form 8-K Filed June 22, 2006.

(9)
Filed herewith.